     As filed with the Securities and Exchange Commission on March 6, 2001
                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                               Ashford.com, Inc.
             (Exact name of Registrant as specified in its charter)

                                --------------

         Delaware                    5944                   76-0617905
     (State or other          (Primary standard          (I.R.S. employer
       jurisdiction               industrial            identification no.)
   of incorporation or        classification code
      organization)                 number)

                                --------------

                        3800 Buffalo Speedway, Suite 400
                              Houston, Texas 77098
                                 (713) 369-1300
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                --------------

                              Kenneth E. Kurtzman
                        3800 Buffalo Speedway, Suite 400
                              Houston, Texas 77098
                                 (713) 369-1300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------

                                   Copies to:

      Anthony M. Allen, Esq.              Brian D. Wenger, Esq.
     Catherine L. Dawson, Esq.            Nancy C. Aiken, Esq.
       Billy J. Murphy, Esq.             Brett D. Anderson, Esq.
     Gunderson Dettmer Stough           James R. Sankovitz, Esq.
            Villeneuve                   Briggs and Morgan, P.A.
     Franklin & Hachigian, LLP               2400 IDS Center
    2700 Via Fortuna, Suite 300          80 South Eighth Street
        Austin, Texas 78746           Minneapolis, Minnesota 55402
          (512) 732-8400                     (612) 334-8400

                                --------------

   Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective time of the merger described in this Registration Statement.
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE

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                                                           Proposed           Proposed
         Title of Each Class            Amount to Be   Maximum Offering   Maximum Aggregate      Amount of
    of Securities to Be Registered     Registered (1) Price Per Share (2)  Offering Price   Registration Fee (3)
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per
 share................................   8,724,600          $0.6719         $5,862,058.74          $2.59

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(1) The estimated maximum number of shares of Ashford.com, Inc. common stock issuable to stockholders of Guild.com, Inc. in connection with the merger of Ashford-Guild Art Corporation with and into Guild.com, Inc.
(2) Calculated based upon the average of the high and low prices for one share of Ashford.com, Inc. common stock reported on the Nasdaq National Market as of March 2, 2001.
(3) Computed pursuant to Rule 457(f)(2) and Section 6(b) under the Securities Act based upon one-third of the par value of the Guild.com, Inc. securities to be received by Ashford.com, Inc. in the transaction.

                                --------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
   The information in this prospectus may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
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                               [ASHFORD.COM LOGO]

         , 2001

To the stockholders of Ashford.com, Inc.:

   Ashford and Guild.com, Inc. have entered into a merger agreement that provides for the merger of Guild and a wholly owned subsidiary of Ashford. As a result of the merger, Guild will become a wholly owned subsidiary of Ashford and Ashford stockholders will continue to own their existing shares of Ashford common stock. Based upon the assumptions described in the accompanying joint proxy statement/prospectus, if the merger is completed and Guild's restated certificate of incorporation is amended:

  . each outstanding share of Guild Series A preferred stock will be exchanged for approximately 0.02903 of a share of Ashford common stock;

  . each outstanding share of Guild Series B preferred stock will be exchanged for approximately 0.17807 of a share of Ashford common stock;

  . each outstanding share of Guild Series C-1 preferred stock will be exchanged for approximately 0.36739 of a share of Ashford common stock;

  . each outstanding share of Guild Series D preferred stock will be exchanged for approximately 0.48968 of a share of Ashford common stock; and

  . each outstanding share of Guild common stock will be canceled without payment of consideration.

   Based upon the foregoing exchange ratios, we estimate that Guild
stockholders will hold, in the aggregate, approximately     % of the issued and
outstanding shares of Ashford common stock following the merger. The outstanding options to purchase Guild common stock will be assumed by Ashford following the merger. In the aggregate, these options will be converted into options to purchase 1,583,200 shares of Ashford common stock.

   Ashford's common stock is quoted on the Nasdaq National Market under the
symbol "ASFD." On March    , 2001, the closing price for Ashford common stock
reported on the Nasdaq National Market was $     per share. On March    , 2001,
Ashford had            shares of common stock outstanding.

   After careful consideration, the board of directors of Ashford has determined that the merger is in the best interests of Ashford stockholders, and the board of directors of Ashford unanimously recommends voting FOR approval and adoption of the merger and the merger agreement.

   This document provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully. In particular, please see the section entitled "Risk Factors" on page 17 of this document for a discussion of risks associated with the merger. The merger cannot be completed unless the merger and the merger agreement are approved and adopted by:

  . holders of a majority of the outstanding shares of Guild common stock and preferred stock, voting together as a single class;

  . holders of a majority of the outstanding shares of Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock, voting together as a single class; and

  .  holders of a majority of the outstanding shares of Ashford common stock.

   Both Ashford and Guild will hold special meetings of their stockholders to vote on the merger and the merger agreement. The date, time and place of Ashford's special meeting are as follows:

                                       , 2001
                               10:00 a.m. local time
                                 Renaissance Hotel
                         Greenway II Room, Concourse Level
                               6 Greenway Plaza East
                              Houston, Texas 77046

   Whether or not you plan to attend Ashford's special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. YOUR VOTE IS VERY IMPORTANT.

                              Kenneth E. Kurtzman
                       Chief Executive Officer and Director
                                 Ashford.com, Inc.

   Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Ashford common stock to be issued in the merger or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

   This joint proxy statement/prospectus is dated          , 2001, and was
first mailed to stockholders on or about          , 2001.

                                [GUILD.COM LOGO]
     , 2001

To the stockholders of Guild.com, Inc.:

   Guild and Ashford.com, Inc. have entered into a merger agreement that provides for the merger of Guild and a wholly owned subsidiary of Ashford. As a result of the merger, Guild will become a wholly owned subsidiary of Ashford. Based upon the assumptions described in the accompanying joint proxy statement/prospectus, if the merger is completed and Guild's restated certificate of incorporation is amended:

  . each outstanding share of Guild Series A preferred stock will be exchanged for approximately 0.02903 of a share of Ashford common stock;

  . each outstanding share of Guild Series B preferred stock will be exchanged for approximately 0.17807 of a share of Ashford common stock;

  . each outstanding share of Guild Series C-1 preferred stock will be exchanged for approximately 0.36739 of a share of Ashford common stock;

  . each outstanding share of Guild Series D preferred stock will be exchanged for approximately 0.48968 of a share of Ashford common stock; and

  . each outstanding share of Guild common stock will be canceled without payment of consideration.

   Based upon the foregoing exchange ratios, which Guild considers to be the most likely to apply, we estimate that Guild stockholders will hold, in the
aggregate, approximately     % of the issued and outstanding shares of Ashford
common stock following the merger. The outstanding options to purchase Guild common stock will be assumed by Ashford following the merger. In the aggregate, these options will be converted into options to purchase 1,583,200 shares of Ashford common stock.

   Ashford's common stock is quoted on the Nasdaq National Market under the
symbol "ASFD." On March    , 2001, the closing price for Ashford common stock
reported on the Nasdaq National Market was $     per share. On March    , 2001,
Ashford had           shares of common stock outstanding.

   After careful consideration, the board of directors of Guild has determined that the merger is in the best interests of Guild stockholders, and the board of directors of Guild unanimously recommends voting FOR approval and adoption of the merger and the merger agreement.

   This document provides you with detailed information about the proposed merger and the proposed amendment to Guild's restated certificate of incorporation. We encourage you to read this entire document carefully. In particular, please see the section entitled "Risk Factors" on page 17 of this document for a discussion of risks associated with the merger. The merger cannot be completed unless the merger and the merger agreement are approved and adopted by:

  . holders of a majority of the outstanding shares of Guild common stock and preferred stock, voting together as a single class;

  . holders of a majority of the outstanding shares of Guild Series B preferred stock , Series C-1 preferred stock and Series D preferred stock, voting together as a single class; and

  .  holders of a majority of the outstanding shares of Ashford common stock.

   In addition to approval and adoption of the merger and the merger agreement, the board of directors of Guild requests your approval of the amendment to Guild's restated certificate of incorporation, but the completion of the merger is not conditioned on your approval of this amendment. The amendment to the certificate of incorporation will require the affirmative vote of:

  . holders of a majority of the outstanding shares of Guild common stock and preferred stock, voting together as a single class; and

  . holders of a majority of the outstanding shares of Guild Series A preferred stock, Series B preferred stock, Series C-1 preferred stock, and Series D preferred stock, each voting as a separate series and not as a single class.

   Both Ashford and Guild will hold special meetings of their stockholders to vote on the merger and the merger agreement. As noted above, Guild stockholders will also vote on an amendment to Guild's restated certificate of incorporation. The date, time and place of Guild's special meeting are as follows:

                                        , 2001
                             10:00 a.m. local time
                         931 East Main Street, Suite 3
                            Madison, Wisconsin 53703

   Whether or not you plan to attend Guild's special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. YOUR VOTE IS VERY IMPORTANT.

                                  Gordon Mayer
                             President and Director
                                  Guild.com, Inc.

   Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Ashford common stock to be issued in the merger or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

   This joint proxy statement/prospectus is dated          , 2001, and was
first mailed to stockholders on or about          , 2001.

                      REFERENCES TO ADDITIONAL INFORMATION

   This joint proxy statement/prospectus incorporates important business and financial information about Ashford from documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from Ashford at the following address and telephone number:

                               Ashford.com, Inc.
                               3800 Buffalo Speedway, Suite 400
                               Houston, Texas 77098
                               Attention: Legal Department
                               Telephone: (713) 369-1300

   If you would like to request documents, please do so by           , 2001 in
order to receive them before the special meetings.

   See "Where You Can Find More Information" on page 84.

                              [ASHFORD.COM LOGO]

                               ASHFORD.COM, INC.
                       3800 Buffalo Speedway, Suite 400
                             Houston, Texas 77098

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON              , 2001

   A special meeting of stockholders of Ashford.com, Inc., a Delaware
corporation, will be held on           , 2001 at 10:00 a.m., local time, at
Renaissance Hotel, Greenway II Room, Concourse Level, 6 Greenway Plaza East, Houston, Texas 77046, to consider and vote upon a proposal to approve and adopt the merger and the merger agreement, dated as of January 3, 2001, among Ashford, Ashford-Guild Art Corporation, a Delaware corporation and a wholly owned subsidiary of Ashford, and Guild.com, Inc., a Delaware corporation. Under the merger agreement, Ashford-Guild Art Corporation will be merged with and into Guild, with Guild being the surviving corporation and a wholly owned subsidiary of Ashford.

   We will transact such other business as may properly come before the Ashford special meeting or any adjournment or postponement of the meeting.

   The close of business on           , 2001 has been fixed as the record date
for the determination of stockholders entitled to notice of, and to vote at, the Ashford special meeting or any adjournment or postponement of the meeting. Only holders of record of Ashford common stock at the close of business on the record date may vote at the Ashford special meeting.

   We cannot complete the merger unless the merger and the merger agreement are approved and adopted by:

  . the holders of a majority of the outstanding shares of Ashford common stock;

  . the holders of a majority of the outstanding shares of Guild common stock and preferred stock, voting together as a single class; and

  . the holders of a majority of the outstanding shares of the Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock, voting together as a single class.

   All holders of Ashford common stock are cordially invited to attend the Ashford special meeting in person. However, to ensure your representation at the Ashford special meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. YOUR VOTE IS VERY IMPORTANT.

                                        By Order of the Ashford Board of
                                         Directors,

                                        ---------------------------------------
                                        Ryan Maierson
                                        Secretary

Houston, Texas
       , 2001

                               [GUILD.COM LOGO]

                                GUILD.COM, INC.
                         931 East Main Street, Suite 3
                           Madison, Wisconsin 53703

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON               , 2001

   A special meeting of stockholders of Guild.com, Inc., a Delaware
corporation, will be held on           , 2001 at 10:00 a.m., local time, at
931 East Main Street, Suite 3, Madison, Wisconsin 53703, (1) to consider and vote upon a proposal to approve and adopt the merger and the merger agreement, dated as of January 3, 2001, among Ashford.com, Inc., a Delaware corporation, Ashford-Guild Art Corporation, a Delaware corporation and a wholly owned subsidiary of Ashford, and Guild, and (2) to consider and vote upon an amendment to Guild's restated certificate of incorporation that would allow Guild Series A preferred stockholders to receive consideration in the merger, with a corresponding reduction in the consideration payable to the holders of the other series of Guild preferred stock. Under the merger agreement, Ashford-Guild Art Corporation will be merged with and into Guild, with Guild being the surviving corporation and a wholly owned subsidiary of Ashford.

   We will transact such other business as may properly come before the Guild special meeting or any adjournment or postponement of the meeting.

   The close of business on              , 2001 has been fixed as the record
date for the determination of stockholders entitled to notice of, and to vote at, the Guild special meeting or any adjournment or postponement of the meeting. Only holders of record of Guild common stock and preferred stock at the close of business on the record date may vote at the Guild special meeting.

   We cannot complete the merger unless the merger and the merger agreement are approved and adopted by:

  . the holders of a majority of the outstanding shares of Guild common stock and preferred stock, voting together as a single class;

  . the holders of a majority of the outstanding shares of the Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock, voting together as a single class; and

  . the holders of a majority of the outstanding shares of Ashford common stock.

   Approval of the amendment to Guild's restated certificate of incorporation will require the affirmative vote of:

  . the holders of a majority of the outstanding shares of Guild common stock and preferred stock, voting together as a single class; and

  . the holders of a majority of the outstanding shares of Guild Series A preferred stock, Series B preferred stock, Series C-1 preferred stock, and Series D preferred stock, each voting as a separate series and not as a single class.

   Holders of Guild capital stock who properly comply with certain statutory requirements are entitled to an appraisal of their shares under Delaware law. All holders of Guild common stock and preferred stock are cordially invited to attend the Guild special meeting in person. However, to ensure your representation at the Guild special meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. YOUR VOTE IS VERY IMPORTANT.

                                        By Order of the Guild Board of
                                         Directors,

                                        ---------------------------------------
                                        Gordon Mayer
                                        President

Madison, Wisconsin
       , 2001

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE ASHFORD/GUILD MERGER......................   1
SUMMARY...................................................................   4
SELECTED CONSOLIDATED FINANCIAL DATA OF ASHFORD.COM, INC..................  11
SELECTED FINANCIAL DATA OF GUILD.COM, INC.................................  12
SELECTED ASHFORD.COM, INC. AND GUILD.COM, INC. UNAUDITED PRO FORMA
 CONSOLIDATED FINANCIAL DATA..............................................  13
MARKET PRICE INFORMATION..................................................  14
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS................  16
RISK FACTORS..............................................................  17
  Risks Related to the Merger.............................................  17
  Risks Related to the Business of Each of Ashford and Guild..............  20
  Risks Related Solely to Ashford.........................................  27
  Risks Related Solely to Guild...........................................  30
THE ASHFORD SPECIAL MEETING...............................................  31
  General.................................................................  31
  Purpose of Special Meeting..............................................  31
  Ashford Board of Directors' Recommendation..............................  31
  Record Date and Voting..................................................  31
  Voting and Revocation of Proxies........................................  32
THE GUILD SPECIAL MEETING.................................................  33
  General.................................................................  33
  Purpose of Special Meeting..............................................  33
  Guild Board of Directors' Recommendation................................  33
  Record Date and Voting..................................................  33
  Voting and Revocation of Proxies........................................  34
THE MERGER................................................................  36
  Background of the Merger................................................  36
  Joint Reasons for the Merger............................................  39
  Recommendation of the Board of Directors of Ashford; Ashford's Reasons
   for the Merger.........................................................  39
  Recommendation of the Board of Directors of Guild; Guild's Reasons for
   the Merger.............................................................  39
  Certain Financial Projections (Unaudited)...............................  40
  Interests of Executive Officers and Directors of Ashford and Guild in
   the Merger.............................................................  40
  Accounting Treatment of the Merger......................................  41
  Material United States Federal Income Tax Considerations................  41
  Appraisal Rights........................................................  43
  Regulatory Approvals....................................................  45
  Nasdaq National Market Quotation........................................  46
  Resales of Ashford Common Stock Issued in Connection with the Merger;
   Affiliate Agreements; Lock-up Agreements...............................  46
  Operations Following the Merger.........................................  46
THE MERGER AGREEMENT......................................................  47
  General.................................................................  47
  Exchange of Shares......................................................  47
  Treatment of Guild Stock Options........................................  48
  Exchange of Stock Certificates..........................................  48
  Appraisal Rights........................................................  49
  Representations and Warranties..........................................  49
  Covenants...............................................................  51
  Related Matters After the Merger........................................  53

  Conditions to Completion of the Merger...................................   53
  Termination; Expenses....................................................   54
  Amendment and Waiver.....................................................   55
OTHER AGREEMENTS...........................................................   56
  Voting Agreements........................................................   56
  Affiliate Agreements.....................................................   56
  Lock-up Agreements.......................................................   56
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA..................   57
  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December
   31, 2000................................................................   58
  Unaudited Pro Forma Condensed Consolidated Statement of Operations for
   the Year Ended March 31, 2000...........................................   59
  Unaudited Pro Forma Condensed Consolidated Statement of Operations for
   the Nine Months
   Ended December 31, 2000.................................................   60
  Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.......   61
AMENDMENT TO GUILD'S RESTATED CERTIFICATE OF INCORPORATION.................   62
  Existing Liquidation Preferences of Guild Preferred Stock................   62
  The Amendment............................................................   63
  Vote Required............................................................   63
DESCRIPTION OF ASHFORD'S BUSINESS..........................................   64
  Overview.................................................................   64
  Recent Developments......................................................   65
DESCRIPTION OF GUILD'S BUSINESS............................................   66
  Overview.................................................................   66
  Sales and Marketing......................................................   66
  Product Selection and Distribution.......................................   66
  Customers................................................................   67
  Competition..............................................................   67
  Facilities...............................................................   68
  Employees................................................................   68
GUILD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS.....................................................   69
  Overview.................................................................   69
  Results of Operations....................................................   69
  Liquidity and Capital Resources..........................................   71
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GUILD..   72
DESCRIPTION OF ASHFORD CAPITAL STOCK.......................................   74
  Common Stock.............................................................   74
  Preferred Stock..........................................................   74
  Registration Rights......................................................   74
  Anti-Takeover Effects of Certain Provisions of Delaware Law and Ashford's
   Certificate of Incorporation and Bylaws.................................   75
  Limitation of Liability and Indemnification Matters......................   76
  Transfer Agent and Registrar.............................................   76
COMPARISON OF STOCKHOLDER RIGHTS...........................................   77
  General..................................................................   77
  Capitalization...........................................................   77
  Voting Rights............................................................   77
  Number of Directors......................................................   77
  Removal of Directors.....................................................   78
  Filling Vacancies on the Board of Directors..............................   78
  Amendments to Certificate of Incorporation...............................   79

  Amendments to Bylaws......................................................  79
  Action by Written Consent.................................................  80
  Notice of Stockholder Actions.............................................  80
  Right to Call Special Meeting of Stockholders.............................  80
  Limitation of Personal Liability of Directors.............................  81
  Dividends.................................................................  81
  Conversion and Redemption.................................................  82
  Preemptive Rights.........................................................  82
  Liquidation...............................................................  82
LEGAL MATTERS...............................................................  83
EXPERTS.....................................................................  83
WHERE YOU CAN FIND MORE INFORMATION.........................................  84
INDEX TO FINANCIAL STATEMENTS............................................... F-1
ANNEX A: MERGER AGREEMENT................................................... A-1
ANNEX B: RESTATED CERTIFICATE OF INCORPORATION OF GUILD.COM, INC. .......... B-1
ANNEX C: CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF
 INCORPORATION OF GUILD.COM, INC. .......................................... C-1
ANNEX D: DELAWARE GENERAL CORPORATION LAW................................... D-1

              QUESTIONS AND ANSWERS ABOUT THE ASHFORD/GUILD MERGER

Q: Why are the companies proposing the merger?

A: We believe that Guild's strengths and capabilities complement Ashford's business and that the merger will enhance the combined company's ability to compete more effectively in the online premium products and luxury goods market.

Q: What will I receive in the merger?

A: Each outstanding share of Guild common stock will be canceled without payment of consideration in the merger. The amount of consideration Guild preferred stockholders will receive in the merger depends upon whether the holders of Guild capital stock approve the amendment to Guild's restated certificate of incorporation. The proposed amendment would allow Guild Series A preferred stockholders to receive consideration in the merger, with a corresponding reduction in the consideration payable to the holders of the other series of Guild preferred stock.

    The exchange ratios described herein assume that the aggregate merger consideration is valued at less than $39.3 million. Based upon the market price of Ashford common stock as of the trading day immediately prior to the date of this joint proxy statement/prospectus, the aggregate merger consideration was valued at approximately $ million. Ashford and Guild believe that the exchange ratios described herein are the most likely to apply; however, for further information regarding the exchange ratios that would apply if the aggregate merger consideration equaled or exceeded $39.3 million, please see "The Merger Agreement--Exchange of Shares."

Q: What will I receive in the merger if Guild's restated certificate of incorporation is amended?

A: If approved, the amendment to Guild's restated certificate of incorporation would allow Guild Series A preferred stockholders to receive consideration in the merger. In this case, each Guild preferred stockholder (other than preferred stockholders who perfect their appraisal rights under Delaware law) would receive:

  . approximately 0.02903 of a share of Ashford common stock for each share of Guild Series A preferred stock owned;

  . approximately 0.17807 of a share of Ashford common stock for each share of Guild Series B preferred stock owned;

  . approximately 0.36739 of a share of Ashford common stock for each share of Guild Series C-1 preferred stock owned; and

  . approximately 0.48968 of a share of Ashford common stock for each share of Guild Series D preferred stock owned.

Q: What will I receive in the merger if Guild's restated certificate of incorporation is not amended?

A: If the amendment is not approved, Guild Series A preferred stockholders would not be eligible to receive consideration in the merger. In this case, each Guild preferred stockholder (other than preferred stockholders who perfect their appraisal rights under Delaware law) would receive:

  . approximately 0.18166 of a share of Ashford common stock for each share of Guild Series B preferred stock owned;

  . approximately 0.37481 of a share of Ashford common stock for each share of Guild Series C-1 preferred stock owned; and

  . approximately 0.49957 of a share of Ashford common stock for each share of Guild Series D preferred stock owned.

Q: Will Ashford issue fractional shares?

A: No. Ashford will not issue fractional shares of common stock. Instead of any fractional shares, Guild stockholders will receive cash based on the average closing market prices of Ashford common stock as quoted on the Nasdaq National Market for the 20 trading days immediately preceding and ending on the last trading day before the effective time of the merger. Ashford common stock is traded on the Nasdaq National Market under the
   symbol "ASFD," and on       , 2001, Ashford common stock closed at $
   per share.

Q: Will the value of the consideration fluctuate before and after the merger?

A: Yes. Because the exchange ratios are fixed but the market price of Ashford common stock is subject to fluctuation, the market value of the shares of Ashford common stock that Guild stockholders will receive in the merger may increase or decrease prior to and following the merger. We urge you to obtain current market quotations for Ashford common stock. The current stockholders of Ashford will continue to own their existing shares of Ashford common stock following the merger.

Q: When will the merger be completed?

A: We are working to complete the merger as quickly as possible. We hope to complete the merger by the end of April 2001.

Q: Should Guild stockholders send in their stock certificates now?

A: No. After we complete the merger, Ashford will send you instructions explaining how to exchange your shares of Guild capital stock for the appropriate number of shares of Ashford stock.

Q: Should Ashford stockholders send in their stock certificates?

A: No. Ashford stockholders will continue to own their shares of Ashford common stock after the merger and should continue to hold their stock certificates.

Q: How do I vote?

A: If you hold Ashford shares or if you hold Guild shares, mail your signed proxy card in the enclosed return envelope as soon as possible. In the case of Ashford's stockholders, if your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted at the special meeting.

Q: How can I change my vote after I have mailed my proxy?

A: You may change your vote by delivering a signed revocation or a subsequently dated, signed proxy card to Ashford's or Guild's corporate secretary, as applicable, before the stockholder meeting, or by attending the stockholder meeting and voting in person.

Q: Are there risks I should consider in deciding whether to vote for the merger?

A: Yes. We have described under the heading "Risk Factors" beginning on page
   17 of this joint proxy statement/prospectus a number of risk factors that you should carefully consider prior to voting.

Q: Will I recognize a gain or loss on the transaction?

A: Guild stockholders should generally not recognize gain or loss for United
   States federal income tax purposes upon receipt of Ashford common stock in the merger, but Guild stockholders should recognize gain or loss with respect to cash received instead of fractional shares. However, if Guild's restated certificate of incorporation is amended, the Internal Revenue Service may assert that holders of the Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock will be deemed to have transferred to the holders of the Series A preferred stock that portion of the Ashford common stock they would have received if Guild's restated certificate of incorporation had not been amended. If the Internal Revenue Service prevailed in such position, holders of Guild Series A preferred stock would recognize ordinary income for United States federal income tax purposes equal to the fair market value of the Ashford common stock they receive in the merger, and the holders of Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock may recognize gain for United States federal income tax purposes with respect to the Ashford common stock they are deemed to have transferred. Guild stockholders are urged to consult their own tax advisor to determine their particular tax consequences.

   For a more complete description of tax consequences of the merger, see the section entitled "Material United States Federal Income Tax Considerations" on page 41.

Q: Am I entitled to appraisal rights?

A: Holders of Ashford common stock are not entitled to appraisal rights in the merger. Holders of Guild common stock and preferred stock are entitled to appraisal rights under Delaware law.

   For a more complete description of your appraisal rights, see the section entitled "Appraisal Rights" on page 43 and "Appraisal Rights" on page 49.

Q: Who can help answer my questions?

A: If you have any questions about the merger or if you need additional copies of this joint proxy statement/prospectus and you are an Ashford stockholder, you should contact:

                               Ashford.com, Inc.
                        3800 Buffalo Speedway, Suite 400
                              Houston, Texas 77098
                         Attention: Investor Relations
                                 (713) 369-1300

  If you have any questions about the merger or if you need additional copies of this joint proxy statement/prospectus and you are a Guild stockholder, you should contact:

                                Guild.com, Inc.
                         931 East Main Street, Suite 3
                            Madison, Wisconsin 53703
                         Attention: Finance Department
                                 (608) 257-2590

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on page
84. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.

   Ashford provided the information in this joint proxy statement/prospectus about Ashford and Guild provided the information in this joint proxy statement/prospectus about Guild.

The Companies (pages 64 and 66)

   Ashford.com is a Delaware corporation initially incorporated as a Texas company in March 1998 under the name NewWatch Corporation. It changed its name to Ashford.com and reincorporated in Delaware in July 1999. Its principal executive offices are located at:

     Ashford.com, Inc.
     3800 Buffalo Speedway, Suite 400
     Houston, Texas 77098
     (713) 369-1300

   Ashford is a Web-based retailer focused on luxury and premium products, including new and vintage watches, clocks, diamonds, jewelry, leather goods, writing instruments, fragrances, sunglasses, ties, scarves and home decor and lifestyle products, altogether offering more than 20,000 products from over 400 leading luxury brands. During the past year and a half Ashford has rapidly expanded its primary product focus from offering only new watches to offering 11 different product categories. Ashford's strategy has been to add complementary products to create a portfolio that combines items purchased frequently, such as leather goods and sunglasses, with higher-priced items purchased less frequently, such as watches and diamonds. In March 2000, Ashford launched its corporate gifts business, which offers an additional 800 luxury products in new categories such as crystal, silver and pewter that are targeted to the corporate market. By combining its expertise in luxury products and its commitment to excellent customer service with the benefits of Internet retailing, Ashford is able to deliver a unique shopping experience to consumers. Ashford believes that its current luxury and premium product offerings are well suited for online commerce given brand recognition, generally high average sales prices and relatively low average distribution and shipping costs.

   Guild.com is a Delaware corporation initially incorporated as a Wisconsin corporation in March 1998 and reincorporated in Delaware in March 1999. Its principal executive offices are located at:

     Guild.com, Inc.
     931 East Main Street, Suite 3
     Madison, Wisconsin 53703
     (608) 257-2590

   Guild maintains a comprehensive online collection of 10,000 original works of art available for retail sale, including contemporary fine art, home furnishings, accessories and fine crafts, created by 1,500 practicing artists. Guild also publishes art-related books for retail and wholesale distribution, including a semi-annual Sourcebook displaying sample artwork for commission by architects and interior designers. Besides offering a wide range of original artwork by current artists, Guild's Web site showcases online special exhibitions curated by artists, gallery owners and collectors, as well as fine art books and collections from more than 50 top art galleries. All artists featured on Guild's Web site are carefully selected and reviewed by a panel of leading art experts to ensure the site's quality and breadth of art.

The Merger and the Merger Agreement (pages 36 and 47)

   Ashford and Guild have entered into a merger agreement that provides for the merger of Guild and a wholly owned subsidiary of Ashford. As a result of the merger, Guild will become a wholly owned subsidiary of Ashford.

   Each outstanding share of Guild common stock will be canceled without payment of consideration in the merger. The amount of consideration Guild preferred stockholders will receive in the merger depends upon whether or not the holders of Guild capital stock approve the amendment to Guild's restated certificate of incorporation.

   If the merger is completed and Guild's restated certificate of incorporation is amended, each Guild preferred stockholder (other than preferred stockholders who perfect their appraisal rights under Delaware law) would receive:

  . approximately 0.02903 of a share of Ashford common stock for each share of Guild Series A preferred stock owned;

  . approximately 0.17807 of a share of Ashford common stock for each share of Guild Series B preferred stock owned;

  . approximately 0.36739 of a share of Ashford common stock for each share of Guild Series C-1 preferred stock owned; and

  . approximately 0.48968 of a share of Ashford common stock for each share of Guild Series D preferred stock owned.

   If the merger is completed and Guild's restated certificate of incorporation is not amended, each Guild preferred stockholder (other than preferred stockholders who perfect their appraisal rights under Delaware law) would receive:

  . approximately 0.18166 of a share of Ashford common stock for each share of Guild Series B preferred stock owned;

  . approximately 0.37481 of a share of Ashford common stock for each share of Guild Series C-1 preferred stock owned; and

  . approximately 0.49957 of a share of Ashford common stock for each share of Guild Series D preferred stock owned.

   The exchange ratios described herein assume that the aggregate merger consideration is valued at less than $39.3 million. Based upon the market price of Ashford common stock as of the trading day immediately prior to the date of this joint proxy statement/prospectus, the aggregate merger consideration was
valued at approximately $       million. Ashford and Guild believe that the
exchange ratios described herein are the most likely to apply; however, for further information regarding the exchange ratios that would apply if the aggregate merger consideration equaled or exceeded $39.3 million, please see "The Merger Agreement--Exchange of Shares."

   The merger agreement is attached to this joint proxy statement/prospectus as Annex A. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

The Ashford Special Meeting (page 31)

   Ashford will hold a special meeting of its stockholders to:

  . approve and adopt the merger and the merger agreement; and

  . transact such other business as may properly come before the Ashford special meeting.

   Pursuant to applicable rules of the Nasdaq National Market, the merger and the merger agreement must be approved and adopted by a majority of the holders of Ashford common stock. The affirmative vote of a majority of the shares of Ashford common stock present in person or represented by proxy at the Ashford special meeting and entitled to vote is required to approve and adopt the issuance of the shares of Ashford common stock in the merger.

   As of January 3, 2001, directors, executive officers and stockholders of Ashford, and their affiliates, who collectively beneficially own approximately 52.5% of the outstanding voting power of Ashford, have agreed to vote their shares in favor of the approval and adoption of the merger and the merger agreement.

The Guild Special Meeting (page 33)

   Guild will hold a special meeting of its stockholders to:

  . approve and adopt the merger and the merger agreement;

  . approve and adopt an amendment to Guild's restated certificate of incorporation; and

  . transact such other business as may properly come before the Guild special meeting.

   Approval and adoption of the merger and the merger agreement will require the affirmative vote of the holders of:

  . a majority of the votes represented by the outstanding shares of Guild common stock and preferred stock, voting together as a single class; and

  . a majority of the votes represented by the outstanding shares of Guild
    Series B preferred stock, Series C-1 preferred stock and Series D preferred stock, voting together as a single class.

   Approval and adoption of the amendment to Guild's restated certificate of incorporation will require the affirmative vote of the holders of:

  . a majority of the outstanding shares of Guild common stock and preferred stock, voting together as a single class; and

  . a majority of the outstanding shares of Guild Series A preferred stock, Series B preferred stock, Series C-1 preferred stock, and Series D preferred stock, each voting as a separate series and not as a single class.

   As of January 3, 2001, directors, executive officers and stockholders of Guild, and their affiliates, who collectively beneficially own approximately 82.7% of Guild's outstanding capital stock, have agreed to vote their shares in favor of the merger and the merger agreement and in favor of the amendment to Guild's restated certificate of incorporation.

   Due to existing voting agreements signed by holders of a majority of the Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock, approval and adoption of the merger and the merger agreement are assured. The affirmative vote of holders of a majority of Guild Series A preferred stock also is required to approve and adopt the amendment to Guild's restated certificate of incorporation. As of the date of this joint proxy statement/prospectus, holders of 25.1% of Guild Series A preferred stock have agreed to vote in favor of the amendment to Guild's restated certificate of incorporation.

Our Recommendations to Stockholders (page 39)

 To Ashford stockholders:

   The Ashford board of directors believes that the terms of the merger and the merger agreement are advisable and fair to, and in the best interests of, Ashford and its stockholders and unanimously recommends that you vote FOR the approval and adoption of the merger and the merger agreement.

 To Guild stockholders:

   The Guild board of directors believes that the terms of the merger and the merger agreement are advisable and fair to, and in the best interests of Guild and its stockholders and unanimously recommends that you vote FOR the approval and adoption of the merger and the merger agreement. The Guild board of directors also has approved the amendment to Guild's restated certificate of incorporation and recommends that you vote FOR such proposal.

   To review the background and reasons for the merger in greater detail, as well as certain risks related to the merger, see pages 36 to 40 and 17 to 19.

What Holders of Guild Stock Options Will Receive (page 48)

   The outstanding options to purchase Guild common stock, whether vested or unvested, will be assumed by Ashford following the merger. In the aggregate, these options will be converted into options to purchase 1,583,200 shares of Ashford common stock. The exact number of shares of Ashford common stock into which each assumed Guild stock option may be converted will be determined at the effective time, but will be approximately 0.28 of a share of Ashford common stock. The exercise price of each converted option will equal the exercise price per share of Guild common stock under the original option, divided by the exchange ratio determined at closing.

Lock-up Agreements (page 56)

   The merger agreement provides that at least 80% of the stockholders and option holders of Guild, on a fully diluted basis, as well as Guild's directors and officers will enter into lock-up agreements with Ashford prior to the completion of the merger. The lock-up agreements provide that for a period of 180 days after the closing of the merger, the former Guild officers, directors, stockholders and option holders will not sell, transfer or otherwise dispose of the shares of Ashford common stock owned or later acquired by such Guild officer, director, stockholder or option holder in the merger or otherwise. It is within the sole discretion of Ashford whether to release any of Guild's former stockholders, option holders, officers, or directors from the lock-up agreement prior to the expiration of the 180-day period.

Conditions to Completion of the Merger (page 53)

   Ashford's and Guild's obligations under the merger agreement are subject to the prior satisfaction or waiver of a number of conditions, including the following:

  . the merger and the merger agreement must be approved and adopted by the requisite vote of Guild's stockholders and Ashford's stockholders;

  . no injunction or order preventing the completion of the merger may be pending;

  . all necessary governmental approvals must be obtained;

  . the representations and warranties of each of Ashford and Guild must be true and correct;

  . the obligations of each of Ashford and Guild must have been performed;

  . no material adverse change in the condition of Guild or Ashford may have occurred;

  . the registration statement on Form S-4 must have been declared effective by the SEC;

  . the shares to be issued in the merger must be listed with the Nasdaq
    National Market;

  . Guild must have received executed voting agreements from certain Ashford stockholders;

  . Ashford must have received executed voting agreements, affiliates agreements and lock-up agreements from certain Guild stockholders, officers, directors and option holders;

  . an opinion from counsel to each of Ashford and Guild that the transaction will be treated as a tax-free reorganization must have been obtained; and

  . an opinion from counsel to each of Ashford and Guild must have been delivered.

Termination of the Merger Agreement (page 54)

   The merger agreement may be terminated before the completion of the merger by our mutual consent or:

  . by either Guild or Ashford if the closing has not occurred, without the fault of the terminating party, on or prior to May 30, 2001;

  . by Ashford, if Guild materially breaches any representation, warranty or obligation under the agreement, and the breach is not cured within a certain period after written notice of the breach;

  . by Guild, if Ashford materially breaches any representation, warranty or obligation under the agreement, and the breach is not cured within a certain period after written notice of the breach;

  . by either Guild or Ashford, if the board of directors of the other party has withdrawn or modified its recommendation of the agreement in a manner adverse to the terminating party, except when the terminating party is at that time in willful breach of the agreement;

  . by either Guild or Ashford, if the other party has not obtained the required stockholder approval within 45 days after the registration statement is sent to stockholders;

  . by Guild, if Ashford fails to call and hold its stockholder meeting to obtain the necessary consent to consummate the merger by May 30, 2001 or commence solicitation of stockholder consents within 10 days after the effectiveness of the registration statement;

  . by Ashford, if Guild fails to call and hold its stockholder meeting to obtain the necessary consent to consummate the merger by May 30, 2001 or commence solicitation of stockholder consents within 10 days after the effectiveness of the registration statement;

  . by either Ashford or Guild, if the other party's Board of Directors has approved or publicly recommended any other takeover proposal; or

  . by either Ashford or Guild if an injunction or other court order prohibiting the merger has become final and nonappealable.

   In the event that either Guild or Ashford terminates the merger agreement due to a failure by its stockholders to approve and adopt the merger and the merger agreement, then the terminating party must pay a fee to the other party equal to $1,000,000; provided, however that if the termination occurs because the party's board of directors has, in accordance with the merger agreement, recommended a superior proposal, then the fee will be equal to $500,000.

No Other Takeover Negotiations Involving Guild (page 51)

   Until the merger is completed or the merger agreement is terminated, Guild has agreed not to take, directly or indirectly, any of the following actions, except to the extent necessary to fulfill its fiduciary obligations to its stockholders:

  . solicit, initiate or encourage any takeover proposals;

  . engage in negotiations concerning or provide non-public information to any person or entity relating to any takeover proposal; or

  . agree to, approve or recommend any takeover proposal.

   Guild has agreed to provide Ashford with detailed information about any takeover proposal it receives.

Interests of Certain Stockholders and Directors of Ashford and Guild in the Merger (page 40)

   When considering the recommendation of the Ashford and Guild boards of directors, you should be aware that some stockholders and directors have interests in the merger that are different from yours. These interests include the following:

  . as of February 28, 2001, Kevin Harvey, a director of Ashford, Bruce
    Dunlevie, a director of Guild, and affiliates of Messrs. Harvey and Dunlevie beneficially owned approximately 23.5% of the outstanding shares of Ashford common stock and approximately 26.1% of the outstanding shares of Guild capital stock;

  . upon closing of the merger, Guild's director and officer indemnification arrangements in place prior to the merger will continue or be assumed by Ashford; and

  . Toni Sikes, chairman of the board of directors of Guild, has an employment agreement with Guild that will remain in effect following the completion of the merger.

Regulatory Approvals (page 45)

   Neither Ashford nor Guild is aware of any material governmental or regulatory approvals required for completion of the merger, other than the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part, listing of the Ashford common stock issuable to the Guild stockholders on the Nasdaq National Market, and compliance with applicable corporate law of Delaware.

Accounting Treatment (page 41)

   Ashford expects the merger to qualify as a purchase under U.S. generally accepted accounting principles, which means that Ashford will treat Guild as a separate entity for periods prior to the closing and, thereafter, as a wholly owned subsidiary of Ashford. Guild's operating results will be included with Ashford's beginning at the closing of the merger.

Material United States Federal Income Tax Considerations (page 41)

   We have structured the merger so that, with the exception of gain or loss upon receipt of cash in lieu of fractional shares, no gain or loss generally would be recognized by Guild stockholders for United States federal income tax purposes on the exchange of shares of Guild capital stock for shares of Ashford common stock. However, if Guild's restated certificate of incorporation is amended, the Internal Revenue Service may assert that for United States federal income tax purposes the holders of the Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock will be deemed to have transferred to the holders of the Guild Series A preferred stock that portion of the Ashford common stock they would have received in the merger if Guild's restated certificate of incorporation had not been amended. If the Internal Revenue Service prevailed in this position, holders of Guild Series A preferred stock would recognize ordinary income equal to the fair market value of the Ashford common stock they receive, and the holders of Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock may recognize gain with respect to the Ashford common stock they are deemed to have transferred.

   Tax matters can be very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Guild Stockholders' Appraisal Rights (pages 43 and 49)

   Any holder of Guild capital stock who does not wish to accept Ashford common stock in the merger has the right under Delaware law to have the fair value of the holder's shares determined by the Delaware Court of Chancery. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, each holder of Guild capital stock seeking appraisal:

  . must send a written demand to Guild for appraisal in compliance with Delaware law before the vote on the merger;

  . must not vote in favor of the merger; and

  . must continuously hold the Guild capital stock, from the date of the holder's written demand for appraisal through the closing of the merger.

   Merely voting against the merger will not protect a holder's appraisal rights. Annex D to the joint proxy statement/prospectus contains a copy of the Delaware statute governing appraisal rights. A holder of Guild capital stock that does not follow all the steps required by Delaware law may lose appraisal rights. In addition to reading Annex D, see "Appraisal Rights" on page 43 and "Appraisal Rights" on page 49.

How the Rights of Guild Stockholders Will Differ as Ashford Stockholders (page
77)

   When Guild stockholders become Ashford stockholders after the merger, their rights will be governed by Ashford's certificate of incorporation and bylaws. Those rights differ from current rights of Guild stockholders under Guild's restated certificate of incorporation and bylaws. In general, preferential rights of the Guild preferred stock will no longer apply and all stockholders will have similar rights as holders of Ashford common stock.

           SELECTED CONSOLIDATED FINANCIAL DATA OF ASHFORD.COM, INC.

   The following information is being provided to assist you in analyzing the financial aspects of the merger. The following selected consolidated financial data should be read in conjunction with Ashford's consolidated financial statements and the accompanying notes. See "Where You Can Find More Information" on page 84.

   The selected financial data as of December 31, 2000 and for the nine month periods ended December 31, 2000 and 1999 has been derived from Ashford's unaudited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus, and include, in the opinion of management, all adjustments necessary to present fairly the results of these periods. The consolidated statement of operations data shown below for the year ended March 31, 2000 and the period from inception (March 6, 1998), through March 31, 1999, and the selected consolidated balance sheet data as of March 31, 2000 and 1999 have been derived from Ashford's audited consolidated financial statements, incorporated by reference in this joint proxy statement/prospectus. Ashford was incorporated in March 1998, and did not commence operations or activities until April 1998.

                                                                 Period from
                               Nine Months Ended                  Inception
                                  December 31,      Year Ended (March 6, 1998)
                               -------------------  March 31,      through
                                 2000       1999       2000    March 31, 1999
                               ---------  --------  ---------- ---------------
                                   (in thousands, except per share data)
Statement of Operations Data:
  Net sales................... $  52,868  $ 28,127   $ 39,931      $ 5,938
  Cost of sales...............    42,863    23,856     33,486        5,110
                               ---------  --------   --------      -------
  Gross profit (1)............    10,005     4,271      6,445          828
Operating expenses:
  Marketing and sales.........    20,894    23,410     33,282        1,013
  General and administrative..    18,316     8,220     14,078        1,019
  Depreciation and
   amortization...............    91,964     5,299     33,817           67
                               ---------  --------   --------      -------
    Total operating expenses..   131,174    36,929     81,177        2,099
                               ---------  --------   --------      -------
Loss from operations..........  (121,169)  (32,658)   (74,732)      (1,271)
Interest income...............     1,547     1,895      2,677           13
Interest expense..............       (58)       (7)        (7)          (6)
                               ---------  --------   --------      -------
Net loss...................... $(119,680) $(30,770)  $(72,062)     $(1,264)
                               =========  ========   ========      =======
Net loss per share, basic and
 diluted...................... $   (2.63) $  (1.45)  $  (2.65)     $ (0.12)
                               =========  ========   ========      =======
Pro forma net loss per share,
 basic and diluted (2)........ $   (2.63) $  (0.97)  $  (2.05)     $ (0.10)
                               =========  ========   ========      =======
Shares used to compute net
 loss per share:
  Basic and diluted...........    45,484    21,275     27,197       10,397
  Pro forma basic and diluted
   (2)........................    45,484    31,762     35,071       13,264

                                                December 31, March 31, March 31,
                                                    2000       2000      1999
                                                ------------ --------- ---------
                                                         (in thousands)
Balance Sheet Data:
  Cash and cash equivalents....................   $12,897    $ 46,474   $  893
  Restricted cash..............................     1,770         120      100
  Working capital..............................    36,937     148,898    2,555
  Total assets.................................    71,975     177,608    5,108
  Total stockholders' equity...................    59,242     171,270    2,808

--------
(1) Includes the reclassification of certain promotional costs from marketing and sales to cost of sales related to the adoption of the Emerging Issues Task Force Issue No. 00-14, "Accounting for Certain Sales Incentives." All periods presented have been reclassified for consistent presentation.
(2) Includes shares associated with the conversion of preferred stock into common stock as if the conversion occurred on April 1, 1998, or at the date of original issuance, if later.

                   SELECTED FINANCIAL DATA OF GUILD.COM, INC.

   The following information is being provided to assist you in analyzing the financial aspects of the merger. The following selected financial data should be read in conjunction with Guild's financial statements, the accompanying notes and "Guild Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this joint proxy statement/prospectus.

   The statement of operations data shown below for the years ended December 31, 2000 and 1999, and the selected balance sheet data as of December 31, 2000 and 1999 have been derived from Guild's audited financial statements appearing elsewhere in this joint proxy statement/prospectus. This data should be read in conjunction with the financial statements, related notes and other financial information included herein.

                                                        Year Ended   Year Ended
                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
                                                            (in thousands)
Statement of Operations Data:
  Revenues:
    Website sales.....................................   $    900     $    216
    Non-website sales.................................      1,147          828
  Cost of goods sold:
    Website sales.....................................         57           49
    Non-website sales.................................        357          400
    Shipping costs....................................        229           66
  Gross profit........................................      1,404          529
  Operating expenses:
    Selling and marketing expense.....................      9,493        5,413
    General and administrative expense................     10,017        5,645
    Depreciation and amortization.....................      1,115          392
  Loss from operations................................    (19,221)     (10,921)
  Other income (expense):
    Investment income.................................        825          475
    Interest expense..................................        (39)         (22)
    Other expense.....................................         --           (2)
  Net loss............................................   $(18,435)    $(10,470)
                                                             December 31,
                                                       -------------------------
                                                           2000         1999
                                                       ------------ ------------
Balance Sheet Data:
  Cash and cash equivalents...........................   $  8,203     $ 12,061
  Short-term investments..............................      3,450        5,907
  Total assets........................................     14,646       21,736
  Total current liabilities...........................      2,818        2,949
  Total stockholders' equity..........................     11,802       18,652
  Total liabilities and stockholders' equity..........     14,646       21,736

            SELECTED ASHFORD.COM, INC. AND GUILD.COM, INC. UNAUDITED
                     PRO FORMA CONSOLIDATED FINANCIAL DATA

   The unaudited pro forma consolidated financial data is presented to reflect the merger of Ashford and Guild. The unaudited pro forma consolidated balance sheet data has been prepared as if the merger had taken place on December 31, 2000. The pro forma consolidated statement of operations data has been prepared as if the merger had taken place on April 1, 1999.

   We have included this unaudited pro forma consolidated financial information only for the purposes of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the merger between Ashford and Guild had been completed at the dates indicated. Moreover, this information does not necessarily indicate what the future operating results or financial position of the combined enterprise will be. You should read this unaudited pro forma consolidated financial information in conjunction with the "Unaudited Pro Forma Condensed Consolidated Financial Data" included in this joint proxy statement/prospectus at page 57.

   The acquisition has been accounted for using the purchase method of accounting. The purchase price allocation is based on preliminary valuations of Guild's assets and working capital and will be adjusted as of the date of completion of the merger.

                                                                    Nine Months
                                                                       Ended
                                                       Year Ended   December 31,
                                                     March 31, 2000     2000
                                                     -------------- ------------
                                                       (Amounts in thousands,
                                                       except per share data)
Statement of Operations Data:
  Net sales.........................................    $ 40,975     $  54,285
  Cost of sales.....................................      34,001        43,331
                                                        --------     ---------
  Gross profit......................................       6,974        10,954
Operating expenses:
  Marketing and sales...............................      38,695        27,992
  General and administrative........................      19,723        24,293
  Depreciated and amortization......................      31,163        89,973
                                                        --------     ---------
Total operating expenses............................      89,581       142,258
                                                        --------     ---------
Loss from operations................................     (82,607)     (131,304)
Interest income, net................................       3,123         2,088
Other expense.......................................          (2)           --
                                                        --------     ---------
Net loss............................................    $(79,486)    $(129,216)
                                                        ========     =========
Net loss per share, basic and diluted...............    $  (2.31)    $   (2.46)
                                                        ========     =========
Shares used to compute net loss per share...........      34,338        52,625
                                                        ========     =========
                                                      December 31,
                                                          2000
                                                     --------------
                                                     (in thousands)
Balance Sheet Data:
  Cash and cash equivalents.........................    $ 21,100
  Short term investments............................       3,450
  Restricted cash...................................       1,770
  Working capital...................................      46,049
  Total assets......................................      84,205
  Total stockholders' equity........................      62,717

                            MARKET PRICE INFORMATION

 Ashford.com

   Ashford common stock trades on the Nasdaq National Market under the symbol "ASFD".

   The table below sets forth, for the periods indicated, the reported high and low closing sale prices of Ashford common stock on the Nasdaq National Market since its initial public offering on September 22, 1999. The quotations represent interdealer quotations, without adjustments for retail mark ups, mark downs, or commissions, and may not necessarily represent actual transactions.

                                                                   Common Stock
                                                                      Price
                                                                   ------------
                                                                    High   Low
                                                                   ------ -----
Year ended March 31, 2000:
  Second Quarter (from September 22, 1999)........................ $13.00 $9.22
  Third Quarter...................................................  24.88  9.44
  Fourth Quarter..................................................  13.13  4.72
Year ended March 31, 2001:
  First Quarter................................................... $ 5.88 $2.50
  Second Quarter..................................................   4.06  2.56
  Third Quarter...................................................   3.13  0.30

   On January 3, 2001, the last full trading day prior to the public announcement of the proposed merger, the last reported sale price of Ashford common stock on the Nasdaq National Market was $0.4062 per share. On
   , 2001, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, the last reported sale prices of Ashford common
stock on the Nasdaq National Market was $     per share.

   Because the market prices of Ashford common stock may fluctuate, the market prices per share of the shares of Ashford common stock that holders of Guild capital stock will receive in the merger, as reported on the Nasdaq National Market, may increase or decrease prior to the merger. We urge Guild stockholders to obtain current market quotations for Ashford common stock.

   Ashford has not paid any cash dividends on its common stock and currently intends to retain any future earnings for use in its business. Ashford does not anticipate that any cash dividends will be declared or paid on the common stock in the foreseeable future. As of February 28, 2001, there were approximately 5,600 record owners of Ashford common stock.

 Guild.com

   Guild common stock is not presently traded on an established public trading market. As of February 28, 2001, there were 461,432 shares of common stock outstanding, held by 47 holders. In addition, as of February 28, 2001, there were 4,870,915 shares of Series A preferred stock outstanding held by 34 holders, 3,500,178 shares of Series B preferred stock outstanding held by one holder, 12,117,076 shares of Series C-1 preferred stock outstanding held by nine holders, and 3,931,299 shares of Series D preferred stock outstanding held by 18 holders. All shares of common stock and preferred stock are entitled to one vote on the proposals submitted hereby.

   Guild has never declared or paid any cash dividends on its capital stock. Guild currently intends to retain any future earnings to finance the growth and development of its business and therefore does not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon Guild's financial condition, results of operations, capital requirements, general business conditions, and other factors that the board of directors may deem relevant.

   For restrictions that currently materially limit Guild's ability to pay dividends or that are reasonably likely to materially limit future dividends, other than the sufficiency of current or future earnings, see "Comparison of Stockholder Rights--Dividends."

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

   Ashford and Guild believe this document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management of Ashford and Guild, based on information currently available to each company's management. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, we are making forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of operations of Ashford or Guild set forth under:

      "Summary," "Risk Factors," "The Merger--Background of the Merger," "The Merger--Recommendation of the Board of Directors of Ashford; Ashford's Reasons for the Merger," "The Merger--Recommendation of the Board of Directors of Guild; Guild's Reasons for the Merger," "Description of Ashford's Business," "Description of Guild's Business" and "Guild Management's Discussion and Analysis of Financial Condition and Results of Operations."

   Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Ashford or Guild may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

   For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page
17. In addition to the risk factors and other important factors discussed elsewhere in the documents that are incorporated by reference into this joint proxy statement/prospectus, you should understand that the following important factors could affect the future results of Ashford and Guild and could cause results to differ materially from those suggested by the forward-looking statements:

  . increased competitive pressures, both domestically and internationally, which may affect sales of Ashford's and Guild's products and impede Ashford's and Guild's ability to maintain market share and pricing goals;

  . changes in user attitude towards the products provided by Ashford and Guild;

  . Ashford's ability to integrate the operations of Guild into its operations;

  . technical failures in the network, software or hardware systems of Ashford or Guild that cause interruptions of service or a decrease in responsiveness to our Web sites;

  . changes in U.S. and global financial and equity markets, including significant interest rate fluctuations, which may increase the cost of external financing for Ashford's and Guild's operations;

  . changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies that may adversely affect Ashford's and Guild's business or ability to compete; and

  . other risks and uncertainties as may be detailed from time to time in Ashford's public announcements and Securities and Exchange Commission filings.

   This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

                                 RISK FACTORS

   The merger involves a high degree of risk. By voting in favor of the merger, Guild stockholders will be choosing to invest in Ashford common stock, and an investment in Ashford common stock involves a high degree of risk. In considering whether to approve and adopt the merger and the merger agreement, you should carefully consider the following risk factors described in this section, together with the other information contained or incorporated by reference in this joint proxy statement/prospectus. If any of the following risks actually occurs, the business, financial condition and results of operations of either or both of Ashford and Guild may be seriously harmed. In this case, the trading price of Ashford common stock may decline and you may lose all or part of your investment.

Risks Related to the Merger

 If Ashford cannot successfully integrate Guild's business into Ashford's existing business operations, Ashford may not achieve the anticipated benefits of the merger.

   Integrating Guild into Ashford involves a number of risks, including:

  .  the diversion of management's attention away from ongoing operations;

  . difficulties and expenses in combining the operations, technology and systems of the two companies;

  . difficulties in the creation and maintenance of uniform standards, controls, procedures and policies;

  . different geographic locations of the principal operations of Ashford and Guild; and

  .  challenges in keeping and attracting customers.

   If Ashford is to realize the anticipated benefits of the merger, the operations of Guild must be integrated and combined efficiently and effectively into Ashford. There can be no assurance that the integration will be successful or that the anticipated benefits of the merger will be realized.

 The success of the combined company depends in part on its ability to retain key personnel and to maintain relationships with artists after the merger, and it may not be able to do so.

   The success of the combined company after the merger depends in part on the continued service of key personnel and continued relationships with artists. Despite efforts to recruit and retain quality employees and artists, the combined company might lose some of its key employees and artists following the merger. Although similar, Ashford and Guild have different corporate cultures. Some Guild employees and artists may be unwilling to work for a larger company, and some Ashford employees may be unwilling to work for the combined company. Competitors may also recruit Guild or Ashford employees prior to the merger and during integration, as is common in high technology mergers. Artists may sever their relationships with the combined company due to a perceived loss of being part of an art-focused entity or due to a perceived increased focus on selling and marketing.

   Similarly, the future performance of the combined company depends on its continuing ability to attract and retain highly qualified technical and managerial personnel following the merger. Competition for qualified management, engineering, technical, sales and marketing employees is intense. If Guild or Ashford employees leave as a result of the merger or if the combined company cannot attract and retain qualified personnel, the combined company's business would be harmed.

 Ashford's stock price is volatile, and the exchange ratios for Ashford common stock to be received in the merger will not be adjusted in the event of any change in Ashford's stock price.

   Under the merger agreement, the exchange ratios used to determine the number of shares of Ashford's common stock that Guild stockholders will receive in the merger will not be adjusted in the event of any increase or decrease in the price of Ashford common stock as reflected on the Nasdaq National Market. The price of Ashford common stock at the closing of the merger may vary from its price on the date of this joint proxy statement/prospectus and on the date of the special meetings of Ashford and Guild stockholders. Further, under the merger agreement, neither Ashford nor Guild will have the right to terminate or renegotiate the merger agreement or to resolicit proxies as a result of any increase or decrease in the value of Ashford's common stock. The market price of Ashford's common stock, like that of the stock of many other Internet-related companies, has been and may continue to be volatile. Recently, the stock market in general and the shares of Internet-related companies in particular have experienced significant price fluctuations. The market price of Ashford's common stock may continue to fluctuate significantly in response to various factors, including without limitation:

  .  changes in the business, operations or prospects of Ashford;

  .  the timing of the completion of the merger;

  .  the prospects of post-merger operations; and

  .  general market and economic conditions.

 Some Guild stockholders will be prohibited from selling Ashford stock received in the merger for a period of 180 days.

   Some stockholders and significant optionholders of Guild have contractually agreed, except under limited circumstances, not to sell their shares of Ashford common stock acquired in the merger for a period of 180 days following the merger. During this period, the price of Ashford common stock may fluctuate significantly. These holders will be prohibited from selling their Ashford common stock at a time they may consider appropriate, resulting in reduced liquidity and selling opportunities for a period of 180 days following the merger. After the expiration of this lock-up period however, these holders' shares of Ashford common stock will be eligible for sale to the public. The sale of a large amount of shares in the public market after the lock-up period, or the appearance that a large number of shares are available for sale, may cause the market price of the Ashford common stock to decline.

 Failure to complete the merger could negatively affect Ashford's and Guild's operating results and their ability to enter into alternative transactions.

   If the merger is not completed for any reason, Ashford and Guild may experience a number of adverse consequences, including the following:

  . the price of Ashford common stock may decline to the extent that the current market price of Ashford common stock reflected a market assumption that the merger will be completed;

  . an adverse reaction from investors and potential investors of both companies may reduce future financing opportunities; and

  . the parties' costs related to the merger, including legal and accounting fees, must be paid even if the merger is not completed.

   If the merger is terminated and Guild or Ashford determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner at an attractive price. In addition, while the merger agreement is in effect, Guild is prohibited from soliciting, initiating or encouraging or entering into extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than Ashford. As a result of this prohibition, Guild will be precluded from discussing potential transactions and, should the merger not occur, may lose an opportunity for a transaction with another potential partner at a favorable price.

 The merger could harm key third party relationships.

   The present and potential relationships of Ashford and Guild with customers and other third parties with whom they have relationships may be harmed by the proposed merger. Uncertainties following the merger may cause these parties to delay decisions regarding these relationships. Any changes in these relationships could harm the combined company's business. In addition, Guild customers and other third parties may, in response to the announcement of the merger, delay or defer decisions concerning Guild. Guild could experience a decrease in expected revenue as a consequence of uncertainties associated with the merger. Any delay or deferral in those decisions by Guild customers or other third parties could have a material adverse effect on Guild's and Ashford's business.

 Officers and directors of Guild and Ashford have different interests from yours that may influence them to approve and adopt the merger and the merger agreement.

   Officers and directors of Guild and Ashford have interests in the merger and participate in arrangements that are different from, or are in addition to, those of Guild stockholders generally. These include the following interests that will arise if the merger occurs:

  . as of February 28, 2001, Kevin Harvey, a director of Ashford, Bruce Dunlevie, a director of Guild, and affiliates of Messrs. Harvey and Dunlevie beneficially owned approximately 23.5% of the outstanding shares of Ashford common stock and approximately 26.1% of the outstanding shares of Guild capital stock;

  . upon closing of the merger, Guild's director and officer indemnification arrangements in place prior to the merger will continue or be assumed by Ashford; and

  . Toni Sikes, chairman of the board of directors of Guild, has an employment agreement with Guild that will remain in effect following the completion of the merger.

   As a result, these officers and directors could be more likely to vote to approve and adopt the merger and the merger agreement than if they did not hold these interests. Guild stockholders should consider whether these interests may have influenced these officers and directors to support or recommend the merger.

 Issuance of additional shares of Ashford common stock may reduce the Ashford share price.

   At the closing of the merger, Ashford estimates that approximately 7,141,400 newly issued shares of Ashford common stock will be issued to Guild stockholders. The issuance of this additional Ashford common stock in the merger will reduce Ashford's earnings per share, if any. This dilution could reduce the market price of Ashford common stock unless and until the combined company achieves revenue growth or cost savings and other business economies sufficient to offset the effect of this issuance. There can be no assurance that the combined company will achieve revenue growth, cost savings or other business economies or that you will achieve greater returns as an Ashford stockholder than as a Guild stockholder.

 Guild stockholders may exercise dissenters' rights.

   Under Delaware law regarding dissenting stockholders' appraisal rights, holders of Guild common stock and preferred stock who do not vote in favor of the merger may be entitled to exercise dissenting stockholders' appraisal rights. If the merger occurs, then Guild stockholders who do not vote their Guild shares in favor of the merger may become entitled to be paid cash for their Guild shares instead of receiving Ashford common stock in the merger. The amount of cash that could be paid to such dissenting Guild stockholders could be significant, and payment of these amounts could have a material adverse effect on the combined company's financial position. The payment to dissenting stockholders may require Ashford to raise additional capital, which may not be available.

Risks Related to the Business of Each of Ashford and Guild

 Ashford's and Guild's limited operating history makes forecasting future operating results difficult. Because most of Ashford's and Guild's expenses are fixed based on planned operating results, failure to accurately forecast revenue could cause net losses in a given quarter to be greater than expected.

   Ashford was incorporated in March 1998 and began selling products on its Web site in April 1998. Guild originally was incorporated in March 1998 and began selling products on its Web site in March 1999. Accordingly, Ashford and Guild each have a limited operating history upon which to base an evaluation of its business and prospects. Their respective business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early state of development, particularly companies in new and rapidly evolving markets such as online commerce. As a result of their limited operating history, it is difficult to accurately forecast net sales and each of Ashford and Guild has limited meaningful historical financial data upon which to base planned operating expenses. Both Ashford and Guild base their current and future expense levels on their respective operating plans and estimates of future net sales, and their expenses are to a large extent fixed. Sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders each of Ashford and Guild receives, which is uncertain. As a result, each of Ashford and Guild may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause Ashford's or Guild's net losses in a given quarter to be greater than expected.

 Each of Ashford and Guild anticipates future losses and negative cash flow, which may limit or delay its ability to become profitable.

   Since formation, each of Ashford and Guild has made significant expenditures on its technology, Web site development, advertising, hiring of personnel and startup costs. As a result, each of Ashford and Guild has incurred losses since its inception and expects to experience negative cash flow during future periods. Each of Ashford and Guild expects to incur additional costs and expenses related to:

  .  brand development, marketing and other promotional activities;

  . the continued maintenance and development of its Web site, the systems and staff that process customer orders and payments, and its computer network;

  .  the expansion of its product offerings and Web site content; and

  .  development of relationships with strategic business partners.

   Ashford's and Guild's ability to become profitable depends on their ability to generate and sustain substantially higher net sales while maintaining reasonable expense levels, both of which are uncertain. If Ashford or Guild does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future.

 Each of Ashford and Guild expects to experience seasonal fluctuations in its net sales, which will cause its quarterly results to fluctuate and could cause its annual results to be below expectations.

   Each of Ashford and Guild expects to experience significant seasonal fluctuations in its net sales that will cause quarterly fluctuations in its operating results. In particular, Ashford realized approximately 50% and 40% of its net sales for fiscal year 2000 and 1999, respectively, during the fourth calendar quarter primarily due to gift purchases made during the holiday season. This trend is likely to continue in the future.

   Due to limited operating history, it is difficult to predict the seasonal pattern of each of Ashford's and Guild's sales and the impact of seasonality on its business and financial results. In the future, each of Ashford's and Guild's seasonal sales patterns may become more pronounced, may strain its personnel and warehousing and order shipment activities and may cause a shortfall in net sales as compared to expenses in a given period.

 Ashford or Guild may be unable to meet its future capital requirements.

   Each of Ashford and Guild cannot be certain that financing will be available to it on favorable terms when required, or at all. If Ashford or Guild raises funds through the issuance of equity, equity-related or debt securities, the securities may have rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience dilution. Ashford and Guild require substantial working capital to fund their business. Since inception, each of Ashford and Guild have experienced negative cash flow from operations and each expects to experience negative cash flow from operations in the future.

 Sales of luxury goods and original artwork are particularly susceptible to general economic downturns. If general economic conditions deteriorate, Ashford's and Guild's sales could suffer.

   Purchases of luxury products and original artwork are typically discretionary for consumers and may be particularly affected by negative trends in the general economy. The success of Ashford's and Guild's operations depends to a significant extent on a number of factors relating to discretionary consumer spending and affecting disposable consumer income, such as employment, wages and salaries, business conditions, interest rates, exchange rates, availability of credit and taxation. In addition, because the purchase of luxury products and original artwork is relatively discretionary, any reduction in consumer confidence or disposable income in general may affect Ashford and Guild more significantly than companies in other industries.

 To manage its growth and expansion, each of Ashford and Guild needs to improve and implement financial and managerial controls and improve its reporting systems and procedures. If either Ashford or Guild is unable to do so successfully, it may not be able to manage growth effectively and its operating results would be harmed.

   Each of Ashford's and Guild's rapid growth in personnel and operations has placed, and will continue to place, a significant strain on its management, information systems and resources. In order to manage this growth effectively, each of Ashford and Guild needs to continue to improve its financial and managerial controls and reporting systems and procedures. Any inability of Ashford's or Guild's management to integrate additional companies, employees, customer databases, merchandise lines, categories of merchandise, technology advances, fulfillment systems, and customer service into operations and to eliminate unnecessary duplication may have a materially adverse effect on its respective business, financial condition and results of operations.

 Ashford or Guild may not be able to compete successfully against current and future competitors.

   Each of Ashford and Guild expects competition in the online sale of luxury and premium products, including original artwork, to intensify in the future. Increased competition is likely to result in price pressure, reduced gross margins and loss of market share, any of which could seriously harm Ashford's and Guild's net sales and operating results. In addition, the luxury goods industry and the original artwork industry are intensely competitive. Ashford currently or potentially competes with a variety of other companies, including:

  .  traditional retailers of luxury and premium products;

  .  brand owners of the products it sells;

  .  other online retailers of luxury and premium products; and

  .  catalog retailers.

   Guild currently or potentially competes with a variety of other companies, including:

  . traditional retailers of original artwork, such as galleries and auction houses;

  .  direct sales by artists;

  .  other online retailers of original artwork; and

  .  catalog retailers.

   Many of Ashford's and Guild's competitors have advantages over them including longer operating histories, greater brand recognition and significantly greater financial, sales and marketing and other resources. In addition, traditional store-based retailers offer customers benefits that are not obtainable over the Internet, such as enabling customers to physically inspect a product before purchase and not incurring costs associated with maintaining a Web site.

 If either Ashford or Guild is unable to build awareness of its respective brands, it may not be able to compete effectively against competitors with greater name recognition and its sales could be adversely affected.

   If Ashford or Guild is unable to economically achieve or maintain a leading position in online commerce or to promote and maintain its brand, its business, results of operations and financial condition could suffer. Each of Ashford and Guild believes that the importance of brand recognition will increase as more companies engage in commerce over the Internet. Development and awareness of Ashford's and Guild's brand will depend largely on their success in increasing their respective customer base. If the leading brand owners do not perceive Ashford as an effective marketing and sales channel for their merchandise, or consumers do not perceive Ashford as offering a desirable way to purchase merchandise, Ashford may be unsuccessful in promoting and maintaining its brand. Likewise, if artists and other suppliers of original artwork do not perceive Guild as an effective marketing and sales channel for their works, or consumers do not perceive Guild as offering a desirable way to purchase those works, Guild may be unsuccessful in promoting and maintaining its brand. Furthermore, in order to attract and retain customers and to promote and maintain its brand in response to competitive pressures, each of Ashford and Guild plans to maintain its marketing and advertising budgets and otherwise to increase substantially its financial commitment to creating and maintaining brand loyalty among vendors and consumers.

 If Ashford or Guild enters new business categories that do not achieve market acceptance, its brand and reputation could be damaged and it could fail to attract new customers.

   If Ashford or Guild launches or acquires a new department or product category that is not favorably received by consumers, its brand or reputation could be damaged. This damage could impair its ability to attract new customers, which could cause Ashford's or Guild's respective net sales to fall below expectations. An expansion of Ashford's or Guild's respective business to include other products would require significant additional expenses, and strain its management, financial and operational resources. This type of expansion would also subject Ashford to increased inventory risk and could subject Guild to inventory risk. Ashford or Guild may choose to expand its operations by developing other new departments or product categories, promoting new or complementary products, expanding the breadth and depth of products and services offered or expanding its market presence through relationships with third parties. In addition, Ashford or Guild may pursue the acquisition of other new or complementary businesses, products or technologies.

   If Ashford or Guild experiences problems with its third-party shipping services, it could lose customers.

   Each of Ashford and Guild relies upon third-party carriers, primarily Federal Express and UPS, for product shipments, including shipments to and from Ashford's warehouse. Each of Ashford and Guild is therefore subject to the risks, including employee strikes and inclement weather, associated with these carriers' ability to provide delivery services to meet its shipping needs. In addition, failure to deliver products to Ashford's or Guild's customers in a timely manner would damage its reputation and brand.

 Ashford's and Guild's operating results depend on their internally developed Web sites, network infrastructure and transaction-processing systems. If Ashford or Guild does not successfully maintain its Web site and the systems that process customer orders, it could lose customers and net sales could be reduced.

   The satisfactory performance, reliability and availability of Ashford's and Guild's Web sites, transaction-processing systems and network infrastructure are critical to their respective operating results, as well as to their ability to attract and retain customers and maintain adequate customer service levels. Any system interruptions that result in the unavailability of Ashford's or Guild's Web sites or reduced performance of either of its transaction systems would reduce the volume of sales and the attractiveness of their respective service offerings. This would seriously harm Ashford's or Guild's respective business, operating results and financial condition.

   Ashford and Guild use internally developed systems for their Web sites and substantially all aspects of transaction processing, including customer profiling and order verifications. Each of Ashford and Guild has experienced periodic systems interruptions due to server failure, which it believes will continue to occur from time to time. If the volume of traffic on Ashford's or Guild's Web site significantly increases, Ashford or Guild will need to further expand and upgrade its technology, transaction processing systems and network infrastructure. Each of Ashford and Guild has experienced and expects to continue to experience temporary capacity constraints due to sharply increased traffic during sales or other promotions, which cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality and delays in reporting accurate financial information.

   If Ashford or Guild fails to upgrade its Web site or toll-free call center in order to accommodate increased traffic, it may lose customers, which would reduce its net sales. Furthermore, if Ashford or Guild fails to expand the computer systems that it uses to process and ship customer orders and process payments, it may not be able to successfully fulfill customer orders. As a result, Ashford or Guild could lose customers and its respective net sales could be reduced. In addition, Ashford's or Guild's failure to maintain or upgrade its Web site or these computer systems without system downtime would further reduce its respective net sales. Ashford or Guild may experience difficulty in improving and maintaining its systems if its employees or contractors that develop or maintain its computer systems become unavailable to Ashford or Guild. Each of Ashford and Guild has experienced periodic systems interruptions, which it believes will continue to occur, while enhancing and expanding these computer systems.

 Ashford's and Guild's facilities and systems are vulnerable to natural disasters and other unexpected problems. The occurrence of a natural disaster or other unexpected problem could damage Ashford's or Guild's reputation and brand and reduce its net sales.

   The occurrence of a natural disaster or unanticipated problems at Ashford's or Guild's leased or offsite hosting facilities that house substantially all of its computer and communications hardware systems could cause interruptions or delays in its business, destroy data or render Ashford or Guild unable to accept and fulfill customer orders. Any of these interruptions or delays at these facilities would reduce Ashford's or Guild's respective net sales. In addition, Ashford's and Guild's systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. Neither Ashford nor Guild has established specific procedures for handling damage or interruptions caused by these events and their business interruption insurance may not adequately compensate them for losses that may occur. In addition, the failure by any third-party facility to provide the data communications capacity required by Ashford or Guild, as a result of human error, natural disaster or other operational disruptions, could interrupt Ashford's or Guild's service. The occurrence of any or all of these events could damage Ashford's or Guild's reputation and brand and impair its business.

 Ashford's or Guild's net sales could decrease if its online security measures fail.

   Each of Ashford's and Guild's relationships with its customers may be adversely affected if the security measures that it uses to protect their personal information, such as credit card numbers, are ineffective. If, as a result, Ashford or Guild loses customers, its respective net sales could decrease. Each of Ashford and Guild relies on security and authentication technology that it licenses from third parties. With this technology, Ashford and Guild perform real-time credit card authorization and verification with their respective banks. Neither Ashford nor Guild can predict whether events or developments will result in a compromise or breach of the technology it uses to protect a customer's personal information. Furthermore, Ashford's or Guild's servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Each of Ashford and Guild may need to expend significant additional capital and other resources to protect against a security breach or to alleviate problems caused by any breaches. Neither Ashford nor Guild can assure that it can prevent all security breaches.

 Ashford's and Guild's net sales and gross margins would decrease if it experiences significant credit card fraud.

   A failure to adequately control fraudulent credit card transactions would reduce Ashford's or Guild's respective net sales and gross margins because neither Ashford nor Guild carries insurance against this risk. Each of Ashford and Guild has developed procedures to help it to detect the fraudulent use of credit card information. Under current credit card practices, each of Ashford and Guild may be liable for fraudulent credit card transactions because it does not obtain a cardholder's signature.

 If Ashford or Guild does not respond to rapid technological changes, its services could become obsolete and it could lose customers.

   If either Ashford or Guild faces material delays in introducing new services, products and enhancements, its customers may forego the use of its services and use those of its competitors. To remain competitive, each of Ashford and Guild must continue to enhance and improve the functionality and features of its online store. The Internet and the online commerce industry are rapidly changing. If competitors introduce new products and services, or if new industry standards and practices emerge, Ashford's and Guild's respective Web sites and proprietary technologies and systems may become obsolete. To develop Ashford's and Guild's Web site and technology entails significant technical and business risks. Ashford or Guild may use new technologies ineffectively or may fail to adapt its technology to meet customer requirements or emerging industry standards.

 Intellectual property claims against Ashford or Guild can be costly and could impair their respective businesses.

   Other parties may assert infringement or unfair competition claims against Ashford or Guild. Neither Ashford nor Guild can predict whether they will do so, or whether any future assertions or prosecutions will harm their respective businesses. If Ashford or Guild is forced to defend against any infringement claims, whether they are with or without merit or are determined in such entity's favor, then it may face costly litigation, diversion of technical and management personnel, or product shipment delays. Further, the outcome of a dispute may be that Ashford or Guild would need to develop non-infringing technology or enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may be unavailable on terms acceptable to Ashford or Guild, or at all.

 If the protection of Ashford's or Guild's trademarks and proprietary rights is inadequate, its brand and reputation could be impaired and it could lose customers.

   The steps Ashford or Guild takes to protect its proprietary rights may be inadequate. Each of Ashford and Guild regards its copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property as critical to its success. Each of Ashford and Guild relies on trademark and copyright law, trade secret protection and confidentiality or license agreements with its respective employees, customers, partners and others to protect its proprietary rights. Each of Ashford and Guild currently has applications for registration in the United States Patent and Trademark Office, as well as foreign trademark offices, of several of its trademarks. In some instances, these applications span a variety of goods and services. Effective trademark, service mark, copyright and trade secret protection may not be available in every relationship because regulations governing domain names and laws protecting trademarks and similar proprietary rights are unclear. Therefore, Ashford or Guild may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of its respective trademarks and other proprietary rights.

 The loss of the services of one or more of Ashford's or Guild's key personnel, or Ashford's or Guild's failure to attract, assimilate and retain other highly qualified personnel in the future, could disrupt its respective operations and result in a loss of net sales.

   Ashford's and Guild's future performance will depend on the continued services of its management and key personnel and the ability to attract additional management and key personnel. The loss of the services of one or more of Ashford's or Guild's key personnel could seriously interrupt its business. Each of Ashford and Guild depends on the continued services and performance of its senior management and other key personnel. Each of Ashford's and Guild's future success also depends on the continued service of its executive officers and other key sales, marketing and support personnel. In general, each of Ashford's and Guild's relationships with executive officers and key employees is at will and such persons are not bound by an employment agreement for any specific term. Ashford currently maintains key person life insurance policies covering Kenny Kurtzman and James Whitcomb. Guild currently maintains key person life insurance covering Toni Sikes, chairman of the board of directors of Guild. Although the proceeds of these policies might assist Ashford or Guild in recruiting executive officers, the proceeds would not address the potential disruption of its business of recruiting and integrating new senior management.

 Ashford or Guild may not achieve the expected benefits of any investments or acquisitions that it completes.

   As each of Ashford and Guild identifies appropriate opportunities, it intends to continue to make acquisitions of or investments in complementary companies, products or technologies. Ashford or Guild may not correctly identify or realize the anticipated benefits of any acquisition or investment. For example, it may not be able to successfully assimilate the additional personnel, operations, acquired technology and products into its respective business. Acquisitions may further strain Ashford's or Guild's existing financial and managerial controls and reporting systems and procedures. In addition, key personnel of acquired companies may decide not to work for Ashford or Guild. These difficulties could disrupt Ashford's or Guild's ongoing business, distract its management and employees or increase its expenses. Further, any physical expansion in facilities due to an acquisition may result in disruptions that seriously impair Ashford's or Guild's business. Neither Ashford nor Guild is experienced in managing facilities or operations in geographically distant areas. Finally, in connection with any future acquisitions, Ashford or Guild may incur debt or issue equity securities as part or all of the consideration for the acquired company's assets or capital stock. Ashford or Guild may be unable to obtain sufficient additional financing on favorable terms, or at all. Furthermore, equity issuances could be dilutive to Ashford's or Guild's existing stockholders.

 Each of Ashford and Guild depends on increasing use of the Internet and on the growth of online commerce.

   Each of Ashford's and Guild's future revenues substantially depend on the increased acceptance and use of the Internet and other online services as a medium of commerce. Rapid growth in the use of the Internet, the Web and online services is a recent phenomenon. As a result, acceptance and use may not continue to develop at historical rates and a sufficiently broad base of customers may not adopt, and/or continue to use, the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there exist few proven services and products.

   In addition, the Internet may not be accepted as a viable long-term commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. If the Internet continues to experience significant expansion in the number of users, frequency of use or bandwidth requirements, the infrastructure for the Internet may be unable to support the demands placed upon it. In addition, the Internet could lose its viability as a commercial medium due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Changes in, or insufficient availability of, telecommunications services to support the Internet also could result in slower response times and adversely affect usage of the Internet generally.

   Each of Ashford's and Guild's business, financial condition and results of operations would be seriously harmed if:

  . use of the Internet, the Web and other online services does not continue to increase or increases more slowly than expected;

  . the infrastructure for the Internet, the Web and other online services does not effectively support expansion that may occur;

  .  the Internet does not become a viable commercial marketplace; or

  . traffic to Ashford's and Guild's Web sites decreases or fails to increase as expected or if either of Ashford or Guild spends more than it expects to attract visitors to its Web site.

If either Ashford or Guild is unable to acquire the necessary Web domain names, its brand and reputation could be damaged and it could lose customers.

   Each of Ashford and Guild may be unable to acquire or maintain Web domain names relating to its brand in the United States and other countries in which it may conduct business. As a result, Ashford or Guild may be unable to prevent third parties from acquiring and using domain names relating to its brand, which could damage its brand and reputation and take customers away from its Web site. Ashford currently holds, among others, the "Ashford.com," "newwatch.com," "sunglasses.com," "TimeZone.com," "Paris1925.com," "Jasmin.com" and "Ashfordcorporategifts.com" domain names and may seek to acquire additional domain names. Guild currently holds, among others, the "guild.com," "auction-guild.com," "guild-art.com," "guildcollector.com," "guild-auction.com," "guildpublications.com," "theguildcollector.com," "craft-guild.com," "guildpublishing.com," "artist-guild.com," "fineart-guild.com," "guildart.com," "guildsourcebooks.com," "artists-guild.com," "gilled.com," "guildbooks.com," and "guildtrade.com" domain names and may seek to acquire additional domain names. Governmental agencies and their designees generally regulate the acquisition and maintenance of domain names. The regulation of domain names in the United States and in foreign countries is subject to change in the near future. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names.

 Ashford or Guild may need to change the manner in which it conducts its business if government regulation increases.

   The adoption or modification of laws or regulations relating to the Internet could adversely affect the manner in which each of Ashford and Guild currently conduct its business. In addition, the growth and development of the market for online commerce may lead to more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on each of Ashford and Guild. Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. The United States Congress recently enacted Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material. The European Union recently enacted its own privacy regulations. Laws regulating the Internet, however, remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel, and taxation apply to the Internet. In order to comply with new or existing laws regulating online commerce, each of Ashford and Guild may need to modify the manner in which it does business, which may result in additional expenses. For instance, each of Ashford and Guild may need to spend time and money revising the process by which it fulfills customer orders to ensure that each shipment complies with applicable laws. Ashford or Guild may need to hire additional personnel to monitor its compliance with applicable laws or may need to modify its software to further protect its customers' personal information.

 Ashford or Guild may be subject to liability for the Internet content that it publishes.

   As a publisher of online content, each of Ashford and Guild face potential liability for defamation, negligence, copyright, patent or trademark infringement, or other claims based on the nature and content of materials that it publishes or distributes. If Ashford or Guild faces liability, then its respective reputation and business may suffer. In the past, plaintiffs have brought these types of claims and sometimes successfully litigated them against online companies. In addition, Ashford or Guild could be exposed to liability with respect to the unauthorized duplication of content or unauthorized use of other parties' proprietary technology. Although each of Ashford and Guild carries general liability insurance, its insurance currently does not cover claims of these types. Neither Ashford nor Guild can be certain that it will be able to obtain insurance to cover the claims on reasonable terms or that it will be adequate to indemnify it for all liability that may be imposed on Ashford or Guild. Any imposition of liability that is not covered by Ashford or Guild's respective insurance or is in excess of insurance coverage could harm its financial condition.

 Each of Ashford's and Guild's respective net sales could decrease if it becomes subject to sales or other taxes.

   If one or more states or any foreign country successfully asserts that Ashford or Guild should collect sales or other taxes on the sale of its products, its respective net sales and results of operations could be harmed. One or more local, state or foreign jurisdictions may seek to impose sales tax collection obligations on Ashford or Guild. In addition, any new operation could subject each of Ashford's and Guild's shipments in other states to state sales taxes under current or future laws. If Ashford or Guild become obligated to collect sales taxes, it will need to update its system that processes customer orders to calculate the appropriate sales tax for each customer order and to remit the collected sales taxes to the appropriate authorities. These upgrades will increase its respective operating expenses. In addition, its customers may be discouraged from purchasing products from it because they have to pay sales tax, causing net sales to decrease. As a result, Ashford or Guild may need to lower prices to retain these customers.

Risks Related Solely to Ashford

 Ashford's operating results are volatile and difficult to predict. If Ashford fails to meet the expectations of public market analysis and investors, the market price of its common stock may decline significantly.

   Ashford's quarterly operating results have fluctuated in the past, and it expects both its quarterly and annual operating results to fluctuate significantly in the future. Because Ashford's operating results are volatile and difficult to predict, it believes that quarter-to-quarter comparisons of its operating results are not a good indication of its future performance. In some future quarter Ashford's operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of its common stock may decline significantly. The following are material factors that may harm Ashford's business or cause its operating results to fluctuate:

  . Ashford's inability to obtain new customers at reasonable cost, retain existing customers or encourage repeat purchases;

  .  Ashford's inability to respond to seasonal aspects of its business;

  . Ashford's inability to manage inventory levels or control inventory theft;

  .  Ashford's inability to manage its fulfillment operations;

  . Ashford's inability to adequately maintain, upgrade and develop its Web site, the systems that it uses to process customers orders and payments or its computer network;

  . the ability of Ashford's competitors to offer new or enhanced Web sites, services or products;

  .  Ashford's inability to obtain product lines from its suppliers;

  .  the availability and pricing of merchandise from vendors; and

  .  increases in the cost of online or offline advertising.

   A number of factors will cause Ashford's gross margins to fluctuate in future periods, including the mix of corporate sales to traditional retail sales, the mix of products it sells, inventory management, marketing and supply decisions, inbound and outbound shipping and handling costs, the level of product returns and the level of discount pricing and promotional coupon usage. Any change in one or more of these factors could reduce Ashford's gross margins in future periods.

 If Ashford is unable to purchase or continue to purchase products directly from the brand owners, its net sales could decrease.

   A significant portion of Ashford's units sold is purchased directly from the brand owners. Ashford is negotiating with some of the remaining brand owners to purchase those brands directly, in all product categories. Ashford believes that purchasing directly from the brand owners will provide it with a more predictable supply of products, as well as a lower cost of goods. As a result, Ashford believes that part of its success is contingent on attaining or maintaining its ability to buy directly from the brand owners. If Ashford loses or does not improve its ability to buy directly from the brand owners, its net sales or margins may decrease.

 Ashford's ability to meet consumer demand is in part dependent upon the availability of products purchased indirectly from sources other than the brand owners. If Ashford is unable to obtain popular products through indirect sources, its net sales will decline.

   Ashford purchases brands indirectly from distributors and other third parties that it does not purchase directly from the brand owners. The availability of products purchased indirectly depends on many factors, including consumer demand, manufacturer production and fashion trends. Since there are no guarantees that Ashford will be able to obtain a sufficient supply of products indirectly from third-party distributors and other suppliers, customer demand may, at times, exceed its supply of those products. If this occurs Ashford could lose customers and its net sales would decline. In addition, the luxury goods brand owners could establish procedures to limit or control Ashford's ability to purchase products indirectly and several brand owners in the U.S. have distinctive legal rights rendering them the only legal importer of their respective brands into the U.S. In the event Ashford acquires such products indirectly from distributors and other third parties who may not have complied with applicable customs laws and regulations, such goods can be subject to seizure from its inventory by U.S. Customs, and the importer may have a civil action for damages against Ashford. As it is often difficult to ascertain the original circumstances of importation of certain goods offered to Ashford by its distributors and other third parties, this could impact its ability to obtain sufficient quantities of popular luxury goods, such as watches, and cause customer dissatisfaction.

 If Ashford is unable to obtain sufficient quantities of popular luxury and premium products, its net sales could decrease.

   If Ashford is not able to offer its customers a sufficient supply and selection of products in a timely manner, it could lose customers and its net sales could be below expectations. Ashford's success depends on its ability to purchase products in sufficient quantities at competitive prices, particularly for the holiday shopping season. As is common in the industry, Ashford generally does not have long-term or exclusive arrangements with brand owners, distributors or brokers that guarantee the availability of products for resale.

   In the luxury goods market, a product or fashion style periodically becomes intensely popular. From time to time, Ashford may have trouble obtaining sufficient product allocations of particularly popular brands. In addition, Ashford believes that some of its suppliers may establish their own online retailing efforts, which may impact Ashford's ability to get sufficient product allocations from suppliers. In several cases, the brands that Ashford wishes to carry have delayed establishing a relationship with Ashford until they have their own Web site up and running. In other cases, the brand owners distribute only a small amount of product and rely partially on the scarcity of that product to provide a merchandising mystique. It is unlikely that Ashford will obtain products for its Web site from brands who follow the scarcity mystique, and there is no assurance that Ashford will actually obtain relationships within all sectors that it has planned to offer. Therefore, Ashford does not have a predictable or guaranteed supply of products.

 Because Ashford carries almost all of the products it sells in inventory, if it is unable to accurately predict and plan for changes in consumer demand its net sales and gross margins may decrease.

   At December 31, 2000, Ashford held approximately $26.9 million of products in inventory. The rapidly changing trends in consumer tastes in the market for luxury and premium products subjects Ashford to significant inventory risks. It is critical to Ashford's success that it accurately predicts these trends and does not overstock unpopular products. The demand for specific products can change between the time the products are ordered and the date of receipt. Ashford is particularly exposed to this risk because it derives a majority of its net sales in the fourth calendar quarter of each year. Ashford's failure to sufficiently stock popular products in advance of the fourth calendar quarter would harm its operating results for the entire fiscal year. In the event that one or more products do not achieve widespread consumer acceptance, Ashford may be required to take significant inventory markdowns, which could reduce its net sales and gross margins. This risk may be greatest in the first calendar quarter of each year, after Ashford has significantly increased inventory levels for the holiday season. Ashford believes that this risk will increase as it begins to offer additional luxury items due to its lack of experience in purchasing these items. In addition, to the extent that demand for its products increases over time, Ashford may be forced to increase inventory levels. Any increase would subject Ashford to additional inventory risks.

 If Ashford experiences significant inventory theft, its gross profit margin would decrease.

   Although immaterial to date, in the past Ashford has experienced theft of merchandise shipments in route from its facility to its customers. In the future, Ashford expects that it may also experience theft of merchandise while it is being held in its fulfillment facility. Ashford has worked with its shipping carriers and has taken steps aimed at preventing theft. If these steps are inadequate or if security measures fail at its fulfillment facility, Ashford could incur significant inventory theft, which could cause gross profit margins and results of operations to decrease significantly.

 If Ashford is unable to successfully expand its accounting and financial reporting systems, its stock price could decline.

   Ashford continues to expand its financial and management information systems to accommodate new data. If Ashford fails to successfully implement and integrate its new financial reporting and management information systems with its existing systems or if it is not able to expand these systems to accommodate its growth, Ashford may not have adequate, accurate or timely financial information. Ashford's failure to have adequate, accurate or timely financial information would hinder its ability to manage its business and operating results. If Ashford continues to grow rapidly, it will face additional challenges in upgrading and maintaining its financial and reporting systems.

 Executive officers, directors and entities affiliated with them have substantial control over Ashford which could delay or prevent a change in its corporate control favored by its other stockholders.

   Executive officers, directors and entities affiliated with them, if acting together, would be able to significantly influence all matters requiring approval by Ashford's stockholders, including the election of directors and the approval of mergers or other business combination transactions.

 It may be difficult for a third party to acquire Ashford even if doing so would beneficial to its stockholders.

   Provisions of Ashford's certificate of incorporation, its bylaws and Delaware law could make it more difficult for a third party to acquire it, even if doing so would be beneficial to Ashford's stockholders. In particular, Ashford's certificate of incorporation provides for a board of directors that is divided into three classes which may issue preferred stock without any stockholder action. Ashford's certificate of incorporation does not allow stockholders to act by written consent and it does not permit cumulative voting in the election of directors. In addition, Section 203 of the Delaware General Corporation Law places restrictions on business combinations with interested stockholders.

 Ashford's common stock price is volatile, which could result in substantial losses for individual stockholders.

   The trading price of Ashford's common stock fluctuates significantly. For example, since its initial public offering through February 28, 2001, the reported closing price of Ashford's common stock on the Nasdaq National Market was as high as $24.88 and as low as $0.30. Trading prices of Ashford's common stock may fluctuate in response to a number of events and factors, such as:

  .  actual or anticipated variations in its quarterly operating results;

  . announcements of technological innovations or new products or services by Ashford or its competitors;

  .  changes in financial estimates by securities analysts;

  .  conditions or trends in the Internet and/or online commerce industries;

  . changes in the economic performance and/or market valuations of other Internet, online commerce or retail companies;

  . announcements by Ashford or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

  .  additions or departures of key personnel;

  . release of transfer restrictions on Ashford's outstanding shares of common stock or sales of additional shares of common stock; and

  .  potential litigation.

   In addition, the stock market has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may adversely affect the market price of Ashford's common stock.

 Ashford may not be able to maintain its listing on the Nasdaq National
 Market.

   Ashford's common stock is presently authorized for quotation on the Nasdaq National Market. Accordingly, Ashford is subject to all requirements of its listing agreement with Nasdaq. Among the events that could cause Ashford to have its status as a National Market Issuer terminated are:

  . failure to maintain a minimum bid price for the common stock of either $1.00 per share or $5.00 per share, depending on, among other things, whether or not tangible net assets for Ashford is greater than or less than $4 million;

  . failure to maintain an audit committee that comports to the independence and other standards of the Nasdaq and the SEC; and

  . failure to timely hold annual meetings of stockholders and comply with other corporate governance requirements.

   Ashford's stock has recently had trading days below the $1.00 minimum bid. If Ashford's stock price remains below that level, it could result in delisting or the need to complete a reverse stock split. If Ashford loses its Nasdaq National Market status, its common stock would trade either as a Nasdaq Small Cap issue or in the over-the-counter market, both of which are viewed by most investors as less desirable, and less liquid, marketplaces. Loss of Ashford's Nasdaq National Market status would also complicate compliance with state blue sky laws.

Risks Related Solely to Guild

 Some shares of Guild's common stock may have been offered or sold in violation of the Securities Act of 1933.

   In December 2000, Guild provided written materials to approximately 700 persons that had previously supplied works of art for resale on Guild's Web site. The materials offered each of these persons, among other things, the opportunity to receive a grant of options to purchase 100 shares of Guild common stock, at an exercise price of $0.28 per share, in exchange for an increase in the commission received by Guild in connection with the resale of works of art produced the artist. These materials may have constituted an offer of securities that did not meet the requirements of Section 5 of the Securities Act of 1933.

                          THE ASHFORD SPECIAL MEETING

General

   This joint proxy statement/prospectus is being furnished to stockholders of Ashford, as part of the solicitation of proxies by the Ashford board of directors for use at a special meeting of stockholders of Ashford to be held on
       ,           , 2001, at 10:00 a.m., local time, at the Renaissance Hotel,
Greenway II Room, Concourse Level, 6 Greenway Plaza East, Houston, Texas, and at any adjournment or postponement of such meeting. This joint proxy statement/prospectus and the enclosed form of proxy are first being mailed to
stockholders of Ashford on or about           , 2001.

Purpose of Special Meeting

   The purpose of the Ashford special meeting is to approve and adopt the merger and the merger agreement, dated as of January 3, 2001, by and among Ashford, Ashford-Guild Art Corporation, a Delaware corporation and a wholly owned subsidiary of Ashford, and Guild. Under the merger agreement, Ashford-Guild Art Corporation will be merged with and into Guild, with Guild being the surviving corporation and a wholly owned subsidiary of Ashford.

   We will also transact such other business as may properly come before the Ashford special meeting or any adjournment or postponement of the meeting.

Ashford Board of Directors' Recommendation

   The Ashford board of directors, after careful consideration, has unanimously approved and adopted the merger and the merger agreement and the related transactions. The Ashford board believes that the merger is advisable and in the best interests of Ashford and its stockholders and unanimously recommends that you vote FOR the approval and adoption of the merger and the merger agreement.

Record Date and Voting

   Holders of record of shares of Ashford common stock at the close of business
on             , 2001, referred to in this proxy statement/prospectus as the
Ashford record date, are entitled to notice of and to vote at the Ashford
special meeting. On the record date, there were outstanding           shares of
Ashford common stock, each of which will be entitled to one vote. A majority of the shares of Ashford common stock entitled to vote must be present in person or represented by proxy at the Ashford special meeting to constitute a quorum.

   Pursuant to applicable rules of the Nasdaq National Market, the merger requires stockholder approval because a director of Ashford has an indirect ownership interest in an entity that holds Guild preferred stock. The affirmative vote of a majority of the shares of Ashford common stock present in person or represented by proxy at the Ashford special meeting and entitled to vote is required to approve and adopt the merger and the merger agreement.

   Shares of Ashford common stock present in person or represented by proxy at the Ashford special meeting and entitled to vote will be counted for the purposes of determining whether a quorum is present. Abstentions and broker "non-votes" will be counted as present or represented and entitled to vote at the Ashford special meeting for purposes of determining whether a quorum is present. A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner with respect to the proposal. Abstentions and broker "non-votes" will not be considered voted for the approval and adoption of the merger and the merger and agreement and have the effect of reducing the number of affirmative votes required to achieve a majority for such approval and adoption by reducing the total number of shares from which the majority is calculated.

   As of January 3, 2001, directors, executive officers and stockholders of Ashford, and their affiliates, who collectively beneficially own approximately 52.5% of the outstanding shares of Ashford common stock have agreed to vote their shares in favor of the merger agreement.

Voting and Revocation of Proxies

   All shares of Ashford common stock that are entitled to vote and are represented at the Ashford special meeting by properly executed proxies received by Ashford prior to or at the meeting, and not revoked, will be voted at the meeting or any adjournment thereof in accordance with the instructions indicated on the proxies. If no instructions are indicated (other than broker non-votes), the proxies will be voted FOR approval and adoption of the merger and the merger agreement as proposed in this joint proxy statement/prospectus.

   The Ashford board of directors does not know of any matters other than those described in the notice of the Ashford special meeting that are to be presented for action at such meeting. If any other matters are properly presented at the Ashford special meeting for consideration, the persons appointed as proxies (Kenny Kurtzman and Ryan Maierson) generally will have discretion to vote on such matters in accordance with their judgment.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

  . filing with the Secretary of Ashford, at or before the taking of the vote at the Ashford special meeting, a written notice of revocation bearing a later date than the proxy;

  . duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Ashford before the taking of the vote at the Ashford special meeting; or

  . attending the Ashford special meeting and voting in person, although attendance at the Ashford special meeting will not in and of itself constitute a revocation of a proxy.

   Any written notice of revocation or subsequent proxy should be sent to Ashford.com, Inc., 3800 Buffalo Speedway, Suite 400, Houston, Texas 77098,
Attention: Secretary, or hand delivered to the Secretary of Ashford at or before the taking of the vote at the Ashford special meeting.

   Ashford has retained Mellon Investor Services LLC for the purpose of soliciting Ashford stockholders in connection with the merger. All expenses of Ashford's solicitation of proxies for the Ashford special meeting will be borne by Ashford. In addition to solicitation by use of the mails, proxies may be solicited from Ashford stockholders by directors, officers and employees of Ashford in person or by telephone, facsimile, electronic mail or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Ashford will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation.

                           THE GUILD SPECIAL MEETING

General

   This joint proxy statement/prospectus is being furnished to stockholders of Guild, as part of the solicitation of proxies by the Guild board of directors
for use at a special meeting of stockholders of Guild to be held on           ,
2001, at 10:00 a.m., local time, at 931 East Main Street, Suite 3, Madison, Wisconsin 53703, and at any adjournment or postponement of such meeting. This joint proxy statement/prospectus and the enclosed form of proxy are first being
mailed to stockholders of Guild on or about           , 2001.

Purpose of Special Meeting

   The purpose of the Guild special meeting is (1) to consider and vote upon a proposal to approve and adopt the merger and the merger agreement, dated as of January 3, 2001, among Ashford, Ashford-Guild Art Corporation, a Delaware corporation and a wholly owned subsidiary of Ashford, and Guild, and (2) to consider and vote upon an amendment to Guild's restated certificate of incorporation that would allow Guild Series A preferred stockholders to receive consideration in the merger. Under the merger agreement, Ashford-Guild Art Corporation will be merged with and into Guild, with Guild being the surviving corporation and a wholly owned subsidiary of Ashford.

   We will also transact such other business as may properly come before the Guild special meeting or any adjournment or postponement of the meeting.

Guild Board of Directors' Recommendation

   The Guild board of directors, after careful consideration, has unanimously approved and adopted the merger and the merger agreement and has determined that the merger and the merger agreement are advisable and in the best interests of Guild and its stockholders. The Guild board of directors unanimously recommends a vote FOR the approval and adoption of the merger and the merger agreement. The Guild board of directors also has approved the amendment to Guild's restated certificate of incorporation and recommends that you vote FOR such proposal.

Record Date and Voting

   Holders of record of shares of Guild common stock, Series A preferred stock, Series B preferred stock, Series C-1 preferred stock and Series D preferred
stock at the close of business on             , 2001, referred to in this joint
proxy statement/prospectus as the Guild record date, are entitled to notice of and to vote at the Guild special meeting. At the Guild record date, there were 461,432 shares of Guild common stock, 4,870,915 shares of Series A preferred stock, 3,500,178 shares of Series B preferred stock, 12,117,076 shares of Series C-1 preferred stock and 3,931,299 shares of Series D preferred stock issued and outstanding. Each share of Guild common stock, Series A preferred stock, Series B preferred stock, Series C-1 preferred stock, and Series D preferred stock will entitle the holder to one vote per share. The representation, in person or by properly executed proxy, of the holders of a majority in voting power of all of the outstanding shares of Guild capital stock and, with respect to matters requiring the vote of a specific class or series, a majority in voting power of all of the outstanding shares of such class or series.

   Approval of the merger and the merger agreement will require the affirmative vote of the holders of:

     . a majority of the votes represented by the outstanding shares of Guild common stock and preferred stock, voting together as a single class; and

     . a majority of the votes represented by the outstanding shares of Guild Series B preferred stock, Series C-1 preferred stock, and Series D preferred stock, voting together as a single class.

   Approval of the amendment to Guild's restated certificate of incorporation will require the affirmative vote of the holders of:

  . a majority of the outstanding shares of Guild common stock and preferred stock, voting together as a single class; and

  . a majority of the outstanding shares of Guild Series A preferred stock, Series B preferred stock, Series C-1 preferred stock, and Series D preferred stock, each voting as a separate series and not as a single class.

   Shares of Guild common stock, Series A preferred stock, Series B preferred stock, Series C-1 preferred stock, and Series D preferred stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the Guild special meeting. All shares with respect to which holders abstain from voting will be treated as shares that are present and entitled to vote at the Guild special meeting for the purposes of determining whether a quorum exists, but abstentions will have the same effect as votes against the proposal.

   As of January 3, 2001, directors, executive officers and stockholders of Guild, and their affiliates, who collectively beneficially own approximately 82.7% of Guild's outstanding capital stock, have agreed to vote their shares in favor of the merger and the merger agreement and in favor of the amendment to Guild's restated certificate of incorporation.

   Due to existing voting agreements signed by holders of a majority of the Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock, approval and adoption of the merger and the merger agreement is assured. The affirmative vote of holders of a majority of Guild Series A preferred stock also is required to approve and adopt the amendment to Guild's restated certificate of incorporation. As of the date of this joint proxy statement/prospectus, holders of 25.1% of Guild Series A preferred stock have agreed to vote in favor of the amendment to Guild's restated certificate of incorporation.

Voting and Revocation of Proxies

   All shares of Guild common stock, Series A preferred stock, Series B preferred stock, Series C-1 preferred stock and Series D preferred stock that are entitled to vote and are represented at the Guild special meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at the meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, the proxies will be voted FOR each proposal.

   The Guild board does not know of any matters other than those described in the notice of the Guild special meeting that are to come before the meeting. If any other matters are properly presented at the Guild special meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone the meeting to another time and/or place, the persons appointed as proxies (Toni Sikes and Gordon Mayer) generally will have discretion to vote on such matters in accordance with their best judgment.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

  . filing with the Secretary of Guild, at or before the taking of the vote at the Guild special meeting, a written notice of revocation bearing a later date than the proxy;

  . duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Guild before the taking of the vote at the Guild special meeting; or

  . attending the Guild special meeting and voting in person, although attendance at the Guild special meeting will not in and of itself constitute a revocation of a proxy.

   Any written notice of revocation or subsequent proxy should be sent to Guild.com, Inc., 931 East Main Street, Suite 3, Madison, Wisconsin 53703,
Attention: Secretary, or hand delivered to the Secretary of Guild at or before the taking of the vote at the Guild special meeting.

   All expenses of Guild's solicitation of proxies for the Guild special meeting will be borne by Guild. In addition to solicitation by use of the mails, proxies may be solicited from Guild stockholders by directors, officers and employees of Guild in person or by telephone, facsimile or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation.

                                   THE MERGER

   This section of the joint proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement. Although we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to Ashford stockholders and Guild stockholders. You should carefully read the merger agreement, and the other documents to which we refer you, in their entirety for a more complete understanding of the merger.

Background of the Merger

   On November 28, 2000, the Chief Executive Officer of Ashford telephoned the President of Guild to inquire as to Guild's interest in entering into a business combination pursuant to which Ashford would acquire Guild. The executives discussed the current business climate and the opportunities provided by a possible combination of Ashford and Guild. In general, the parties agreed that Ashford and Guild seemed to have a potential strategic fit.

   Over the next week, this dialogue continued and the respective companies exchanged information regarding their respective operations. Following these discussions, a meeting date was established to discuss a possible transaction.

   On December 8, 2000, Ashford's Chief Executive Officer and its Vice President of Finance met with the executive officers of Guild at Guild's offices in Madison, Wisconsin. At this meeting, Guild made a presentation to Ashford regarding its strategy and vision and discussed its history and current financial information. Following this presentation, the parties discussed Ashford's vision for a combined company, including its views as to how the two companies might be integrated if the transaction were to proceed. The executives also explored the potential benefits of a combination of the two companies and discussed the relative value of their businesses.

   Following the meeting on December 8, 2000, the parties continued discussions regarding the potential synergies within a combined Ashford/Guild company and determined to prepare combined company pro forma 2001 financial projections.

   On December 13, 2000, the President of Guild made a presentation to the board of directors of Guild regarding the possibility of a merger with Ashford. Following this presentation, Guild's board of directors authorized Guild's management to continue discussions with Ashford regarding a potential merger transaction.

   On December 13, 2000, Ashford's Chief Executive Officer made a presentation to the board of directors of Ashford regarding a possible business combination with Guild. Following this presentation, Ashford's board of directors authorized Ashford's management to continue discussions with Guild regarding the proposed transaction.

   On December 14 and 15, 2000, the parties held further discussions regarding the consideration to be paid in the proposed transaction and the allocation of this consideration to the existing stockholders and option holders of Guild.

   On December 18, 2000, the parties met at Ashford's offices and signed a non-binding letter of intent that contemplated a transaction in which Ashford would acquire all the outstanding shares of Guild capital stock in a stock-for-stock merger. The letter of intent included a binding mutual nondisclosure provision and a limited-duration exclusivity provision to protect the parties from outside interference during their respective due diligence investigations and negotiation of definitive agreements. The parties also established a schedule for their due diligence investigations, shared preliminary due diligence information and discussed various operational issues relating to the combination of the companies.

   Simultaneously with these discussions, a draft merger agreement and related transaction documents were prepared by Ashford's outside legal advisor, which documents were delivered to the parties on December 19, 2000. During the period from December 19, 2000 through December 28, 2000, Ashford held a series of meetings with Guild. During this period and for the remainder of that week, Ashford and Guild conducted their respective business, legal and financial due diligence investigations and held extensive negotiations regarding the terms and conditions of the merger agreement and the related transaction documents. During this same period, representatives of Ashford and Guild discussed the organization of the combined entity and began developing plans for integration of the companies following the proposed merger.

   On December 28, 2000, a special meeting of Guild's board of directors was held to review the status of the negotiations with Ashford, including a review of the material terms and conditions of the merger agreement, the voting agreements, the affiliate letters and the lock-up agreements that were currently being negotiated by the parties. Upon the advice of counsel, the Guild board established a special committee of disinterested and independent directors of Guild to review and evaluate the proposed merger, the merger agreement and the associated transactions. The special committee was charged with making a recommendation to the board as to whether the transaction was in the best interests of the stockholders of Guild. Mr. Jay Hoag and Mr. Mike Anthony were appointed to serve as the members of the special committee. The directors also considered the merits of obtaining a fairness opinion from an independent financial advisor to determine whether the Ashford transaction was fair to the shareholders from a financial point of view. Guild's counsel was instructed to investigate the scope, cost and timing of a fairness opinion with selected investment banks, and report his findings to the special committee at its first meeting.

   On December 30, 2000, the first meeting of the special committee of the board of directors of Guild was held to discuss whether the proposed transaction with Ashford was fair to and in the best interests of the stockholders of Guild. The committee reviewed counsel's input regarding the fairness opinion and the substance, cost and timing of such an opinion. The special committee concluded that the value of obtaining a fairness opinion was outweighed by its substantial cost and other factors. The special committee extensively reviewed the proposed transaction and its fairness to the stockholders of Guild based upon (1) the value of the consideration to be received as a proportion of the common stock of Ashford outstanding (a relative value analysis) and (2) the value of Guild as determined by applying current multiples of comparable public companies to the actual 2000 and expected 2001 revenues of Guild (an absolute value analysis). The committee also considered various alternatives available to Guild, including a merger or other business transaction with another suitor, a joint venture with Ashford, remaining as a stand-alone company and a liquidation of the company. The committee decided to address these issues further at its next meeting. Finally, the committee discussed various alternatives as to how the merger consideration would be allocated among the Guild stockholders.

   On January 2, 2001, a special meeting of the board of directors of Ashford was held and the directors reviewed the proposed terms of the merger including the results of Ashford's due diligence investigation and the expected benefits of the transaction to Ashford and its stockholders. After discussion, the board authorized management to continue to pursue the proposed business combination of Ashford and Guild.

   During the period from December 29, 2000 through January 2, 2001, the parties continued to negotiate the terms of the merger agreement and the related transaction documents.

   The special committee of the board of directors of Guild met again on January 2, 2001. The special committee analyzed both the liquidation value of Guild, as well as the possibility of continuing Guild as an independent going concern. The special committee considered other potential transactions to determine whether the proposed transaction is in the best interest of the stockholders of Guild. The special committee also reviewed an internal valuation analysis that Mr. Hoag had prepared for his funds' use. Finally, the special committee discussed various alternatives for allocating the proposed merger consideration among Guild's stockholders, within the constraints of Guild's restated certificate of incorporation. After a lengthy discussion and review of these factors, the committee determined that the proposed merger consideration was fair and reasonable to Guild's stockholders from a financial point of view, and that the proposed transactions with Ashford offers greater value to Guild's stockholders than any likely alternative transaction.

   A special meeting of Guild's board of directors was held on January 2, 2001. The board members reviewed a substantially final draft of the merger agreement and the terms of the voting agreements and lock-up agreements. At this meeting, the special committee reviewed its deliberations, recommended approval of the proposed merger to the Guild board and stated the special committee's conclusion that the merger and the merger agreement are fair and reasonable to the stockholders of Guild from a financial point of view. The Guild directors reviewed several matters related to the valuation and allocation of the merger consideration, including (1) the value of the consideration to be received by Guild's stockholders in connection with the proposed transaction with Ashford,
(2) other alternatives available to Guild, including a liquidation of Guild, continuing Guild as an independent going concern and other potential transactions, and (3) the allocation of the proposed merger consideration among the stockholders of Guild in accordance with Guild's existing restated certificate of incorporation. The board determined that the preferred alternative for allocation of the merger consideration required amendment of Guild's restated certificate of incorporation to allow the Guild Series A preferred stockholders to receive a portion of the merger consideration. Following these discussions and upon consideration of the recommendation of the special committee, the board of directors of Guild unanimously adopted and approved, among other things, (A) an amendment to Guild's restated certificate of incorporation which would modify the liquidation preferences of the Series B, C-1 and D preferred stockholders to allow the Series A preferred stockholders to receive a portion of the merger consideration, subject to the vote of the holders of a majority of the shares of each series of preferred stock, as well as the vote of the holders of a majority of the outstanding capital stock of Guild voting together as a single class, and (B) the proposed merger with Ashford and the execution and delivery of the merger agreement, the voting agreements and any other documents as may be necessary or appropriate. The Guild board of directors also determined that the proposed transaction is fair to Guild's stockholders from a financial point of view and is in the best interests of Guild's stockholders. The Guild board also resolved to recommend to the Guild stockholders that they approve and adopt the merger and the merger agreement, and all transactions contemplated thereby.

   On January 3, 2001, at a special meeting of the board of directors of Ashford, the directors reviewed the principal terms of the merger agreement and related transaction documents as negotiated to date, the accounting treatment of the proposed merger and the strategic benefits of the combination of the two businesses. After discussion, the Ashford board unanimously approved and adopted the merger agreement and related transaction documents and the issuance of Ashford common stock in the merger, subject to satisfactory resolution of terms that remained open to final negotiation in the agreements. The board also determined to recommend to Ashford's stockholders that they approve and adopt the merger agreement.

   Following the meeting of the Ashford board, Ashford and Guild negotiated all remaining open terms and finalized the merger agreement and related transaction documents. The definitive merger agreement and voting agreements were executed and delivered by all parties during the evening of January 3, 2001. On January 4, 2001, Ashford and Guild issued a joint press release announcing the proposed merger.

Joint Reasons for the Merger

   The Ashford board of directors and the Guild board of directors each believe that the combined company will have potential for greater financial strength, market power and growth than either Ashford or Guild would have on its own. The Ashford board of directors and the Guild board of directors identified a number of potential benefits to the merger that they believe could contribute to the success of the combined company and thus benefit stockholders of both companies, including the following:

  . the merger may enhance the opportunity for the potential realization of the strategic objective of the combined company to expand its market share and increase the combined company's ability to compete effectively in the online luxury goods and premium products market;

  . the merger may provide the combined company with the financial resources and expanded offerings to increase its user base and to obtain advantages and efficiencies in the marketing, selling and pricing of its products and to achieve profitability; and

  . the combined company will have an experienced management team that has the breadth and depth to effectively lead and manage the combined company's growth.

Recommendation of the Board of Directors of Ashford; Ashford's Reasons for the Merger

   The Ashford board has unanimously approved and adopted the merger, the merger agreement and the transactions contemplated thereby and believes that the terms of the merger are fair to, and in the best interests of, Ashford and its stockholders. The Ashford board of directors recommends a vote FOR the approval and adoption of the merger and the merger agreement.

   In reaching its conclusion to approve and adopt the merger and the merger agreement, the Ashford board of directors considered the factors described above under "Joint Reasons for the Merger," as well as the opportunity of the Ashford stockholders to participate in the potential growth of the combined company after the merger.

   The Ashford board of directors also considered and reviewed with management the additional reasons listed below in reaching its decision to approve and adopt the merger and the merger agreement and to recommend that Ashford stockholders vote to approve and adopt the proposed issuance of Ashford common stock in connection with the merger:

  . acquiring Guild may increase Ashford's visitor traffic and enable Ashford to gain advantages and efficiencies in selling its products to its customers;

  . acquiring Guild may enable Ashford to strengthen its industry leadership position and global presence by capitalizing on Guild's offerings, thereby enhancing the products and services available to Ashford's customers;

  . in light of consolidation throughout the industry, acquiring Guild may strengthen Ashford's position as a dominant participant in the industry; and

  . owning Guild will enhance Ashford's technical and sales staff with experienced Guild technical and sales personnel.

Recommendation of the Board of Directors of Guild; Guild's Reasons for the Merger

   The Guild board has unanimously approved and adopted the merger and the merger agreement and the transactions contemplated thereby and believes that the terms of the merger are fair to, and in the best interests of, Guild and its stockholders. The Guild board recommends a vote FOR the approval and adoption of the merger and the merger agreement.

   In addition to the anticipated joint benefits described above under "Joint Reasons for the Merger," the Guild board believes that the following are additional reasons the merger will be beneficial to Guild and its stockholders:

  . the merger may enable Guild to attain industry leadership, strengthen Guild's market presence and capitalize on Ashford's sales and marketing expertise and personnel resources;

  . the combined company should be better able to accelerate its product and service implementation activities;

  . the merger should provide Guild with immediate access to additional financial resources to accelerate its growth;

  . the merger should provide Guild with access to Ashford's database of customers and prospects and its customer acquisition capabilities; and

  . the consideration to be paid to Guild stockholders in the merger will be shares of Ashford common stock, securities that are traded on the Nasdaq National Market and are more readily marketable than shares of Guild stock.

Certain Financial Projections (Unaudited)

   Guild does not as a matter of course make public forecasts or projections as to future revenues or results of operations. However, during the course of negotiations, Guild presented certain financial information to Ashford. The information included estimates by Guild's management of Guild's anticipated financial performance during 2001. This information was presented to Ashford's management on December 4, 2000.

   The estimates of Guild's future financial performance were not prepared with a view towards public disclosure or compliance with either the published guidelines of the SEC regarding projections or forecasts or the American Institute of Certified Public Accountants' Guide for Prospective Financial Statements. Also, the estimates were not prepared in accordance with generally accepted accounting principles and were not audited or reviewed by independent auditors nor did any independent auditors perform any services with respect to the estimates.

   The estimates were based upon numerous estimates and other assumptions which are inherently subject to significant business, economic and competitive uncertainties, contingencies and risks, all of which are difficult to quantify and many of which are beyond the control of Guild. Because of the number and ranges of the assumptions involved in the projections, some of the assumptions inevitably will not materialize. Moreover, unanticipated events and circumstances are likely to occur, each of which may cause the projections to be materially inaccurate. Guild's limited operating history makes future operations difficult to predict. As a result, these financial projections are based in large part on assumptions derived from management's experience rather than actual Guild performance data. Accordingly, there can be no assurance that the estimates will be realized, and it is likely that future results will vary from the estimates, possibly by material amounts.

   The estimates of Guild's future financial performance show that Guild expects to incur continued net losses for its fiscal year ending December 31, 2001.

Interests of Executive Officers and Directors of Ashford and Guild in the Merger

   You should be aware of the interests that various executive officers and directors of Ashford and Guild have in the merger. The boards of directors of Ashford and Guild were aware of the material conflicts and considered them when approving the merger and the merger agreement. These interests are different from and in addition to your and their interests as stockholders. These include:

 Significant Holdings

   Each of Kevin Harvey, a member of the board of directors of Ashford, and Bruce Dunlevie, a member of the board of directors of Guild, is a general partner of Benchmark Capital Partners II, L.P., a stockholder of Ashford, and of Benchmark Capital Partners III, L.P. and Benchmark Capital Partners IV, L.P., stockholders of Guild. As of February 28, 2001, Benchmark Capital Partners II, L.P. held 10,982,177 shares of Ashford common stock. As of February 28, 2001, Benchmark Capital Partners III, L.P. held 3,500,178 shares of Guild Series B preferred stock and 2,423,416 shares of Guild Series C-1 preferred stock, and Benchmark Capital Partners IV, L.P. held 568,182 shares of Guild Series D preferred stock. See "Securities Ownership of Certain Beneficial Owners and Management of Guild" on page 72.

 Indemnification

   The merger agreement provides that all rights to indemnification and all limitations on liability in effect for the benefit of present and former officers and directors of Guild with respect to actions taken in such official capacities will continue in effect after the merger.

 Employment Agreement

   Guild entered into a five-year employment agreement with Toni Sikes, chairman of the board of directors of Guild, on August 17, 1998. The agreement automatically renews for subsequent five-year terms unless Guild or Ms. Sikes desires not to renew it. Guild cannot terminate the agreement without the mutual consent of Ms. Sikes, the death of Ms. Sikes or good cause, as defined under the agreement. The merger would not give Guild grounds to properly terminate the employment agreement. The agreement does not contain any provisions requiring severance or other payments to Ms. Sikes upon a change in control or similar transaction. Unless mutually agreed to by Ms. Sikes and Guild, the employment agreement will remain in full force and effect following completion of the merger.

Accounting Treatment of the Merger

   The parties intend to account for the merger as a purchase for financial reporting and accounting purposes, under generally accepted accounting principles. After the completion of the merger, the results of operations of Guild will be included in the consolidated financial statements of Ashford. The purchase price will be allocated to Guild's assets and liabilities based on the fair values of the assets acquired and the liabilities assumed. Any excess over cost of the fair value of the net tangible assets of Guild acquired will be recorded as a deferred credit and will be amortized under generally accepted accounting principles. These allocations will be made based upon an analysis that has not yet been finalized. However, Ashford's management does not expect the impact of any subsequent changes to have a material impact on Ashford's results of operations.

Material United States Federal Income Tax Considerations

   The following general discussion summarizes the material United States federal income tax considerations relevant to the merger that may be applicable to Guild stockholders.

   This discussion addresses only those stockholders who hold Guild capital stock as a capital asset and does not deal with all United States federal income tax considerations that may be relevant to particular Guild stockholders who are subject to special rules or that may be important in light of such stockholders' individual circumstances, such as stockholders who:

  .  Are dealers in securities or foreign currency;

  . Are subject to the alternative minimum tax provisions of the Internal Revenue Code;

  .  Are foreign persons or entities;

  . Are financial institutions, tax-exempt organizations, mutual funds or insurance companies;

  . Hold shares of Guild capital stock which are qualified small business stock for purposes of Sections 1202 and 1045 of the Internal Revenue Code;

  . Acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions; or

  . Hold Guild capital stock as part of an integrated investment (including a "straddle," pledge against currency risk, "constructive" sale or "conversion" transaction) comprised of shares of Guild capital stock and one or more other positions.

   In addition, the following discussion does not address:

  .  Tax consequences of the merger under foreign, state or local tax laws;

  . Tax consequences of transactions effectuated before, after or concurrently with the merger (whether or not any such transactions are undertaken in connection with the merger) including any transaction in which Guild shares are acquired or Ashford shares are disposed of; or

  . Tax consequences to holders of options or similar rights to acquire Guild capital stock, including the assumption by Ashford of outstanding options and subscriptions to acquire Guild capital stock.

   The following discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, existing treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Any changes, which may or may not be retroactive, could alter the tax consequences to Ashford, Guild or Guild stockholders.

   Accordingly, Guild stockholders are urged to consult their own tax advisors as to the specific tax consequences of the merger, including the applicable federal, state, local and foreign tax consequences of the merger.

   The merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code (a "reorganization"), and completion of the merger is conditioned on receipt of tax opinions dated the date of the merger by Guild and Ashford from their respective counsel, Briggs and Morgan, P.A. and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, to the effect that the merger will constitute a reorganization, which opinions shall be substantially identical in substance; provided, however, that if counsel to either Guild or Ashford does not render such opinion, such condition shall nonetheless be deemed satisfied with respect to such party if counsel to the other party renders such opinion to such party. The tax opinions will be based on representations of officers of Ashford, Guild and the merger subsidiary, and, as explained more fully below, are subject to certain assumptions, limitations and qualifications. In the event that this opinion requirement is waived as a result of a material change in the tax consequences of the merger from those expressed here, revised disclosure will be prepared and distributed to Guild stockholders as part of a revised joint proxy statement/prospectus for the merger.

   Ashford and Guild will not request a ruling from the Internal Revenue Service in connection with the merger, and neither this discussion nor the tax opinions will be binding upon the Internal Revenue Service. The Internal Revenue Service is therefore not precluded from successfully asserting a contrary opinion.

   If the merger qualifies as a reorganization, the following material United States federal income tax consequences will generally apply to holders of Guild capital stock who exchange their Guild capital stock for Ashford common stock in the merger:

  . Guild stockholders should not recognize any gain or loss solely upon receipt in the merger of Ashford common stock in exchange for Guild capital stock, except to the extent of cash, if any, received in lieu of fractional shares of Ashford common stock.

  . The aggregate tax basis of the Ashford common stock received by a Guild stockholder in the merger will be equal to the stockholder's aggregate tax basis in the surrendered Guild capital stock decreased by the amount of any cash received and increased by the amount of gain, if any, recognized.

  . The holding period of the Ashford common stock received by a Guild stockholder in the merger should include the period for which the surrendered Guild capital stock was considered to be held, provided that the Guild capital stock so surrendered is held as a capital asset at the time of the merger.

  . A Guild stockholder receiving cash in lieu of a fractional share will recognize gain or loss with respect to such payment measured by the difference (if any) between the amount of cash received and the basis in the Ashford common stock that is allocable to the fractional share.

  . A Guild stockholder who exercises dissenters' rights will generally recognize gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the holder's basis in such shares, provided that the stockholder exercising dissenters' rights owns no shares of

    Ashford common stock (either actually or constructively within the meaning of Section 318 of the Internal Revenue Code) immediately after the merger. If, however, a Guild stockholder owned or was treated as owning Ashford common stock immediately after the merger, then such stockholder may recognize ordinary income for federal income tax purposes in an amount equal to the entire amount of cash so received.

   Notwithstanding the qualification of the merger as a reorganization, a recipient of shares of Ashford common stock could recognize gain to the extent that those shares were consideration to be received in exchange for services or property other than solely Guild capital stock. All or a portion of such gain may be taxable as ordinary income. In addition, if Guild's restated certificate of incorporation is amended as described in "Amendment to Guild's Restated Certificate of Incorporation," on page 62, regardless of whether the merger qualifies as a reorganization, the Internal Revenue Service may assert that the difference between (i) the amount of Ashford common stock that the holders of Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock would have received in the merger had such amendment not been effected and (ii) the amount of Ashford common stock that such holders actually received in the merger should be treated as constructively received by such holders and then transferred by them in a fully taxable transaction to the former holders of Guild Series A preferred stock. In the event that the Internal Revenue Service were to prevail in such position, the former holders of Guild Series A preferred stock would recognize income in an amount equal to the value of the Guild common stock that they are treated as having received pursuant to such constructive transfer and the holders of Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock would be treated as recognizing gain in an amount equal to the excess, if any, of the value of the Guild common stock that they constructively transferred and the basis that they would have had in such stock immediately following the merger had they actually received such stock in the merger. There can be no assurance that the Internal Revenue Service would not be successful in any such assertion.

   If the merger does not qualify as a reorganization as a result of a failure to meet any of the requirements of a reorganization, each holder of Guild capital stock will recognize gain or loss equal to the difference between the fair market value of the Ashford common stock received in the merger and his or her tax basis in the Guild capital stock surrendered in exchange therefor. In such event, a stockholder's basis in the Ashford common stock so received would equal the fair market value of such stock as of the date the merger is completed and the stockholders holding period for such stock would begin the day after the merger.

   Backup withholding with respect to cash paid instead of fractional shares of Ashford common stock. Certain non-corporate Guild stockholders may be subject to backup withholding at a 31% rate on cash payments received instead of fractional shares of Ashford common stock. Backup withholding will not apply, however, to a Guild stockholder who (a) furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to Guild stockholders following the date of the merger, (b) provides a certification of foreign status on Form W-8BEN or successor form or (c) is otherwise exempt from backup withholding.

   You are strongly urged to consult your own tax advisor with respect to the specific federal, state, local and foreign tax consequences of the merger to you.

Appraisal Rights

   If the merger is consummated, a holder of record of Guild capital stock on the date of making a demand for appraisal, as described below, who:

  .  continues to hold those shares through the time of the merger;

  . strictly complies with the procedures set forth under Section 262 of the Delaware General Corporation Law; and

  .  has not voted in favor of the merger
will be entitled to have those shares appraised by the Delaware Court of Chancery under Section 262 and to receive payment for the "fair value" of these shares in lieu of the consideration provided for in the merger agreement. This joint proxy statement/prospectus is being sent to all holders of record of Guild capital stock on the record date for the Guild special meeting and constitutes notice of the appraisal rights available to those holders under
Section 262. The statutory right of appraisal granted by Section 262 requires strict compliance with the procedures set forth in Section 262. Failure to follow any of such procedures may result in a termination or waiver of appraisal rights under Section 262. The following is a summary of the principal provisions of Section 262. The following summary is not a complete statement of
Section 262 of the Delaware General Corporation Law, and is qualified in its entirety by reference to Section 262 which is incorporated herein by reference, together with any amendments to the statute that may be adopted after the date of this joint proxy statement/prospectus. A copy of Section 262 is attached as Annex D to this joint proxy statement/prospectus.

   A holder of Guild capital stock electing to exercise appraisal rights under
Section 262 must deliver a written demand for appraisal of his or her shares prior to the vote on the merger. The written demand must identify the holder of record and state the holder's intention to demand appraisal of the shares. All demands should be delivered to Guild.com, Inc., 931 East Main Street, Suite 3, Madison, Wisconsin 53703, Attention: Secretary, telephone: (608) 257-2590.

   Only a holder of shares of Guild capital stock on the date of making a written demand for appraisal who continuously holds those shares through the time of the merger is entitled to seek appraisal. Demand for appraisal must be executed by or for the holder of record, fully and correctly, as that holder's name appears on the holder's stock certificates representing shares of Guild capital stock. If Guild capital stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if Guild capital stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a holder of record; that agent, however, must identify the record owner or owners and expressly disclose in the demand that the agent is acting as agent for the record owner or owners of the shares.

   A record holder such as a broker who holds shares of Guild capital stock as a nominee for beneficial owners, some of whom desire to demand appraisal, must exercise appraisal rights on behalf of those beneficial owners with respect to the shares of Guild capital stock held for those beneficial owners. In that case, the written demand for appraisal should set forth the number of shares of Guild capital stock covered by it. Unless a demand for appraisal specifies a number of shares, the demand will be presumed to cover all shares of Guild capital stock held in the name of the record owner.

   Beneficial owners of Guild capital stock who are not record holders of such stock and who intend to exercise appraisal rights should instruct the record holder to comply with the statutory requirements with respect to the exercise of appraisal rights before the date of the Guild special meeting.

   Within 10 days after the time of the merger, the surviving corporation is required to send notice of the effectiveness of the merger to each holder who prior to the time of the merger has fully complied with the requirements of
Section 262.

   Within 120 days after the time of the merger, the surviving corporation or any holder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Guild capital stock held by all holders seeking appraisal. Each of these holders must serve a copy of the petition on the surviving corporation. If no petition is filed by either the surviving corporation or any such holder within the 120-day period, the rights of all holders to appraisal will cease. Holders seeking to exercise appraisal rights should not assume that the surviving corporation will file a petition with respect to the appraisal of the fair value of their shares or that the surviving corporation will initiate any negotiations with respect to the fair value of those shares. The surviving corporation is under no obligation to and has no present intention to take any action in this regard. Accordingly, holders who wish to seek appraisal of their shares should initiate all necessary action with respect to the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Failure to file the petition on a timely basis will cause the holder's appraisal rights to cease.

   Any holder who has complied with subsections (a) and (d) of Section 262 is entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Guild capital stock not voted in favor of the merger with respect to which demands for appraisal have been received by Guild and the number of holders of those shares. The surviving corporation must mail the statement within 10 days after the written request has been received by Guild or within 10 days after expiration of the time for delivery of demands for appraisal under subsection (d) of Section 262, whichever is later.

   If a petition for an appraisal is filed in a timely manner, at the hearing on the petition, the Delaware Court of Chancery will determine which holders are entitled to appraisal rights and will appraise the shares of Guild capital stock owned by those holders, determining the fair value of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, to be paid, if any, upon the amount determined to be the fair value.

   Holders considering seeking appraisal should consider that the fair value of their shares determined under Section 262 could be more than, the same as, or less than, the value of the consideration provided for in the merger agreement without the exercise of appraisal rights. The cost of the appraisal proceeding may be determined by the Court of Chancery and assessed against the parties as the Court deems equitable in the circumstances. Upon application of a holder seeking appraisal, the Court may order that all or a portion of the expenses incurred by any such holder in connection with the appraisal proceeding (including, without limitation, reasonable attorney's fees and the fees and expenses of experts) be charged pro rata against the value of all shares of Guild capital stock entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

   Any holder that has demanded appraisal in compliance with Section 262 will not, after the time of the merger, be entitled to vote such stock for any purpose or receive payment of dividends or other distributions, if any, on the Guild capital stock, except for dividends or distributions, if any, payable to holders of record at a date prior to the merger.

   A holder may withdraw a demand for appraisal and accept the Ashford common stock at any time within 60 days after the time of the merger, or thereafter may withdraw such a demand with the written approval of the surviving corporation. If an appraisal proceeding is properly instituted, such proceeding may not be dismissed as to any holder without the approval of the Delaware Court of Chancery, and any such approval may be conditioned upon such terms as the Court of Chancery deems just. If, after the merger, a holder of Guild capital stock who had demanded appraisal for the holder's shares fails to perfect, or loses the right to appraisal, those shares will be treated under the merger agreement as if they had been converted as of the time of the merger into Ashford common stock.

   In view of the complexity of these provisions of the Delaware corporate law, any Guild capital stockholder who is considering exercising appraisal rights should consult a legal advisor.

Regulatory Approvals

   Neither Ashford nor Guild is aware of any material governmental or regulatory approval required for completion of the merger, other than the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part, listing of the Ashford common stock issuable to the Guild stockholders on the Nasdaq National Market, and compliance with applicable corporate law of Delaware.

Nasdaq National Market Quotation

   It is a condition to the closing of the merger that the shares of Ashford common stock to be issued pursuant to the merger agreement be listed on the Nasdaq National Market.

Resales of Ashford Common Stock Issued in Connection with the Merger; Affiliate Agreements; Lock-up Agreements

   At least 80% of the stockholders and optionholders of Guild, on a fully diluted basis, as well as Guild's directors and officers are required to execute lock-up agreements with Ashford prior to the merger. Pursuant to the lock-up agreements, each of such persons agrees that, for 180 days following the merger, such person will not sell, transfer, pledge or otherwise dispose of shares of Ashford common stock owned or later acquired by such person prior to the end of this 180-day period without the prior consent of Ashford. After this 180-day period, the Ashford common stock issued in connection with the merger will be freely transferable, except that shares of Ashford common stock received by persons who are deemed to be "affiliates," as such term is defined by Rule 144 under the Securities Act of 1933, as amended, of Guild at the effective time of the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. The executive officers, directors and persons who may be affiliates of Guild have each executed a written affiliate agreement providing, among other things, that each such person will comply with the Securities Act in his, her or its disposition of Ashford common stock received in connection with the merger.

Operations Following the Merger

   Following the merger, Guild will operate as a subsidiary of Ashford. The stockholders of Guild will become stockholders of Ashford, and their rights as stockholders will be governed by Ashford's certificate of incorporation and Ashford's bylaws.

                              THE MERGER AGREEMENT

   The following briefly summarizes the material provisions of the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference into this summary. The summary is not complete and is qualified in its entirety by reference to the merger agreement. We urge all stockholders of Ashford and Guild to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

General

   Following the approval and adoption of the merger and the merger agreement by the stockholders of Guild and Ashford, and the satisfaction or waiver of the other conditions to the merger, a wholly owned subsidiary of Ashford named Ashford-Guild Art Corporation will be merged with and into Guild. Guild will survive the merger as a wholly owned subsidiary of Ashford. If all conditions to the merger are satisfied or waived, the merger will become effective at the time of the filing by the surviving corporation of a duly executed certificate of merger with the Secretary of State of the State of Delaware, referred to as the effective time.

Exchange of Shares

   Each share of Guild capital stock held by Guild or owned by Ashford or any wholly owned subsidiary of Ashford will be canceled and will cease to exist. Each share of Guild common stock will be canceled in the merger without payment of consideration and will cease to exist. The amount of consideration Guild preferred stockholders will receive in the merger depends upon whether or not the holders of Guild capital stock approve the amendment to Guild's restated certificate of incorporation.

   The exchange ratios described herein assume that the aggregate merger consideration is valued at less than $39.3 million. Based upon the market price of Ashford common stock as of the trading day immediately prior to the date of this joint proxy statement/prospectus, the aggregate merger consideration was
valued at approximately $       million. Ashford and Guild believe that the
exchange ratios described herein are the most likely to apply; however, the exchange ratios that would apply if the aggregate merger consideration equaled or exceeded $39.3 million are discussed below. The exchange ratios will be adjusted to fully reflect the effect of any stock split, reverse stock split, stock dividend, extraordinary dividend, reorganization, recapitalization of or other like change affecting the capital stock of Guild or Ashford prior to the effective time of the merger.

   If the merger is completed and Guild's restated certificate of incorporation is amended, each Guild preferred stockholder (other than preferred stockholders who perfect their appraisal rights under Delaware law) would receive:

  . approximately 0.02903 of a share of Ashford common stock for each share of Guild Series A preferred stock owned;

  . approximately 0.17807 of a share of Ashford common stock for each share of Guild Series B preferred stock owned;

  . approximately 0.36739 of a share of Ashford common stock for each share of Guild Series C-1 preferred stock owned; and

  . approximately 0.48968 of a share of Ashford common stock for each share of Guild Series D preferred stock owned.

   If the merger is completed and Guild's restated certificate of incorporation is not amended, each Guild preferred stockholder (other than preferred stockholders who perfect their appraisal rights under Delaware law) would receive:

  . approximately 0.18166 of a share of Ashford common stock for each share of Guild Series B preferred stock owned;

  . approximately 0.37481 of a share of Ashford common stock for each share of Guild Series C-1 preferred stock owned; and

  . approximately 0.49957 of a share of Ashford common stock for each share of Guild Series D preferred stock owned.

   Further, if the restated certificate of incorporation is not amended, each share of Guild Series A preferred stock will be canceled in the merger without payment of consideration and will cease to exist. In this case, the holders of the Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock would be entitled to more consideration in the merger than if Guild's restated certificate of incorporation is amended.

   If the merger is completed and the aggregate merger consideration exceeds approximately $39.3 million in value, independent of whether or not the amendment to Guild's restated certificate of incorporation is approved, each Guild preferred stockholder (other than preferred stockholders who perfect their appraisal rights under Delaware law) would receive:

  . shares of Ashford common stock with a value of $1.00 for each share of Guild Series B preferred stock owned;

  . shares of Ashford common stock with a value of approximately $2.06 for each share of Guild Series C-1 preferred stock owned; and

  . shares of Ashford common stock with a value of $2.75 for each share of Guild Series D preferred stock owned.

In this case, up to approximately $4.9 million of the value in excess of the $39.3 million would be allocated to the holders of Guild Series A preferred stock, with each Guild stockholder receiving shares of Ashford common stock with a value of $1.00 for each share of Guild Series A preferred stock owned. If the aggregate merger consideration exceeds approximately $44.2 million in value, the holders of Guild common stock would be entitled to receive all merger consideration in excess of the $44.2 million on a pro rata basis with all other holders of Guild common stock. As noted above, based upon the market price of Ashford common stock as of the trading day immediately prior to the date of this joint proxy statement/prospectus, the aggregate merger
consideration was valued at approximately $    million.

   As of February 28, 2001, Guild had outstanding 461,432 shares of common stock, 4,870,915 shares of Series A preferred stock, 3,500,178 shares of Series B preferred stock, 12,117,076 shares of Series C-1 preferred stock, 3,931,299 shares of Series D preferred stock, and 5,529,606 shares of common stock subject to outstanding options.

   In the transaction, Ashford will also assume all outstanding stock options previously issued by Guild as discussed below.

Treatment of Guild Stock Options

   At the effective time of the merger, the unexpired and unexercised outstanding options to purchase shares of Guild common stock, whether vested or unvested, will be assumed by Ashford. In the aggregate, these options will be converted into options to purchase 1,583,200 shares of Ashford common stock. The exact number of shares of Ashford common stock into which each assumed Guild stock option may be converted will be determined at the effective time, but will be approximately 0.28 of a share of Ashford common stock, rounded down to the nearest whole number of shares. The exercise price per share of Ashford common stock under the Guild stock options will equal the exercise price per share of the Guild common stock under the original stock options divided by the applicable exchange ratio rounded to the nearest whole cent. In addition, outstanding options originally granted by Guild as incentive stock options will become nonqualified Ashford stock options upon conversion. This change will occur because the optionees will receive value in the merger; whereas, each outstanding share of Guild common stock will be canceled without payment of consideration in the merger.

Exchange of Stock Certificates

   Fractional Shares. Ashford will not issue any fractional shares of Ashford common stock in the merger. Instead, each holder of shares of Guild capital stock exchanged pursuant to the merger who would otherwise have been entitled to receive a fraction of a share of Ashford common stock will be entitled to receive cash, rounded to the nearest whole cent, in an amount equal to the product of the fractional part of Ashford common stock multiplied by the average closing market prices of Ashford common stock as quoted on the Nasdaq National Market for the 20 trading days immediately preceding and ending on the last trading day before the effective time.

   Surrender of Shares Of Guild Capital Stock; Stock Transfer Books. Promptly after the effective time, Ashford will mail to each record holder of certificate(s) representing Guild capital stock a letter of transmittal containing instructions for surrendering the certificates in exchange for Ashford common stock and for obtaining cash payment instead of fractional shares. Holders of certificates who properly surrender their certificates in accordance with these instructions will receive certificates representing their shares of Ashford common stock and cash instead of any fractional shares of Ashford common stock. The surrendered certificates will be canceled. Until surrendered as contemplated above, each certificate representing Guild capital stock will be deemed, at and after the effective time of the merger, to represent only the right to receive, upon such surrender, the merger consideration discussed above.

   No Dividends or Distributions. No dividends or other distributions paid in respect of Ashford common stock with a record date after the effective time of the merger will be paid to any holder of certificates representing Guild capital stock until the surrender of such certificates. Following surrender of each certificate representing shares of Guild capital stock, Ashford will pay to the record holder of the certificates representing shares of Guild capital stock the amount of all dividends and other distributions with a record date after the effective time of the merger which would have been previously payable had the certificates representing shares of Guild capital stock been properly surrendered.

   Lost Certificates. If any Guild certificate has been lost, stolen or destroyed, the owner of the certificate must provide an appropriate affidavit of that fact. Ashford may require the owner of such lost, stolen or destroyed Guild certificates to deliver a bond as indemnity against any claim that may be made against Ashford with respect to the Guild certificates alleged to have been lost, stolen or destroyed.

Appraisal Rights

   Holders of Guild capital stock that have exercised their appraisal rights pursuant to Section 262 of the Delaware General Corporation Law will not have their shares of Guild capital stock converted into Ashford common stock but instead will have their shares converted into the right to receive the consideration determined in accordance with Section 262 of the Delaware General Corporation Law.

Representations and Warranties

   The merger agreement contains representations and warranties of Ashford, Guild and Ashford-Guild Art Corporation. The most significant of these relate to:

  .  their organization, corporate existence and good standing;

  .  their capitalization;

  . their authority to enter into the merger agreement and related agreements and to complete the merger;

  . the absence of the need for any consents or approvals of or filing with any governmental agency to complete the merger;

  .  the absence of certain changes in their business;

  .  compliance with laws;

  . litigation, arbitration, or judgments pending or threatened against them or to which they are a party;

  .  ownership of intellectual property rights;

  .  the accuracy and completeness of their financial statements;

  .  taxes;

  . the accuracy and completeness of information provided for inclusion in Ashford's registration statement on Form S-4 and this joint proxy statement/prospectus;

  .  broker's fees; and

  .  the completeness of their representations and warranties.

   In the merger agreement, Guild made certain additional representations and warranties, including those that relate to:

  .  its subsidiaries;

  .  the absence of undisclosed liabilities in its business;

  .  restrictions on its business activities;

  . governmental and third-party consents required prior to consummation of the merger;

  .  its title to property;

  .  environmental and safety matters;

  . absence of any breach of organizational documents, law or material agreements;

  .  insurance;

  .  absence of certain changes and events;

  .  its employee benefit plans;

  .  Section 83(b) elections;

  .  its employees and consultants;

  .  labor agreements and employee compensation;

  .  transactions with its affiliates;

  . the possession of permits, licenses and authorizations necessary to conduct its business;

  .  its customers and suppliers;

  .  manufacturing and marketing rights;

  .  its material contracts and compliance with them;

  .  registration rights;

  .  its minute books and organizational documents;

  .  the shareholder vote required to approve the merger; and

  .  the completeness of the foregoing representations and warranties.

   Ashford has also represented and warranted as to the validity of the shares of common stock to be issued in connection with the merger and as to the accuracy and completeness of documents and reports filed by Ashford with the SEC.

Covenants

 Conduct Prior To The Effective Time

   Except to the extent expressly contemplated by the merger agreement or as consented to in writing by the other, each of Guild and Ashford has agreed to carry on its business in the ordinary course in substantially the same manner as conducted prior to execution of the merger agreement. Each of Guild and Ashford has further agreed to:

  .  pay debts and taxes when due;

  .  to preserve intact its present business organizations;

  . to keep available the services of its present officers and key employees; and

  . to preserve its relationships with customers, suppliers, distributors and others having business dealings with it or its subsidiaries so that its goodwill and ongoing businesses will be unimpaired at the effective time.

   Each of Guild and Ashford has agreed to notify the other of any event or occurrence not in the ordinary course of its business or which could have a material adverse effect on such party's business.

   Except to the extent expressly contemplated by the merger agreement or as consented to in writing by the other, Guild and Ashford have each agreed not to take any of the following actions:

  .  amend its certificate of incorporation or bylaws;

  . declare or pay any dividends on or make any other distributions on its capital stock;

  .  with certain exceptions, issue capital stock;

  . with certain exceptions, repurchase directly or indirectly its capital stock; or

  .  liquidate, merge or authorize a change in control.

   The merger agreement restricts Guild's ability, without Ashford's prior written consent, to take certain actions, including actions relating to:

  .  material contracts;

  .  insurance coverage;

  .  capital expenditures;

  .  the issuance of securities;

  .  intellectual property rights;

  .  exclusive marketing, manufacturing or other exclusive rights;

  .  the acquisition or disposition of material assets or businesses;

  .  indebtedness, loans and guaranties;

  .  the payment of liabilities and obligations exceeding certain amounts;

  .  the termination or waiver of rights of substantial value;

  .  compensation, severance and termination pay of officers and employees;

  .  the commencement of a lawsuit or arbitration proceedings;

  .  tax elections and tax returns;

  .  revaluation or write down of assets; or

  .  taking or agreeing to take any of the actions described above.

   Guild has also agreed that it will not directly or indirectly, except to the extent Guild's board of directors determines in good faith, after consultation with outside counsel, that such action is required to properly discharge its fiduciary obligations to its stockholders:

  . solicit, initiate, or encourage any takeover proposals, other than the transactions contemplated by the merger agreement;

  . engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to a takeover proposal; or

  .  agree to, approve or recommend a takeover proposal.

   Guild has agreed that it will immediately notify Ashford about inquiries, discussions or negotiations in connection with a takeover proposal.

   Each of Ashford and Guild has agreed, except as set forth below, not to:

  . withdraw or modify, in a manner adverse to the other party, its approval or recommendation of the merger agreement, the merger or the issuance of shares of Ashford common stock in the merger;

  .  approve or recommend a takeover proposal; or

  . cause Ashford or Guild, as the case may be, to enter into any takeover proposal.

   Each of Guild and Ashford may withdraw or modify its approval or recommendation if such party determines, in good faith based on the advice of outside counsel, that a modification or withdrawal is required by its fiduciary obligations to its stockholders.

   Director and Officer Indemnification. Ashford has agreed that all rights to indemnification existing on the date of the merger agreement in favor of the present officers and directors of Guild to the extent permitted by applicable law and as provided for in Guild's restated certificate of incorporation or bylaws will continue in full force and effect.

   Third-Party Approvals. Guild and Ashford have agreed to use their reasonable best efforts to obtain all consents and make all filings with governmental entities, which are necessary to be obtained by them to consummate the merger. They have also agreed to notify each other regarding material events.

   Listing of Ashford Common Stock. Ashford has agreed to file with the Nasdaq a listing application covering the shares of Ashford common stock to be issued in the merger and upon exercise of the Guild stock options being assumed by Ashford.

   Employee Benefits. Ashford has agreed to take such reasonable actions as are necessary to allow eligible employees of Guild to participate in the benefit programs of Ashford or alternative benefit programs that are, in the aggregate, substantially comparable to the benefit programs applicable to the employees of Ashford as soon as practicable after the effective time of the merger.

   Certain Other Covenants. The merger agreement contains certain other mutual covenants of Ashford and Guild, the most significant of which are:

  . to provide to the other party and its employees, officers, directors and representatives, access to its books and records;

  . to maintain the confidentiality of the information obtained from the other party in accordance with the previously executed confidentiality agreement;

  . to consult with each other prior to issuing any press release or otherwise making any public statement or other public disclosure regarding the merger or the merger agreement;

  . to notify the other party of the occurrence or non-occurrence of any event which could result in any condition to effect the merger not to be satisfied;

  . to take all actions reasonably necessary to comply with legal requirements and obtain all consents and approvals necessary to complete the merger; and

  . to refrain from taking any action that would cause the merger to fail to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code.

Related Matters After the Merger

   The certificate of incorporation of Ashford-Guild Art Corporation as in effect immediately prior to the effective time will become the certificate of incorporation of the surviving corporation. The bylaws of Ashford-Guild Art Corporation will become the bylaws of the surviving corporation.

Conditions to Completion of the Merger

   The respective obligations of Ashford, Ashford-Guild Art Corporation and Guild to consummate the merger are subject to the satisfaction or waiver by them of the following conditions before completion of the merger:

  . the approval of the merger by the requisite vote of Guild capital stock and Ashford common stock;

  . the absence of any legal restraint or prohibition preventing or seeking to prevent the consummation of the merger;

  . the receipt of all necessary governmental approvals, waivers and consents;

  . the filing by Ashford with Nasdaq of a listing application with respect to the shares of Ashford common stock issuable in the merger and upon exercise of the Guild stock options assumed by Ashford;

  . the receipt of written opinions from tax counsel to the effect that the merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code; and

  . the effectiveness of the registration statement on Form S-4 and the absence of any stop order suspending such effectiveness or any action, suit, proceeding or investigation by the SEC to suspend such effectiveness.

   Guild's obligations to consummate the merger are subject to the satisfaction or waiver by it of the following conditions before completion of the merger:

  . the accuracy of representations and warranties of Ashford in the merger agreement as of the effective time;

  . the performance by Ashford and Ashford-Guild Art Corporation of the covenants, obligations and conditions of the merger agreement required to be performed as of the effective time;

  . the receipt of a certificate of an officer of Ashford stating that the two conditions set forth immediately above have been satisfied;

  . the absence of any material adverse change in the condition of Ashford and its subsidiaries, except for such as are directly or indirectly attributable to or arise out of general market or industry conditions provided that a decline in the market price of the Ashford common stock will not by itself be deemed a material adverse change;

  . the receipt of executed voting agreements from certain stockholders of Ashford; and

  . the receipt of a mutually agreeable legal opinion from Ashford's counsel.

   In addition, Ashford's obligations to consummate the merger are subject to the satisfaction or waiver by it of the following conditions before completion of the merger:

  . the accuracy of representations and warranties of Guild in the merger agreement as of the effective time;

  . the performance by Guild of the covenants, obligations and conditions of the merger agreement required to be performed as of the effective time;

  . the receipt of a certificate of an officer of Guild stating that the two conditions set forth immediately above have been satisfied;

  . the receipt of satisfactory evidence of all necessary third party consents or approvals;

  .  the absence of any material adverse change in the condition of Guild;

  . the receipt of executed voting agreements, affiliate agreements and lock-up agreements from certain Guild stockholders, officers, directors and option holders;

  .  the termination by Guild of its 401(k) Profit Sharing Plan;

  . the receipt of resignations from the directors of Guild effective as of the effective time;

  .  the receipt of a FIRPTA certificate;

  .  the receipt of a mutually agreeable legal opinion from Guild's counsel;
     and

  . the termination by Guild of the Amended and Restated Investors' Rights Agreement.

Termination; Expenses

   At any time prior to the effective time, whether before or after approval of the matters presented in connection with the merger by the stockholders of Guild or Ashford, the merger agreement may be terminated:

  . by mutual consent duly authorized by the respective boards of directors of Ashford and Guild;

  . by either Ashford or Guild, if, without fault of the terminating party, the closing of the transactions contemplated by the merger agreement do not occur on or before May 30, 2001 (however, the right to terminate the merger agreement will not be available to any party whose action or failure to act constitutes a breach of the merger agreement and has been the cause of, or resulted in, the failure of the merger to occur on or before such date);

  . by either Ashford or Guild if any permanent injunction or other court order preventing the consummation of the merger becomes final and nonappealable;

  . by Ashford (1) if Guild materially breaches any representation, warranty, obligation or agreement set forth in the merger agreement and the breach has not been cured within a certain time period, provided that such termination right will not be available to Ashford where Ashford is at that time in willful breach of the merger agreement, (2) if the board of directors of Guild withdraws or modifies its recommendation of the merger agreement or the merger in a manner adverse to Ashford or resolves to do any of the foregoing, provided that such termination right will not be available to Ashford where Ashford is at that time in willful breach of the merger agreement, (3) if for any reason Guild fails to call and hold the Guild stockholders meeting by May 30, 2001 or commence solicitation of stockholder consents within ten days after the effectiveness of the registration statement, provided that such termination right will not be available to Ashford where Ashford is at that time in willful breach of the merger agreement, (4) if the required approval of the stockholders of Guild is not obtained within 45 days after the registration statement is sent to stockholders or (5) the board of directors of Guild has approved or publicly recommended another takeover proposal; or

  . by Guild (1) if Ashford materially breaches any representation, warranty, obligation or agreement set forth in the merger agreement and the breach has not been cured within a certain time period, provided that such termination right will not be available to Guild where Guild is at that time in material breach of the merger agreement, (2) if the board of directors of Ashford withdraws or modifies its recommendation of the merger agreement or the merger in a manner adverse to Guild or resolves to do any of the foregoing, provided that such termination right will not be available to Guild where Guild is at that time in willful breach of the merger agreement, (3) if for any reason Ashford fails to call and hold the Ashford stockholders meeting by May 30, 2001 or commence solicitation of stockholder consents within ten days after the effectiveness of the registration statement, provided that such termination right will not be available to Guild where Guild is at that time in willful breach of the merger agreement, (4) if the required approval of the stockholders of Ashford is not obtained within 45 days after the registration statement is sent to stockholders or (5) the board of directors of Ashford has approved or publicly recommended another takeover proposal.

   Except as described below, whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and its related transactions (including, the fees and expenses of its advisers, accountants and legal counsel) will be paid by the party incurring such expense.

   In the event that either Guild or Ashford terminates the merger agreement due to a failure by its stockholders to approve and adopt the merger and the merger agreement, then such terminating party must pay a fee to the other party equal to $1,000,000; provided, however, that if such termination occurs because the party's board of directors has, in accordance with the merger agreement, recommended a superior proposal, then such fee will be in the amount of $500,000.

Amendment and Waiver

   The boards of directors of Ashford and Guild may amend the merger agreement at any time by execution of an instrument in writing signed on behalf of each of the parties and in accordance with applicable law.

   At any time prior to the effective time, any party to the merger agreement may:

  . extend the time for the performance of any of the obligations or other acts of the other parties;

  . waive any inaccuracies in the representations and warranties made to such party in the merger agreement or in any document delivered pursuant to the merger agreement; and

  . waive compliance with any of the agreements or conditions for the benefit of such party in the merger agreement.

                                OTHER AGREEMENTS

Voting Agreements

   Prior to the execution of the merger agreement, holders of Ashford common stock and Guild capital stock executed voting agreements pursuant to which they agreed to vote their respective stock in Ashford and Guild in favor of the merger and for other various matters. As of January 3, 2001, holders of 52.5% of the outstanding Ashford common stock and holders of approximately 20.6% of the outstanding Guild common stock, 25.1% of the outstanding Guild Series A preferred stock, 100% of the outstanding Guild Series B Preferred Stock, 100% of the outstanding Guild Series C-1 preferred stock and 92.5% of the outstanding Guild Series D preferred stock have executed voting agreements.

   Under the voting agreements, the Ashford stockholders who executed these agreements agreed to vote in favor of the merger and any matter that could reasonably be expected to facilitate the merger and have granted an irrevocable proxy to the board of directors of Guild to vote their shares in such manner. Each of such holders (other than Amazon.com, Inc. and its affiliated entities) has agreed (1) not to sell or otherwise dispose of its Ashford common stock prior to the earlier of the termination of the merger agreement and the closing of the merger, (2) to release Ashford, its predecessors, successors, assigns, stockholders, officers, directors, employees and agents from any claims based on facts and circumstances existing on the date the agreement was signed and
(3) to waive its rights of appraisal and similar rights relating to the merger.

   Under the voting agreements, the Guild stockholders who executed these agreements agreed to vote in favor of the merger, the amendment to Guild's restated certificate of incorporation and any matter that could reasonably be expected to facilitate the merger and have granted an irrevocable proxy to the board of directors of Ashford to vote their shares in such manner. Each of such holders has agreed (1) not to sell or otherwise dispose of its Guild capital stock prior to the earlier of the termination of the merger agreement and the closing of the merger, (2) to release Guild, its predecessors, successors, assigns, stockholders, officers, directors, employees and agents from any claims based on facts and circumstances existing on the date the agreement was signed and (3) to waive its rights of appraisal and similar rights relating to the merger.

Affiliate Agreements

   Prior to the execution of the merger agreement, Ashford entered into affiliate agreements with those directors, officers and stockholders of Guild who are "affiliates" within the meaning of Rule 144 under the Securities Act. Pursuant to these affiliate agreements, each Guild affiliate agreed not to dispose of his, her or its shares of Ashford common stock received in the merger unless the disposition is permitted under the rules and regulations of the federal securities laws.

Lock-up Agreements

   Prior to the completion of the merger, at least 80% of the stockholders and option holders of Guild, on a fully diluted basis, as well as Guild's officers and directors, will enter into a lock-up agreement with Ashford. Pursuant to the lock-up agreement, each of these persons will agree, for a period of 180 days following the closing of the merger, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise dispose of, directly or indirectly, any Ashford common stock owned or later acquired by such person prior to the end of such 180-day period, without the prior consent of Ashford.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

   The accompanying unaudited pro forma condensed consolidated financial data are presented to reflect the acquisition of Guild by Ashford. The acquisition is to be accounted for using the purchase method of accounting. The unaudited pro forma condensed consolidated financial data are based upon the historical financial statements of Ashford and Guild. The purchase price allocation has been based on preliminary valuations of Guild's assets and working capital and will be adjusted upon closing of the merger. However, management does not expect the impact of these changes to have a material adverse effect on Ashford's results of operations.

   The following unaudited pro forma condensed consolidated financial data have been prepared as if the acquisition had taken place on December 31, 2000, in the case of the unaudited pro forma condensed consolidated balance sheet, or as of April 1, 1999, in the case of the unaudited pro forma condensed consolidated statements of operations for the nine months ended December 31, 2000 and the year ended March 31, 2000.

   As a result of differing year ends of Ashford and Guild, results of operations for dissimilar year ends have been combined. Ashford's results of operations for the year ended March 31, 2000 have been combined with Guild's results of operations for the year ended December 31, 1999. Ashford's results of operations for the nine months ended December 31, 2000 have been combined with Guild's results of operations for the same period. Guild's results of operations for the three month period January 1 through March 31, 2000 have been excluded from the following unaudited pro forma consolidated financial data. For the period January 1 through March 31, 2000, Guild's revenues and net loss were $0.6 million and $6.2 million, respectively.

   The unaudited pro forma condensed consolidated financial data are based on the estimates and assumptions set forth in the notes to such data, which are preliminary and have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed consolidated financial data are not necessarily an indication of the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.

   These unaudited pro forma condensed consolidated financial data are not necessarily indicative of the results of the future operations of Ashford. The unaudited pro forma condensed consolidated financial data should be read in conjunction with the notes thereto and the historical financial statements of Guild, included in this joint proxy statement/prospectus. In addition, reference should be made to the historical financial statements of Ashford included in Ashford's Annual Report on Form 10-K, and included in Ashford's Form 10-Q for the nine months ended December 31, 2000, filed with the Securities and Exchange Commission and other financial information pertaining to Ashford and Guild including "Guild Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" included elsewhere herein.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 2000
                                 (in thousands)

                                       Historical
                                    -----------------    Pro Forma
                                    Ashford    Guild   Adjustments(A) Pro Forma
                                    --------  -------  -------------- ---------
Assets
Current assets:
  Cash and cash equivalents........ $ 12,897  $ 8,203                 $ 21,100
  Short-term investments...........       --    3,450                    3,450
  Restricted cash..................    1,770       --                    1,770
  Accounts receivable..............    4,823      180                    5,003
  Merchandise inventory............   26,893      158                   27,051
  Prepaids and other...............    3,176      239                    3,415
                                    --------  -------     -------     --------
    Total current assets...........   49,559   12,230          --       61,789
  Property and equipment...........    9,971    2,233      (2,233)       9,971
  Purchased intangibles............   10,614       --                   10,614
  Other assets.....................    1,831      183        (183)       1,831
                                    --------  -------     -------     --------
    Total assets................... $ 71,975  $14,646     $(2,416)    $ 84,205
                                    ========  =======     =======     ========
Liabilities and Stockholders'
 Equity
Current liabilities:
  Accounts payable and accrued
   liabilities..................... $ 12,622  $ 2,818     $   300     $ 15,740
Other long-term liabilities........      111       26       5,611        5,748
Commitments and contingencies......
Stockholders' equity:
Convertible preferred stock........       --   41,002     (41,002)          --
Preferred stock....................       --       --                       --
Common stock.......................       47       --           7           54
Additional paid-in capital.........  264,811      158       3,278
                                                              720
                                                             (158)     268,809
Subscription receivable............   (1,156)      --                   (1,156)
Deferred compensation..............  (11,454)      (2)       (528)     (11,984)
Accumulated other comprehensive
 gain..............................       --        2          (2)          --
Accumulated deficit................ (193,006) (29,358)     29,358     (193,006)
                                    --------  -------     -------     --------
  Total stockholders' equity.......   59,242   11,802      (8,327)      62,717
                                    --------  -------     -------     --------
  Total liabilities and
   stockholders' equity............ $ 71,975  $14,646     $(2,416)    $ 84,205
                                    ========  =======     =======     ========

      See notes to unaudited pro forma condensed consolidated financial data.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 2000
                                 (in thousands)

                                     Historical
                                  -----------------   Pro Forma          Pro
                                  Ashford   Guild    Adjustments Note   Forma
                                  -------  --------  ----------- ----  --------
Net sales.......................  $39,931  $  1,044                    $ 40,975
Cost of sales...................   33,486       515                      34,001
                                  -------  --------    ------          --------
Gross profit....................    6,445       529        --             6,974
Operating expenses:
  Marketing and sales...........   33,282     5,413                      38,695
  General and administrative....   14,078     5,645                      19,723
  Depreciation and
   amortization.................   33,817       392      (392)    (B)
                                                       (2,805)    (C)
                                                          151     (D)    31,163
                                  -------  --------    ------          --------
    Total operating expenses....   81,177    11,450    (3,046)           89,581
                                  -------  --------    ------          --------
Loss from operations............  (74,732)  (10,921)    3,046           (82,607)
Interest income (expense), net..    2,670       453                       3,123
Other income (expense)..........       --        (2)                         (2)
                                  -------  --------    ------          --------
Net loss........................  $72,062  $(10,470)   $3,046          $(79,486)
                                  =======  ========    ======          ========
Net loss per share, basic and
 diluted........................  $ (2.65)                             $  (2.31)
                                  =======                              ========
Shares used to compute net loss
 per share, basic and diluted...   27,197                                34,338
                                  =======                              ========


      See notes to unaudited pro forma condensed consolidated financial data.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 2000
                                 (in thousands)

                                   Historical
                               -------------------   Pro Forma
                                Ashford    Guild    Adjustments Note  Pro Forma
                               ---------  --------  ----------- ----  ---------
Net sales....................  $  52,868  $  1,417                    $  54,285
Cost of sales................     42,863       468                       43,331
                               ---------  --------    ------          ---------
Gross profit.................     10,005       949                       10,954
Operating expenses:
  Marketing and sales........     20,894     7,098                       27,992
  General and
   administrative............     18,316     5,977                       24,293
  Depreciation and
   amortization..............     91,964       879      (879)    (B)
                                                      (2,104)    (C)
                                                         113     (D)     89,973
                               ---------  --------    ------          ---------
    Total operating
     expenses................    131,174    13,954    (2,870)           142,258
                               ---------  --------    ------          ---------
Loss from operations.........   (121,169)  (13,005)    2,870           (131,304)
Interest income (expense),
 net.........................      1,489       599                        2,088
Other income.................         --        --                           --
                               ---------  --------    ------          ---------
Net loss.....................  $(119,680) $(12,406)   $2,870          $(129,216)
                               =========  ========    ======          =========
Net loss per share, basic and
 diluted.....................  $   (2.63)                             $   (2.46)
                               =========                              =========
Shares used to compute net
 loss per share, basic and
 diluted.....................     45,484                                 52,625
                               =========                              =========


      See notes to unaudited pro forma condensed consolidated financial data.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED CONSOLIDATED FINANCIAL DATA

Pro Forma Adjustments:

   A. Reflects the consummation of the acquisition and the related purchase accounting entries. The purchase price of Guild has been estimated at $4.3 million, consisting of $3.3 million of Ashford common stock (7,141,400 Ashford shares, multiplied by $0.46 per share), $0.7 million of Ashford options and warrants issued to Guild option and warrant holders and $0.3 million of business combination costs. The purchase price was allocated as follows (in thousands):

      Net tangible assets acquired in excess of cost.................  $(5,611)
      Long-term capital lease obligation.............................      (26)
      Deferred compensation..........................................      528
      Net working capital items......................................    9,412
                                                                       -------
      Total consideration............................................  $ 4,303
                                                                       =======

   The purchase price allocation has been based on preliminary valuations of Guild's assets and working capital and will be adjusted upon closing of the transaction. However, management does not expect the impact of these changes to have a material adverse effect on Ashford's results of operations. Approximately $2.4 million of long term assets reflected in Guild's historical balance sheet have been eliminated in the purchase accounting entries. Net tangible assets acquired in excess of cost will be recorded as a deferred credit, included in other long-term liabilities, and amortized to depreciation and amortization using the straight-line method over 2 years. Deferred compensation relates to unvested employee stock options issued in connection with the acquisition and will be amortized over the remaining vesting periods of the related stock options.

   Common stock and additional paid-in capital have been adjusted assuming the issuance of 7,141,400 shares of Ashford common stock at the price of $0.46 per share. This per share price is the average market price of Ashford common stock for the period December 27, 2000 through January 11, 2001, which is the period immediately preceeding and following the announcement of the acquisition on January 4, 2001. Additional paid-in capital has also been adjusted to reflect the issuance of Ashford stock options and warrants to Guild stock option and warrant holders. The fair market value of the stock options and warrants were determined using the Black-Scholes pricing model. Significant assumptions used to estimate fair value of the stock options and warrants include a risk-free interest rate of 4.82%, expected lives of 5 years, expected volatility of 100% and no expected dividends.

   B. Reflects the elimination of historical Guild depreciation and amortization expense.

   C. Reflects pro forma amortization of net tangible assets acquired in excess of cost based on the purchase price of the Guild assets by Ashford, assuming a two year amortization period.

   D. Reflected pro forma amortization of deferred compensation.

           AMENDMENT TO GUILD'S RESTATED CERTIFICATE OF INCORPORATION

   This section of the joint proxy statement/prospectus briefly summarizes (1) the material provisions of Guild's restated certificate of incorporation that will be affected by the amendment to Guild's restated certificate of incorporation and (2) the amendment itself. A copy of Guild's restated certificate of incorporation is attached as Annex B to this joint proxy statement/prospectus and is incorporated by reference in this summary. A copy of the amendment to Guild's restated certificate of incorporation is attached as Annex C to this joint proxy statement/prospectus and is incorporated by reference in this summary. The summaries are not complete and are qualified in their entirety by reference to the attached documents. We urge all Guild stockholders to read the attached documents in their entirety for a more complete description.

Existing Liquidation Preferences of Guild Preferred Stock

   Guild's restated certificate of incorporation provides that the merger will be deemed to be a liquidation, dissolution and winding up of Guild unless the holders of at least a majority of the Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock, voting as separate series and not as a single class, determine otherwise. Neither the merger agreement nor the voting agreements contemplate a waiver by the holders of the Guild preferred stock of their respective liquidation preferences or any determination by such preferred stockholders that the merger is not a liquidation, dissolution and winding up of Guild.

   In accordance with Guild's restated certificate of incorporation, upon a liquidation, dissolution or winding up of Guild, the holders of Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock will be entitled to receive, on a pari passu basis prior and in preference to any distribution to the holders of Guild Series A preferred stock or Guild common stock, up to an amount equal to: (1) $1.00 for each outstanding share of Series B preferred stock, together with all declared but unpaid dividends on such share, (2) $2.06320475 for each outstanding share of Series C-1 preferred stock, together with all declared but unpaid dividends on such share, and (3) $2.75 for each outstanding share of Series D preferred stock, together with all declared but unpaid dividends on such share.

   If the assets of Guild are insufficient to pay the liquidation preferences of Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock in full, then all of the assets of Guild available for distribution would be distributed ratably among the holders of Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock based upon the total preferential amount each holder would be entitled to receive if sufficient funds were available to pay the full preferential amounts.

   If the assets of Guild are sufficient to pay the liquidation preferences of Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock in full, then the holders of Guild Series A preferred stock would be entitled to receive, prior and in preference to any distribution to the holders of Guild common stock, up to an amount equal to $1.00 for each outstanding share of Series A preferred stock, together with all declared but unpaid dividends on such share.

   If the assets of Guild are insufficient to pay the liquidation preference of Guild Series A preferred stock in full, then all of the assets of Guild available for distribution which remain, after payment of the liquidation preferences of Guild Series B preferred stock, Series C-1 preferred stock and Series D preferred stock, would be distributed ratably among the holders of Guild Series A preferred stock in proportion to the amount of Series A preferred stock owned by each such holder.

   If the assets of Guild are sufficient to pay the liquidation preferences of Guild Series A preferred stock, Series B preferred stock, Series C-1 preferred stock and Series D preferred stock in full, then all remaining assets of Guild available for distribution would be distributed among the holders of Guild common stock pro rata based on the number of shares of common stock held by each such holder.

   Shares of Guild preferred stock may not be converted into shares of Guild common stock in order to participate in any distribution to the holders of Guild common stock without first foregoing participation in all distributions to holders of Guild preferred stock.

The Amendment

   By action taken at the special meeting of Guild's board of directors held on January 2, 2001, the board approved a resolution adopting an amendment to Guild's restated certificate of incorporation which provides that, consistent with the existing restated certificate of incorporation, the merger will be deemed to be a liquidation, dissolution and winding up of Guild and the liquidation preferences and the consideration to be received by each holder of Guild Series A preferred stock, Series B preferred stock, Series C-1 preferred stock and Series D preferred stock in connection with the merger will be as follows:

  . each outstanding share of Guild Series A preferred stock will be exchanged for approximately 0.02903 of a share of Ashford common stock;

  . each outstanding share of Guild Series B preferred stock will be exchanged for approximately 0.17807 of a share of Ashford common stock;

  . each outstanding share of Guild Series C-1 preferred stock will be exchanged for approximately 0.36739 of a share of Ashford common stock; and

  . each outstanding share of Guild Series D preferred stock will be exchanged for approximately 0.48968 of a share of Ashford common stock.

   If the amendment takes effect, the holders of Guild Series A preferred stock will become eligible to receive consideration in the merger that they would not otherwise be entitled to receive. Absent such amendment, the holders of Guild Series A preferred stock would be entitled to receive consideration in the merger only in the event the aggregate merger consideration exceeds approximately $39.3 million in value. Based on the market closing price of
Ashford common stock of $      per share as of      , 2001, it is unlikely that
the aggregate merger consideration will exceed $39.3 million in value. Guild's board of directors believes it is in the best interest of Guild and the stockholders to allocate a portion of the merger consideration to the holders of Guild Series A preferred stock in recognition of the investment in Guild made by such holders.

Vote Required

   The amendment to Guild's restated certificate of incorporation will take effect if (1) the value of the merger consideration is less than approximately $39.3 million and (2) the amendment is approved by the affirmative vote of the holders of:

  . a majority of the outstanding shares of Guild common stock and preferred stock, voting together as a single class; and

  . a majority of the outstanding shares of Guild Series A preferred stock, Series B preferred stock, Series C-1 preferred stock and Series D preferred stock, each voting as a separate series and not as a single class.

   The Guild board of directors has approved the amendment to Guild's restated certificate of incorporation and recommends that you vote FOR such proposal.

                       DESCRIPTION OF ASHFORD'S BUSINESS

Overview

   Ashford was incorporated on March 6, 1998 and commenced operations and began offering products for sale on its Web site in April 1998. Ashford initially focused exclusively on the sale of new and vintage watches. Since inception, Ashford has focused on broadening its product offerings, establishing relationships with luxury and premium brand owners, generating sales momentum and expanding its operational and customer service capabilities. Ashford has grown rapidly since launching its site in April 1998 and has experienced significant increases in its net sales and corresponding cost of sales since inception. Ashford currently offers more than 20,000 products from over 400 leading luxury brands. Ashford is currently focusing its efforts on continuing to increase net sales while maintaining or decreasing current expense levels. Ashford plans to continue the growth of its corporate gift business, which generally generates higher margin sales and is less seasonal in nature than its traditional retail sales, and its newer, higher margin product categories, such as its Ashford Collection jewelry. Ashford recently added a new home and lifestyle category to its mix of product offerings, which includes a collection of attractive gift and specialty items such as picture frames, crystal candlesticks and other home accessories. As part of a larger effort to improve overall operating efficiencies and lower total operating costs as a percentage of sales, Ashford specifically reduced its traditional print and media marketing activities and broadened its focus on Internet and online media, which it believes to be a more efficient and economical means of attracting new customers.

   The market for luxury and premium products is highly seasonal, with a disproportionate amount of net sales occurring during the fourth calendar quarter. Therefore, Ashford increases its purchases of inventory during and in advance of that quarter. Although less significant, seasonal sales periods occur in February due to Valentine's Day and in May and June due to graduation gift giving, Mother's Day and Father's Day. Ashford expects that these trends will continue in future periods.

   Ashford's gross margin will fluctuate in future periods based on factors such as:

  .  product sales mix;

  .  the mix of direct and indirect sources of inventory;

  .  pricing strategy;

  .  promotional activities;

  .  inventory management; and

  .  inbound and outbound shipping costs.

   Ashford has incurred net losses since inception and expects to generate negative cash flows during future periods. Ashford's ability to become profitable depends on its ability to generate and sustain substantially higher net sales while maintaining reasonable expense levels, both of which are uncertain. If Ashford does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future.

   Ashford has a limited operating history upon which to base an evaluation of its business and prospects. As a result of Ashford's limited operating history, it is difficult to accurately forecast its net sales and Ashford has limited meaningful historical financial data upon which to base projected operating expenses. Ashford bases its current and future expense levels on its operating plans and estimates of future net sales, and its expenses are fixed to a large extent. Sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders Ashford receives. As a result, Ashford may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause Ashford's net losses in a given quarter to be greater than expected and could limit or delay its ability to generate net profits in any future period.

Recent Developments

   On February 14, 2001, Ashford entered into a merger agreement and announced that it will acquire E.S.T., Inc. (d/b/a Watch Network). Upon completing the acquisition, Ashford will issue approximately 2 million shares of Ashford common stock to holders of Watch Network common stock at the closing and, if certain milestones are achieved by Watch Network during the year following the closing, up to an additional 5.5 million shares of Ashford common stock will be issued to holders of Watch Network common stock at designated times after the closing. Watch Network is an on-line retailer of watches possessing relationships with some leading watch brands. The acquisition is subject to standard closing conditions and is expected to close in March 2001.

                        DESCRIPTION OF GUILD'S BUSINESS

Overview

   Guild maintains a comprehensive online collection of 10,000 original works of art available for retail sale, including contemporary fine art, home furnishings, accessories and fine crafts, created by 1,500 practicing artists. Guild also publishes art-related books for retail and wholesale distribution, including semi-annual Sourcebooks displaying sample artwork for commission by architects and interior designers. Besides offering a wide range of original artwork by current artists, Guild's Web site showcases online special exhibitions curated by artists, gallery owners and collectors, as well as fine art books and collections from more than 50 top art galleries. All artists featured on Guild's Web site are carefully selected and reviewed by a panel of leading art experts to ensure the site's quality and breadth of art.

   Guild is a Delaware corporation initially incorporated as a Wisconsin corporation on March 20, 1998 and reincorporated in Delaware in March 1999.

Sales and Marketing

   Guild operates within the fine art and fine crafts market by offering original works of art and fine art books to consumers around the world through its Web site located at http://www.guild.com. The Web site permits customers worldwide to browse Guild's product offerings by resource (such as by artist, gallery, special exhibition or commission), by medium (such as paintings, photography, prints and drawings, sculpture, basketry, ceramics, fiber, jewelry and accessories, glass, metal or wood) and by price range.

   Consistent with the foregoing products and services, Guild's Web site supplies timely information on gallery exhibits and craft fairs, and offers educational information, a glossary of art-related terminology and other art-related content. By making available educational resources that reinforce the value of art, Guild hopes to turn site visitors into enthusiastic collectors.

   In addition to serving consumers through its online product offerings, Guild serves design professionals, such as architects, interior designers, art consultants, through its online Trade Resource Program, a professional service for the design trade and its corporate and governmental clients. Members of Guild's Trade Resource Program can access over 500 artists who specialize in commissionable work. The Trade Resource Program helps design professionals locate ideal pieces of art for their projects. Guild takes pride in the fact that this service is officially recognized by the American Society of Interior Designers, Inc. In addition to offering commissionable artwork, members of the Trade Resource Program can obtain discounts to certain artwork offered on Guild's Web site.

   Since inception, Guild has derived a majority of its revenue from non-Web site sales. Non-Web site sales consist of advertising fees received from artists featured in Guild's published books and wholesale book sales. In addition to wholesale books, Guild publishes Sourcebooks of original art and sells advertising pages within its Sourcebooks to artists. Guild then prints and distributes such books free of charge to architects and interior designers who can directly contact featured artists to commission similar artwork appropriate for their projects.

Product Selection and Distribution

   Appearance on Guild's Web site is by invitation only. Guild's artist coordinator seeks out fresh talent and exquisite works of art for review by Guild's artistic advisors. Each piece of art must be approved by these advisors to ensure compatibility with Guild's standards before it may appear on the Web site. Once approved, the artist or gallery responsible for the work is given its own exclusive display within Guild's Web site presented through vivid photographic images. Guild strives to establish a personal bond between artists and customers by serving as a direct, informative nexus between artists, galleries and potential buyers.

   Guild also maintains a publishing department responsible for identifying books for publication. All books published by Guild relate to fine art, home furnishings, accessories or fine crafts. Guild occasionally republishes books that were successfully received by consumers during their initial publication. Artists displaying their works in Guild Sourcebooks must undergo scrutiny similar to that applied to artists whose works appear on Guild's Web site.

   Guild owns and stores certain fine art books, including its Sourcebooks, and a minimal amount of the artwork offered on its Web site. However, substantially all of the artwork offered on the Web site is owned and stored by artists or art galleries who contractually agree to supply Guild with the artwork.

   Once a customer places an order with Guild, the artist or gallery who owns the artwork is contacted and informed of the sale and given the necessary customer shipping information. The artwork is then shipped directly from the artists' studio or participating galleries to the customer. Guild pays the artist or art gallery after the artwork is shipped to the customer. The amount of the payment is based on a percentage of the selling price of the artwork and varies depending on the specific contractual agreement.

   All arrangements with artists and galleries are designed to ensure the quality of products and the satisfaction of customers, accomplished through Guild's return policies, experienced artistic advisors and strict product standards. Customers dissatisfied with an order may contact Guild to return an item (other than made-to-order items) for any reason within 14 days of receipt.

Customers

   Typically, a customer discovers Guild through catalogs, advertisements, trade shows, affiliates or word-of-mouth. Guild's Web site also is linked directly to other Web sites, such as eBay.com, Onview.com and the American Society of Interior Designers' Web site. An interested shopper might visit Guild's Web site one or more times before actually purchasing a work of art. Customers also can request that a certain artist or art gallery fulfill a special order or adapt a piece of art to meet the customer's individual needs.

Competition

   The online commerce market is new, rapidly evolving and fiercely competitive. Since the introduction of online commerce, the number of art-related Web sites vying for customer attention has increased rapidly. Guild expects future competition to intensify given the relative ease with which Web sites may be built, maintained and scaled.

   Guild currently competes or potentially will compete with a variety of other artwork providers, including:

  . Traditional brick-and-mortar gift shops, art galleries and art dealers, which may compete with an online presence;

  . Online competitors who market and sell artwork online, including nextmonet.com, eyestorm.com, paintingsdirect.com and artgroup.com;

  .  Direct sales by artists; and

  .  Catalog retailers.

   Most communities have few retail art outlets. More successful outlets tend to locate in larger cities and upscale suburbs where there exist high concentrations of buyers with higher income levels. Art fairs are usually local and offer work for sale within a limited time frame. By offering art online, Guild hopes to overcome these impediments for consumers and attract purchasers who might not otherwise have easy access to fine art. Guild competes in its market by attempting to offer the largest collection of accessible art and by establishing a well-known brand name associated with high quality, original art. Guild's Web site is meant to be a rich and complex site that will compete by offering education and customer satisfaction.

Facilities

   Guild currently operates from a 12,300 square foot facility in Madison, Wisconsin, which it leases for $7,645 per month pursuant to one-year leases covering four separate suites in one building. Guild does not intend to renew existing leases for two suites in its facility following expiration of such leases in April 2001, which will result in Guild occupying 8,090 square feet leased for $4,581 per month.

Employees

   As of December 31, 2000, Guild had 76 full-time and 10 part-time employees. None of Guild's employees is represented by a labor union, and Guild has never experienced a work stoppage or slowdown.

                 GUILD MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion contains forward-looking statements which involve risks and uncertainties. Any forward-looking statements should be considered in light of the factors described in this joint proxy statement/prospectus. See "Risk Factors." Actual results may vary materially from those projected, anticipated or indicated in any forward-looking statements. In this management's discussion and analysis of financial condition and results of operations, the words "anticipates," "believes," "expects," "intends," "future," "could," and similar words or expressions (as well as other words or expressions referencing future events, conditions, or circumstances) identify forward-looking statements. The following discussion and analysis should be read in conjunction with "Selected Financial Data of Guild.com, Inc." and the financial statements, and the related notes thereto, of Guild presented in this joint proxy statement/prospectus.

Overview

   Guild was incorporated on March 20, 1998 and began offering original works of art and fine art books through its Web site in March 1999. On May 10, 1999, Guild acquired Kraus Sikes Inc., an entity that publishes and sells art-related books. Toni Sikes, Guild's chairman of the board, owned approximately 40% of Kraus Sikes prior to the acquisition. The acquisition has been accounted for using the purchase method of accounting. Therefore, the results of operations of Kraus Sikes are included with those of Guild beginning with the date of acquisition.

Results of Operations

 Year ended December 31, 2000 Compared to the Year ended December 31, 1999

 Sales

   Web site sales. Web site sales consist of sales of original works of art and fine art books through Guild's Web site. During 2000, sales of original works of art accounted for approximately 86% of Guild's Web site sales. Guild recognizes the net commission earned as the sales amount for online sales of artwork. The net commission earned is the price paid by the customer less the amount remitted to the artist or gallery providing such artwork. During 2000, the average net commission earned represented approximately 29% of the retail price of the artwork sold online. Guild plans to continue its efforts to increase the commission percentage earned on Web site sales of original works of art through negotiations with its artists. However, there can be no assurance that Guild will successfully increase the commission percentage earned on Web site sales of original art.

   Guild expects its Web site sales of fine art books, which represented approximately 14% of Guild's Web site sales during 2000, to decrease as a percentage of Web site sales in 2001. This expectation is due to the discontinuation of a promotion pursuant to which $25 discounts were made available online during the first half of 2000 to attract new visitors to Guild's Web site. Of the promotional discounts utilized during 2000, a significant number were used to purchase fine art books which are typically sold at a lower retail price than most of the original artwork sold through Guild's Web site.

   Web site sales increased from $0.2 million for 1999 to $0.9 million for 2000. The increase in Web site sales was primarily due to an increase in Guild's selling and marketing efforts and the growth in Guild's customer base. Guild expects Web site sales to increase as a percentage of total sales in future periods.

   Non-Web site sales. Non-Web site sales consist of advertising fees received from artists featured in Guild's published books and wholesale book sales. During 2000, advertising fees represented approximately 65% of Guild's non-Web site sales. Guild published two Sourcebooks of original art during its last fiscal year. Guild sells advertising pages within its Sourcebooks to artists. Guild then prints and distributes such books free of charge to architects and interior designers who can directly contact featured artists to commission similar artwork appropriate for their projects. Although advertising fees from Sourcebooks accounted for a majority of Guild's non-Web site sales during 2000, Guild plans to discontinue printing Sourcebooks after 2001 to focus its efforts on Web site sales. Although the discontinuation of advertising fees would increase wholesale book sales as a percentage of non-Web site sales, Guild does not forecast measurable growth in the dollar amount of its wholesale book sales in future periods due to its plans to focus on Web site sales.

   Non-Web site sales increased from $0.8 million during 1999 to $1.1 million during 2000. The increase in non-Web site sales was mainly due to an increase in the advertising fees received from artists. Guild expects advertising fees received from artists to decrease in future periods due to the discontinuation of Sourcebook printing after 2001.

 Cost of Sales

   Web site sales. Cost of Web site sales consist of the cost of books purchased for retail sale. Guild typically purchases the books it does not print from third parties at a 40% discount from retail price. Cost of Web site sales increased from $49,000 for 1999 to $57,000 for 2000. The increase in cost of Web site sales was due to an increase in retail book sales.

   Non-Web site sales. Cost of non-Web site sales consist primarily of the cost of wholesale books produced. Guild incurred $0.4 million in cost of non-Web site sales in both 1999 and 2000. However, gross profit on non-Web site sales increased from $0.4 million during 1999 to $0.8 million during 2000. Gross margin on non-Web site sales increased from approximately 52% during 1999 to approximately 69% during 2000. The increase in gross margin was mainly due to a reduction in 2000 of the discounts Guild provided to wholesale book customers during 1999. During 2000, Guild experienced a gross margin of approximately 40% on wholesale book sales and a gross margin of approximately 90% on its Sourcebooks. Due to the current pricing of wholesale book sales and the planned discontinuation of Sourcebooks, Guild expects its gross margin on non-Web site sales will decrease in future periods.

   Shipping. Shipping costs consist of the cost to ship original works of art and fine art books. Although Guild's artists typically package and ship artwork directly to Guild's customers, the artists use Guild's shipping accounts to pay for such charges. Guild, in turn, charges its customers a shipping charge that varies with the cost of the item purchased and the difficulty of packaging the item. Guild also directly ships fine art books and a limited quantity of small-scale art objects. Shipping costs increased from $66,000 in 1999 to $229,000 in 2000. The increase in shipping costs was due to the increase in the amount of artwork and fine art books sold.

 Operating Expenses

   Selling and marketing. Selling and marketing expenses consist primarily of advertising costs, fulfillment activities and related employee salary and benefit expenses. Advertising costs include fees paid to advertising agencies, online advertising costs, the cost of print media ads and e-mail campaigns as well as direct mail catalog costs. During 2000, Guild paid its advertising agency approximately $1.3 million in connection with the development of an advertising campaign. Also during the last fiscal year, Guild spent $0.5 million for online advertising, $0.8 million for print media ads, $0.3 million for its e-mail campaigns and $2.1 million for direct mail catalogs.

   Primarily due to the foregoing expenditures, selling and marketing expenses increased from $5.4 million during 1999 to $9.5 million during 2000. Guild plans to focus its future selling and marketing expenses on the use of direct mail catalogs. Guild believes the distribution of three such catalogs during 2000, compared to only one catalog during 1999, contributed to the increase in Web site sales Guild experienced during 2000. In an effort to reduce selling and marketing expenses below the 2000 level, Guild has discontinued its relationship with its advertising agency and has sharply curtailed online advertising, print media ads and e-mail campaigns.

   The increase in selling and marketing expenses during 2000 was also attributable to increased payroll and related costs associated with increased headcount. Guild expects to eliminate certain redundancy in its customer service and internal shipping functions upon completion of its merger with Ashford, thereby further reducing Guild's selling and marketing expenses.

   General and administrative. General and administrative expenses include executive, finance, and administrative employee salaries and benefits, Web site design and maintenance, professional fees, and other general corporate expenses. General and administrative expenses increased to $10.0 million in 2000 compared to $5.6 million in 1999. The increase in general and administrative expenses was primarily due to expenses associated with increased headcount and increased consulting fees related to Web site design and maintenance.

   During 2000, Guild engaged a consulting firm to conduct certain long-term planning, including an evaluation of its Web site and fulfillment processes, in anticipation of future growth in sales at a cost of $3.4 million. Guild has discontinued such consulting services for 2001. Guild also expects that certain financial and technology personnel reductions upon completion of its merger with Ashford will further reduce general and administrative expenses in 2001.

   Depreciation and amortization. Depreciation and amortization expense includes depreciation related to property and equipment and amortization related to goodwill and trademarks. Goodwill, which relates to the excess of cost over net assets associated with the acquisition of Kraus Sikes, is amortized on a straight-line basis over two years. Depreciation and amortization expense was $1.1 million during 2000 as compared to $0.4 million during 1999. The increase in expense was mainly due to the depreciation associated with increased asset purchases, such as computers, office equipment and software, and the impact of a full year's amortization of goodwill in 2000. Since the goodwill associated with the acquisition of Kraus Sikes will be fully amortized in May 2001, Guild expects lower depreciation and amortization expense in 2001 than it experienced in 2000.

   Investment income. Investment income consists of earnings on cash and cash equivalents and short-term investments. The increase in investment income for 2000 was mainly attributable to interest and dividends earned on cash balances and short-term investments resulting from the sales of preferred stock in August 1999 and August 2000. Guild expects investment income to decrease for the foreseeable future due to the anticipated reductions in cash balances and short-term investments required to offset anticipated future operating losses.

Liquidity and Capital Resources

   General. To date, Guild has funded its operations through private sales of convertible preferred stock. In March 1999, Guild sold $3.5 million of Series B convertible preferred stock. In August 1999, Guild sold $25.0 million of Series C convertible preferred stock, which was converted to Series C-1 preferred stock during 2000. In August 2000, Guild sold $10.8 million of Series D convertible preferred stock. Guild has used the proceeds from these offerings to fund its operating losses. Guild believes its has adequate capital resources to fund anticipated future operating losses through the completion of its merger with Ashford.

   Operating Activities. Net cash used in operating activities totaled $16.5 million during 2000 compared to $8.8 million during 1999. The net operating cash outflow for both periods was primarily a result of operating losses, exclusive of depreciation and amortization.

   Asset Purchases. During 2000, Guild made capital expenditures of $1.1 million related mainly to the purchase of computers, office equipment and software. Capital expenditures for 1999 totaled $1.6 million and primarily consisted of computer hardware, software and office equipment purchases. As of December 31, 2000, Guild had no plans to make additional material capital expenditures.

   Commitments. As of December 31, 2000, Guild's principal commitments consisted of obligations outstanding under capital leases for computer and office equipment and operating leases. Guild plans to renew two of its four operating leases, covering office space in Madison, Wisconsin, upon completion of its merger with Ashford.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT OF GUILD

   The following table sets forth the number and percentage of shares of Guild capital stock beneficially owned as of February 28, 2001 by:

  . each person who is known by Guild to beneficially own more than five percent (5%) of the outstanding shares of any class of Guild capital stock;

  .  each director of Guild; and

  .  all Guild executive officers and directors as a group.

   Except as noted below, the address of each person listed on the table is c/o Guild.com, Inc., 931 East Main Street, Suite 3, Madison, Wisconsin 53703.

   Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Share numbers and percentages in this section assume that each outstanding share of Guild preferred stock has been converted into one share of Guild common stock. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the number of shares of common stock underlying options held by such person that are exercisable within 60 days of February 28, 2001, but excludes the number of shares of common stock underlying any other options held by such person and any options held by any other person. Percentage of beneficial ownership is based on an assumed 24,880,900 shares of common stock outstanding as of February 28, 2001.

                                                            Shares of Guild
                                                             Common Stock
                                                          Beneficially Owned
                                                         ---------------------
                                                                    Percentage
                                                         Number of  of Common
Name of Beneficial Owner                                   Shares    Stock(1)
------------------------                                 ---------- ----------
Bruce Dunlevie..........................................  6,491,776    26.1%
 Entities affiliated with Benchmark Capital Partners (2)
Jay Hoag................................................  6,180,330    24.8
 Entities affiliated with TCV III (3)
ePartners (4)...........................................  5,384,876    21.6
Toni Sikes (5)..........................................  2,755,147    10.4
Gordon E. Mayer (6).....................................  2,395,340     8.8
Entities affiliated with Bowman Capital Crossover Funds
 (7)....................................................  1,196,636     4.8
Richard Rusch (8).......................................    250,000     1.0
Nathan J. Harper (9)....................................    173,750       *
Kenneth Jones (8).......................................    150,000       *
Scott Treadwell (8).....................................    150,000       *
Michael Anthony.........................................          0       0
All directors and executive officers as a group (9
 persons) (10).......................................... 18,546,343    63.1%

--------
 *  Represents beneficial ownership of less than 1%.
(1) Assumes an aggregate 24,880,900 shares of common stock outstanding, based upon 461,432 shares of Guild common stock currently issued and outstanding, 4,870,915 shares of common stock issuable upon conversion of Series A preferred stock, 3,500,178 shares of common stock issuable upon conversion of Series B preferred stock, 12,117,076 shares of common stock issuable upon conversion of Series C-1 preferred stock and 3,931,299 shares of common stock issuable upon conversion of Series D preferred stock.

(2) Consists of 3,500,178 shares issuable upon conversion of Series B preferred stock and 2,423,416 shares issuable upon conversion of Series C-1 preferred stock owned by Benchmark Capital Partners III, L.P. as nominee for Benchmark Capital Partners III, L.P., Benchmark Founders Fund III, L.P., Benchmark Founders Fund III-A, L.P. and Benchmark Members' Fund III, L.P. Also consists of 568,182 shares issuable upon conversion of Series D preferred stock owned by Benchmark Capital Partners IV, L.P. as nominee for Benchmark Capital Partners IV, L.P., Benchmark Founders Fund IV, L.P., Benchmark Founders Fund IV-A, L.P., Benchmark Founders Fund IV-B, L.P. and related individuals. Bruce Dunlevie is a Managing Member of each of Benchmark Capital Management Co. III, L.L.C., the general partner of the Benchmark III entities, and Benchmark Capital Management Co. IV, L.L.C., the general partner of the Benchmark IV entities, and is a director of Guild. Mr. Dunlevie disclaims beneficial ownership of the shares held by the Benchmark entities except to the extent of his pecuniary interest therein. The address for Mr. Dunlevie and the Benchmark entities is 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025.
(3) Consists of 150,456 shares issuable upon conversion of Series C-1 preferred stock and 62,711 shares issuable upon conversion of Series D preferred stock owned by TCV III, L.P., 3,998,928 shares issuable upon conversion of Series C-1 preferred stock and 1,666,788 shares issuable upon conversion of Series D preferred stock owned by TCV III (Q), L.P., 181,088 shares issuable upon conversion of Series C-1 preferred stock and 75,481 shares issuable upon conversion of Series D preferred stock owned by TCV III Strategic Partners, L.P., and 31,676 shares issuable upon conversion of Series C-1 preferred stock and 13,202 shares issuable upon conversion of Series D preferred stock owned by TCV III (GP). Jay Hoag is a Managing Member of Technology Crossover Management III, L.L.C., which is the Managing General Partner of the TCV funds, and is a director of Guild. Mr. Hoag disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Mr. Hoag and the TCV funds is Care Of Technology Crossover Ventures, 528 Ramona Street, Palo Alto, California 94301.
(4) Consists of 4,362,148 shares issuable upon conversion of Series C-1 preferred stock and 1,022,728 shares issuable upon conversion of Series D preferred stock. The address for ePartners is Care Of News America Incorporated, 1211 Avenue of the Americas, New York, New York 10036.
(5) Consists of 1,221,587 shares issuable upon conversion of Series A preferred stock held jointly with Ms. Sikes' husband, William Kraus, and 1,533,560 shares issuable upon exercise of an option to purchase shares of common stock owned by Ms. Sikes.
(6) Consists of 95,000 shares of common stock and 2,300,340 shares issuable upon exercise of an option to purchase shares of common stock.
(7) Consists of 907,128 shares issuable upon conversion of Series C-1 preferred stock and 223,832 shares issuable upon conversion of Series D preferred stock owned by Bowman Capital Crossover Fund, L.P. (f/k/a Spinnaker Crossover Institutional Fund, L.P.), 31,700 shares issuable upon conversion of Series C-1 preferred stock and 3,440 shares issuable upon conversion of Series D preferred stock owned by by Bowman Capital Crossover Fund "A", L.P. (f/k/a Spinnaker Crossover Fund, L.P.) and 30,536 shares issuable upon conversion of Series C-1 preferred stock owned by Bowman Capital Clipper Fund, L.P. (f/k/a Spinnaker Clipper Fund, L.P.). The address for the Bowman entities is 1875 South Grant Street, Suite 600, San Mateo, California 94402.
(8) Consists of shares issuable upon exercise of an option to purchase shares of common stock.
(9) Consists of 23,750 shares of common stock and 150,000 shares issuable upon exercise of an option to purchase shares of common stock.
(10) Consists of 1,221,587 shares issuable upon conversion of Series A preferred stock, 3,500,178 shares issuable upon conversion of Series B preferred stock, 6,785,564 shares issuable upon conversion of Series C-1 preferred stock, 2,386,364 shares issuable upon conversion of Series D preferred stock, 118,750 shares of Guild common stock and 4,533,900 shares issuable upon exercise of options to purchase shares of common stock. Bruce Dunlevie and Jay Hoag disclaim beneficial ownership of the shares held by the Benchmark entities and the TCV funds, respectively.

                      DESCRIPTION OF ASHFORD CAPITAL STOCK

   The following is a summary of certain matters with respect to the capital stock of Ashford. Because it is only a summary, it does not contain all information that may be important to you. Therefore, you should carefully read the more detailed provisions of Ashford's amended and restated certificate of incorporation and amended and restated bylaws attached as exhibits to our filings with the Securities and Exchange Commission.

   Ashford's authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

   As of        , 2001, there were            shares of Ashford common stock
outstanding held of record by approximately 5,600 holders. After giving effect to the issuance of the shares of common stock in connection with the merger,
there will be approximately            shares of common stock outstanding.

   Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon a liquidation, dissolution or winding up, the holders of Ashford common stock are entitled to receive ratably Ashford's net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Ashford common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Ashford common stock are, and the shares offered by Ashford in the offering will be, when issued in consideration for payment, fully paid and nonassessable. The rights, preferences and privileges of holders of Ashford common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which Ashford may designate and issue in the future.

Preferred Stock

   The board of directors is be authorized, without further stockholder approval, to issue from time to time up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. Ashford does not presently have any plans to issue any shares of preferred stock.

Registration Rights

   As of February 28, 2001, pursuant to the Investors' Rights Agreement between Ashford and some holders of its common stock, these holders are entitled to have their shares registered by Ashford under the Securities Act. These registration rights include the following:

  . the holders of at least 50% of the then outstanding registrable securities may require, on two occasions beginning 180 days after the date of this prospectus, that Ashford use its reasonable best efforts to register the registrable securities for public resale;

  . if Ashford registers any common stock, either for Ashford's own account or for the account of other security holders, the holders of registrable securities are entitled to include their shares of common stock in the registration, subject to the ability of the underwriters to limit the number of shares included in the offering in view of market conditions, however, this does not apply to a registration statement on Form S-4; or

  . the holders of at least 30% of the then outstanding registrable securities may require Ashford to register all or a portion of their registrable securities on Form S-3, provided that the proposed aggregate selling price is at least $1,000,000.

   Ashford will bear all registration expenses other than underwriting discounts and commissions. All registration rights terminate on September 23, 2004, or, with respect to each holder of registrable securities, at the time that the holder is entitled to sell all of its shares in any three-month period under Rule 144 of the Securities Act.

   In November 1999, Ashford entered into an agreement with Amazon.com, Inc. and Amazon.com Advertising Services, NV, Inc., these two entities are referred to as Amazon, pursuant to which Ashford granted Amazon rights to register the shares of common stock that it acquired under that agreement. This type of registration right is known as a "demand" registration right. In addition, during the five-year period commencing in January 2001, Amazon is entitled to require us to register all or any portion of its shares when we register shares of our common stock for our own account or for the account of other stockholders. This type of registration right is known as a "piggyback" registration right.

   These registration rights are subject to certain conditions and limitations, including:

  . the right of the underwriters in any underwritten offering to limit the number of shares of common stock held by Amazon to be included in any demand or piggyback registration; and

  . Ashford's right to refuse to effect a registration pursuant to Amazon's demand registration rights during the twelve-month period following the effective date of a registration statement in connection with which Amazon exercised any piggyback registration rights, or at any time when another registration statement of ours, other than a Form S-4 or S-8, is reasonably foreseen by our board of directors to be filed within 30 days of a registration demand, has been filed and not yet become effective, or has been effective for less than six months prior to a registration demand.

   Ashford is generally required to bear all of the expenses of registering Amazon's shares of common stock, other than underwriting discounts and commissions. Subject to the lock-up provisions contained in the Amazon agreement, registration of any of the shares of common stock held by Amazon would result in those shares becoming freely tradable without restriction under the Securities Act. Immediately after the effectiveness of the registration, Ashford has agreed to indemnify Amazon in connection with the registration of its shares of common stock under the terms of Ashford's agreement with Amazon.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Ashford's Certificate of Incorporation and Bylaws

   Ashford is subject to the provisions of Section 203 of the Delaware General Corporation Law (as amended from time to time, the "DGCL"). Subject to certain exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, an asset sale and any other transaction resulting in a financial benefit to the interested stockholder. Subject to exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to Ashford and, accordingly, may discourage attempts to acquire Ashford.

   In addition, provisions of the certificate of incorporation and bylaws, which provisions will be in effect upon the closing of the merger and are summarized in the following section, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by Ashford stockholders.

Limitation of Liability and Indemnification Matters

   Ashford's certificate of incorporation provides that, except to the extent prohibited by DGCL, its directors shall not be personally liable to Ashford or its stockholders for monetary damages for any breach of fiduciary duty as directors of Ashford. Under the DGCL, the directors have a fiduciary duty to Ashford which is not eliminated by this provision of the certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to Ashford, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct, or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

   Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director:

     (1) for any breach of the director's duty of loyalty to the corporation or its stockholders;

     (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     (3) arising under Section 174 of the DGCL; or

     (4) for any transaction from which the director derived an improper personal benefit.

   The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. Ashford's certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that Ashford shall fully indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of Ashford, or is or was serving at the request of Ashford as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

   Ashford's bylaws permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether the DGCL would permit indemnification. Ashford has obtained liability insurance for its officers and directors.

   At present, Ashford is not the subject of any pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under its certificate of incorporation. Ashford is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Transfer Agent and Registrar

   The transfer agent and registrar for Ashford common stock is Mellon Investor Services LLC, Dallas, Texas.

                        COMPARISON OF STOCKHOLDER RIGHTS

General

   Both Ashford and Guild are corporations organized under the laws of Delaware and are therefore subject to the Delaware General Corporation Law, or the DGCL. However, there are differences between the certificate of incorporation and bylaws of Ashford and Guild.

Capitalization

   Ashford. Ashford is authorized to issue 100,000,000 shares of common stock
and 10,000,000 shares of preferred stock. As of       , 2001,           shares
of Ashford's common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Ashford's board has the authority, without stockholder approval, to issue shares of authorized preferred stock from time to time in one or more series and to fix the rights and preferences, including voting rights, of each series of wholly unissued preferred stock.

   Guild. Guild is authorized to issue 35,000,000 shares of common stock and
25,491,093 shares of preferred stock. As of       , 2001, 461,432 shares of
Guild's common stock, 4,870,915 shares of Series A preferred stock, 3,500,178 shares of Series B preferred stock, 12,117,076 shares of Series C-1 preferred stock, and 3,931,299 shares of Series D preferred stock were issued and outstanding.

Voting Rights

   Ashford. Each holder of Ashford common stock is entitled to one vote for each share and may not cumulate votes.

   Guild. Holders of Guild common stock are entitled to one vote for each share of common stock held by them. Holders of Guild preferred stock are entitled to one vote for each share of common stock into which such share of preferred stock could then be converted. All shares of common stock and all shares of preferred stock vote together as a single class, except as otherwise required by law or provided in the certificate of incorporation. So long as at least a majority of the shares of Series B preferred stock originally issued remain outstanding, the holders of such shares are entitled to elect one director of the corporation at each annual election of directors. So long as at least a majority of the shares of Series C-1 preferred stock originally issued remain outstanding, the holders of such shares are entitled to elect one director of the corporation at each annual election of directors. So long as at least a majority of the shares of Series A preferred stock originally issued remain outstanding, the holders of common stock (excluding any shares of common stock issued or issuable upon conversion of Series B preferred stock, Series C-1 preferred stock and Series D preferred stock) and Series A preferred stock (voting together as a single class and not as separate series, and on an as-converted basis) are entitled to elect two directors of the corporation at each annual election of directors. The fifth director is unanimously approved by the other board members.

Number of Directors

   Ashford. Ashford's certificate of incorporation provides that the number of directors shall be such number, as shall be fixed from time to time by a bylaw or amendment thereof duly approved and adopted by the board of directors. Ashford's bylaws provide that the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution approved and adopted by a vote of 75% of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board for approval and adoption). Ashford's bylaws further provide that the directors shall hold office until the expiration of term for which elected, and until their respective successors are elected and qualified, except in the case of the death, resignation or removal of any director.

   Guild. Guild's certificate of incorporation and bylaws provide that the number of directors which shall constitute the whole board is five members. Guild's bylaws further provide that the directors shall be elected at the annual meeting of the stockholders, except when vacancies are filled, and each director shall hold office until his successor is qualified or elected or until his or her prior death, resignation or removal. Guild's bylaws further provide that the number of directors may be increased or decreased from time to time by amendment to the bylaws, approved and adopted by the stockholders or board of directors, but no decrease shall have the effect of shortening the term of an incumbent director.

Removal of Directors

   Ashford. Ashford's bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the holders of the majority of shares entitled to vote at an election of directors, unless otherwise provided by the certificate of incorporation or bylaws.

   Guild. Guild's certificate of incorporation provides that any director who shall have been elected by the holders of a class or series of stock or by any directors so elected when there is a vacancy filled by the remaining directors who have been elected by the holders of such class or series of stock may be removed during the director's term of office, either with or without cause, only by the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. Any vacancy thereby created may be filled by the holders of that class or series of stock represented at that meeting or pursuant to unanimous written consent. Guild's bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at any election of directors, unless otherwise provided in the certificate of incorporation.

Filling Vacancies on the Board of Directors

   Ashford. Ashford's bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and not by stockholders, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

   Guild. Guild's certificate of incorporation provides that in the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to the certificate of incorporation, the remaining directors so elected by that class or series may, by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Guild's bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. Guild's bylaws further provide that if there are no directors in office, then an election of directors may be held in the manner provided by statute. Guild's bylaws further provide that if, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Amendments to Certificate of Incorporation

   Ashford. Ashford's certificate of incorporation provides that in addition to any vote of the holders of any class or series of stock of the corporation required by law or the certificate of incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of Article I, II, III, and IV of the certificate of incorporation. Ashford's certificate of incorporation further provides that notwithstanding any other provision of the certificate of incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the corporation required by law or by the certificate of incorporation, the affirmative vote of at least 75% of the voting power of all of the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of the certificate of incorporation, other than Article I, II, III, and IV. Ashford's certificate of incorporation further provides that any repeal or modification of the provisions of Article IX of the certificate of incorporation by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

   Guild. Guild's certificate of incorporation provides that any amendment, repeal or modification of Article IX of the certificate of incorporation, or the adoption of any provision of the certificate of incorporation inconsistent with Article IX, by the stockholders of the corporation shall not apply to or adversely affect any right or protection of a director of this corporation existing at the time of such amendment, repeal, modification or adoption. Guild's certificate of incorporation further provides that any amendment, repeal or modification of the provisions of Article X of the certificate of incorporation shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

Amendments to Bylaws

   Ashford. Ashford's bylaws provide that the bylaws may be altered, amended or repealed or new bylaws may be approved and adopted by stockholders holding at least 75% of the corporation's outstanding capital stock ("Amending Stockholders") or by the board of directors at any regular meeting of the stockholders or of the board of directors or by the Amending Stockholders at any special meeting of the stockholders or by the board of directors at any special meeting of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting. Ashford's bylaws further provide that the power to adopt, amend and repeal bylaws conferred upon the board of directors in the certificate of incorporation does not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

   Guild. Guild's certificate of incorporation expressly confers upon the board of directors the right to make, repeal, alter, amend and rescind any or all of Guild's bylaws. Guild's bylaws provide that the bylaws may be altered, amended or repealed or new bylaws may be approved and adopted by the stockholders or by the board of directors, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting. Guild's bylaws further provide that the power to adopt, amend and repeal bylaws conferred upon the board of directors in the certificate of incorporation does not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

Action by Written Consent

   Ashford. Ashford's certificate of incorporation provides that any action required or permitted to be taken by the stockholders of the corporation must be effected at an annual or special meeting of the stockholders of the corporation, and may not be effected by any consent in writing of such stockholders.

   Guild. Guild's bylaws provide that any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Guild's bylaws further provide that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Notice of Stockholder Actions

   Ashford. Ashford's bylaws provide that to nominate directors or to properly bring other business before an annual meeting, stockholders must deliver written notice to the Secretary at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meting or the 10th day following the day on which public announcement of the date of such meeting is first made. Ashford's bylaws further provide that in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

   Guild. Guild's bylaws do not contain any comparable provisions.

Right to Call Special Meeting of Stockholders

   Ashford. Ashford's bylaws provide that special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called at any time by the board of directors pursuant to a resolution approved by a majority of the whole board of directors.

   Guild. Guild's bylaws provide that special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. The request of such stockholders must state the purpose or purposes of the proposed meeting. Written notice of a special meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

Limitation of Personal Liability of Directors

   The DGCL provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

  . any breach of the director's duty of loyalty to the corporation or its stockholders;

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

  . willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock; or

  . any transaction from which the director devised an improper personal benefit.

   Ashford. Ashford's certificate of incorporation provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as the same may be amended and supplemented.

   Guild. Guild's certificate of incorporation provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, (2) for any breach of the director's duty of loyalty to Guild or its stockholders, (3) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (4) under Section 174 of the DGCL, or (5) for any transaction from which the director derived any improper personal benefit.

Dividends

   Ashford. Ashford's certificate of incorporation does not restrict the ability of the board of directors to declare and pay dividends.

   Guild. Guild's certificate of incorporation provides that the holders of shares of Series B preferred stock, Series C-1 preferred stock and Series D preferred stock shall be entitled to receive dividends on a pari-passu basis, out of any assets legally available therefor, prior and in preference to any declaration of any dividend (payable other than in common stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of common stock of the corporation) on the Series A preferred stock or the common stock of the corporation, at the rate of $0.05 per share per annum for the Series B preferred stock, $0.103 per share per annum for the Series C-1 preferred stock and $0.138 per share per annum for the Series D preferred stock (as adjusted for stock splits, stock dividends, recapitalizations or the like), payable when, as, and if declared by the board of directors. Such dividends are noncumulative. Guild's certificate of incorporation further provides that after payment of any dividends to the Series B, C-1, and D preferred stockholders, any additional dividends shall be distributed among all holders of common stock and all holders of Series A preferred stock, Series B preferred stock, Series C-1 preferred stock, and Series D preferred stock in proportion to the number of shares of common stock which would be held by each such holder if all shares of each such series of preferred stock were converted to common stock at the then effective conversion rate. Guild's certificate of incorporation further provides that subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to dividends and subject to the rights of the holders of the Series B, Series C-1, and Series D preferred stockholders as set forth in the certificate of incorporation, the holders of the common stock shall be entitled to receive, when and as declared by the board of directors, out of assets of the corporation legally available therefor, such dividends as may be declared from time to time by the board of directors.

Conversion and Redemption

   Ashford. Holders of Ashford common stock have no right to convert their shares into any other shares of capital stock of Ashford or any other securities. Holders of Ashford common stock are not entitled to any redemption rights.

   Guild. Holders of Guild common stock have no right to convert their shares into any other shares of capital stock of Guild or any other securities. Holders of Guild common stock are not entitled to any redemption rights. Holders of Series A preferred stock, Series B preferred stock, Series C-1 preferred stock and Series D preferred stock have the right to convert each share of preferred stock held by them into one share of common stock, subject to customary adjustments and adjustments for diluting issuances of capital stock, at any time after the date of issuance of such share. In addition, all outstanding shares of Series A preferred stock, Series B preferred stock, Series C-1 preferred stock, and Series D preferred stock will be automatically converted into an equal number of shares of common stock upon the earlier of
(1) the corporation's sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act, the public offering price of which was not less than $10.00 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the filing of the certificate of incorporation) and $25,000,000 in the aggregate or (2) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series B preferred stock, Series C-1 preferred stock and Series D preferred stock (voting together as a single class and not as separate series).

Preemptive Rights

   Ashford. Holders of Ashford common stock are not entitled to any preemptive rights on issuances of securities by Ashford.

   Guild. Holders of Guild common stock are not entitled to any preemptive rights on issuances of securities by Guild.

Liquidation

   Ashford. Subject to the settlement of claims upon the dissolution or liquidation of Ashford, holders of Ashford common stock will be entitled to receive all assets of Ashford available for distribution to Ashford's stockholders.

   Guild. Guild's certificate of incorporation provides that in the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series B preferred stock, Series C-1 preferred stock and Series D preferred stock shall be entitled to receive, on a pari-passu basis, prior and in preference to any distribution of any of the assets of the corporation to the holders of Series A preferred stock and common stock, for each outstanding share of preferred stock held by them, an amount equal to $1.00, $2.06320475, or $2.75, respectively, plus any declared but unpaid dividends on such shares. Guild's certificate of incorporation further provides that if upon the occurrence of a liquidation, dissolution or winding up of the corporation, the assets and funds of the corporation legally available for distribution to stockholders by reason of their ownership of stock of the corporation is insufficient to permit the payment to such holders of Series B preferred stock, Series C-1 preferred stock, and Series D preferred stock, then the entire assets and funds of the corporation shall be distributed ratably among the holders of the Series B preferred stock, Series C-1 preferred stock, and Series D preferred stock based upon the total preferential amount each holder would be entitled to receive if sufficient funds were distributed to pay the preferential amounts. Guild's certificate of incorporation further provides that upon distribution to the holders of the Series B preferred stock, Series C-1 preferred stock and Series D preferred stock, the holders of Series A preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of common stock by reason of their ownership thereof, an amount per share equal to the sum of $1.00 per share, plus any declared but unpaid dividends on such shares. Guild's certificate of incorporation further provides that if upon the occurrence of a liquidation, dissolution or winding up of the corporation, the assets and funds of the corporation legally available for distribution to stockholders by reason of their ownership of stock of the corporation is insufficient to permit the payment to such holders of Series A preferred stock, then the entire assets and funds of the corporation shall be distributed ratably among the holders of the Series A preferred stock in proportion to the amount of such stock owned by the holder. Common stockholders are entitled to receive all remaining assets and funds pro rata based on the number of shares of common stock held by each.

                                 LEGAL MATTERS

   The validity of the shares of Ashford common stock to be issued in connection with the merger will be passed upon for Ashford by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Austin, Texas. Legal matters pertaining to federal income tax consequences in connection with the merger will be passed upon for Guild by Briggs and Morgan, P.A., Minneapolis, Minnesota, and for Ashford by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Austin, Texas.

                                    EXPERTS

   The financial statements of Ashford incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

   The financial statements of Guild at December 31, 2000 and 1999 and for the years then ended appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   Ashford has filed a registration statement on Form S-4 with the SEC to register the Ashford common stock to be issued in the merger. This joint proxy statement/prospectus is a part of the Ashford registration statement and constitutes a prospectus of Ashford in addition to being a proxy statement of Guild for its special meeting and a proxy statement for Ashford for its special meeting. The registration statement, including the attached annexes, exhibits and schedules, contains additional relevant information about Ashford and Guild. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the Ashford registration statement or the exhibits to the Ashford registration statement.

   In addition, Ashford is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Exchange Act files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Ashford files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, such as Ashford, at http://www.sec.gov.

   The SEC allows Ashford to "incorporate by reference" information into this joint proxy statement/prospectus, which means that Ashford can disclose important information to you by referring you to another document filed separately with the SEC. The Ashford information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus or by later filings with the SEC. This joint proxy statement/prospectus incorporates by reference the documents set forth below. Ashford has previously filed these documents with the SEC. These documents contain important information about Ashford.

   This joint proxy statement/prospectus incorporates by reference the following documents filed by Ashford with the SEC (File No. 000-27357):

  .  Annual Report on Form 10-K for the year ended March 31, 2000;

  .  Quarterly Report on Form 10-Q for the first quarter ended June 30, 2000;

  .  Quarterly Report on Form 10-Q for the second quarter ended September 30,
     2000;

  .  Quarterly Report on Form 10-Q for the third quarter ended December 31,
     2000;

  . Proxy Statement on Schedule 14A for the 2000 Annual Meeting of Stockholders of Ashford held on July 27, 2000; and

  . The description of Ashford's common stock contained in its registration statement on Form S-1 (Registration No. 333-82759) filed with the SEC on July 13, 1999.

   Ashford is also incorporating by reference all additional documents that it files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of Ashford's special meeting.

   You can obtain the documents incorporated by reference from Ashford or the SEC. Documents incorporated by reference are available from Ashford, without charge, excluding exhibits unless those exhibits are specifically incorporated by reference as an exhibit to the registration statement of which this proxy statement/prospectus is a part. Stockholders may obtain documents that are referred to or that are incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone at the following address:

  Ashford.com, Inc.
  3800 Buffalo Speedway, Suite 400
  Houston, Texas 77098
  Telephone: (713) 369-1300

   If you would like to request documents from Ashford, please do so by , 2001 to receive them before the Ashford special meeting. If you request any incorporated documents from Ashford, Ashford will mail them to you by first class mail, or other equally prompt means, within one business day after Ashford receives your request.

   If you would like to request documents from Guild, please do so by , 2001 by contacting:

  Guild.com, Inc.
  931 East Main Street, Suite 3
  Madison, Wisconsin 53703
  (608) 257-2590

   Neither Ashford nor Guild has authorized anyone to give you any information or to make any representation about the proposed merger or their companies that differs from or adds to the information contained in this document or in the documents Ashford has publicly filed with the SEC. Therefore, if anyone should give you any different or additional information, you should not rely on it.

   If you live in a jurisdiction where it is unlawful to offer or exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document, or to ask for proxies, or, if you are a person to whom it is unlawful to direct such offers or requests, then the offer and request presented by this document does not extend to you.

   The information contained in this document speaks only as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Guild.com, Inc.
Financial Statements
  Report of Independent Auditors.......................................... F-2
  Balance Sheets as of December 31, 2000 and 1999......................... F-3
  Statements of Operations for the years ended December 31, 2000 and
   1999................................................................... F-5
  Statements of Stockholders' Equity for the years ended December 31, 2000 and 1999............................................................... F-6
  Statements of Cash Flows for the years ended December 31, 2000 and
   1999................................................................... F-8
  Notes to Financial Statements........................................... F-9

               Report of Ernst & Young LLP, Independent Auditors

To the Board of Directors of GUILD.com, Inc.

   We have audited the accompanying balance sheets of GUILD.com, Inc. (the Company) as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                                          /s/ ERNST & YOUNG LLP

January 31, 2001

                                GUILD.com, Inc.

                                 Balance Sheet
               (In Thousands, Except Par Value and Share Amounts)

                                                                  December 31
                                                                ---------------
                                                                 2000    1999
                                                                ------- -------
Assets
Current assets:
  Cash and cash equivalents.................................... $ 8,203 $12,061
  Short-term investments.......................................   3,450   5,907
  Accounts receivable, net of allowances of $40 and $30 in 2000
   and 1999....................................................     130     182
  Interest and dividend receivable.............................      50     176
  Inventories..................................................     158     102
  Prepaid expenses and other current assets....................     128     798
  Deferred production costs....................................     111      42
                                                                ------- -------
Total current assets...........................................  12,230  19,268
Net property and equipment.....................................   2,233   1,822
Other assets:
  Deposits.....................................................      --      56
  Trademarks, less accumulated amortization of $16 and $3 in
   2000 and 1999...............................................      19      32
  Goodwill, less accumulated amortization of $624 and $230 in
   2000 and 1999...............................................     164     558
                                                                ------- -------
Total assets................................................... $14,646 $21,736
                                                                ======= =======


                            See accompanying notes.

                                GUILD.com, Inc.

               (In Thousands, Except Par Value and Share Amounts)

                                                                December 31
                                                              ----------------
                                                               2000     1999
                                                              -------  -------
Liabilities and stockholders' equity
Current liabilities:
  Accounts payable........................................... $ 1,472  $ 1,747
  Accrued liabilities........................................     369      210
  Customer deposits..........................................     272      272
  Current maturities of obligations under capital leases.....     117      113
  Deferred revenue...........................................     588      607
                                                              -------  -------
Total current liabilities....................................   2,818    2,949
Capital lease obligations....................................      26      135
Commitments and contingencies (Note 5)
Stockholders' equity:
  Convertible preferred stock, voting, $.001 par value,
   25,491,093 shares authorized at stated value
    Series A: 4,870,915 and 4,768,648 shares issued and
     outstanding at December 31, 2000 and 1999,
     respectively............................................   1,909    1,065
    Series B: 3,500,178 shares issued and outstanding........   3,408    3,408
    Series C-1: 12,117,076 shares issued and outstanding
     (Note 6)................................................  24,936   24,936
    Series D, 3,931,299 shares issued and outstanding........  10,749       --
    Series A, 13,889 shares, to be issued....................      --      115
  Common stock, $.001 par value, 35,000,000 shares
   authorized, 461,432 and 390,757 shares issued and
   outstanding at December 31, 2000 and 1999, respectively,
   455,208 and 390,757 shares restricted at December 31, 2000
   and 1999, respectively (Note 7)...........................      --       --
  Additional paid-in capital.................................     158      231
  Accumulated deficit........................................ (29,358) (10,923)
  Deferred stock compensation................................      (2)    (172)
  Accumulated other comprehensive gain (loss)................       2       (8)
                                                              -------  -------
Total stockholders' equity...................................  11,802   18,652
                                                              -------  -------
Total liabilities and stockholders' equity................... $14,646  $21,736
                                                              =======  =======

                            See accompanying notes.

                                GUILD.com, Inc.

                            Statement of Operations
                                 (In Thousands)

                                                      Year ended December 31
                                                      ------------------------
                                                         2000         1999
                                                      -----------  -----------
Revenues:
  Website sales...................................... $       900  $       216
  Non-website sales..................................       1,147          828
                                                      -----------  -----------
                                                            2,047        1,044
Costs of goods sold:
  Website sales......................................          57           49
  Non-website sales..................................         357          400
  Shipping costs.....................................         229           66
                                                      -----------  -----------
                                                              643          515
                                                      -----------  -----------
Gross profit.........................................       1,404          529
Operating expenses:
  Selling and marketing expense......................       9,493        5,413
  General and administrative expense.................      10,017        5,645
  Depreciation and amortization......................       1,115          392
                                                      -----------  -----------
                                                           20,625       11,450
                                                      -----------  -----------
Loss from operations.................................     (19,221)     (10,921)
Other income (expense):
  Investment income..................................         825          475
  Interest expense...................................         (39)         (22)
  Other expense......................................          --           (2)
                                                      -----------  -----------
                                                              786          451
                                                      -----------  -----------
Net loss............................................. $   (18,435) $   (10,470)
                                                      ===========  ===========


                            See accompanying notes.

                                GUILD.com, Inc.

                       Statement of Stockholders' Equity
                      (In Thousands, Except Share Amounts)

                          Preferred Stock  Preferred Stock   Preferred Stock    Preferred Stock
                              Series A         Series B         Series C-1         Series D      Preferred Stock
                          ---------------- ---------------- ------------------ -----------------    Series A
                                    Stated           Stated            Stated            Stated       To Be
                           Shares   Value   Shares   Value    Shares    Value   Shares    Value      Issued
                          --------- ------ --------- ------ ---------- ------- --------- ------- ---------------
Balance at December 31,
 1998...................         -- $   --        -- $   --         -- $    --        -- $    --      $ --
Exchange of common stock
 for preferred stock....  4,344,000    786        --     --         --      --        --      --        --
Common stock issued upon
 option exercise........         --     --        --     --         --      --        --      --        --
Deferred stock
 compensation...........         --     --        --     --         --      --        --      --        --
Amortization of deferred
 stock compensation.....         --     --        --     --         --      --        --      --        --
Issuance of preferred
 stock:
  For cash..............         --     -- 3,500,178  3,408 12,117,076  24,936        --      --        --
  For services..........    230,775     85        --     --         --      --        --      --       115
  For acquisition.......    193,873    194        --     --         --      --        --      --        --
Net unrealized loss on
 available-for-sale
 securities.............         --     --        --     --         --      --        --      --        --
Net loss................         --     --        --     --         --      --        --      --        --
Comprehensive loss......         --     --        --     --         --      --        --      --        --
                          --------- ------ --------- ------ ---------- ------- --------- -------      ----
Balance at December 31,
 1999...................  4,768,648  1,065 3,500,178  3,408 12,117,076  24,936        --      --       115
Issuance of common
 stock:
  For cash upon option
   exercise.............         --     --        --     --         --      --        --      --        --
  For services..........         --     --        --     --         --      --        --      --        --
Shares repurchased......         --     --        --     --         --      --        --      --        --
Deferred stock
 compensation...........         --     --        --     --         --      --        --      --        --
Amortization of deferred
 stock compensation.....         --     --        --     --         --      --        --      --        --
Issuance of preferred
 stock:
  For cash..............     60,600    500        --     --         --      -- 3,931,299  10,749        --
  For services..........     41,667    344        --     --         --      --        --      --      (115)
Net unrealized gain on
 available for-sale
 securities
Net loss................         --     --        --     --         --      --        --      --        --
Comprehensive loss......         --     --        --     --         --      --        --      --        --
                          --------- ------ --------- ------ ---------- ------- --------- -------      ----
Balance at December 31,
 2000...................  4,870,915 $1,909 3,500,178 $3,408 12,117,076 $24,936 3,931,299 $10,749      $ --
                          ========= ====== ========= ====== ========== ======= ========= =======      ====

                            See accompanying notes.

                                GUILD.com, Inc.

                     (In Thousands, Except Share Amounts)

                                Common Stock
                          --------------------------               Accumulated
                                          Additional   Deferred       Other                      Total
                                     Par   Paid-In      Stock     Comprehensive (Accumulated Stockholders'
                           Shares   Value  Capital   Compensation     Loss        Deficit)      Equity
                          --------  ----- ---------- ------------ ------------- ------------ -------------
Balance at December 31,
 1998...................     8,000   $--     $786        $ --          $--        $   (453)     $   333
Exchange of common stock
 for preferred stock....    (8,000)   --     (786)         --           --              --           --
Common stock issued upon
 option exercise........   390,757    --       39          --           --              --           39
Deferred stock
 compensation...........        --    --      192        (192)          --              --           --
Amortization of deferred
 stock compensation.....        --    --       --          20           --              --           20
Issuance of preferred
 stock:
  For cash..............        --    --       --          --           --              --       28,344
  For services..........        --    --       --          --           --              --          200
  For acquisition.......        --    --       --          --           --              --          194
  Net unrealized loss on
   available-for-sale
   securities...........        --    --       --          --           (8)             --           (8)
  Net loss..............        --    --       --          --           --         (10,470)     (10,470)
                                                                                                -------
  Comprehensive loss....        --    --       --          --           --              --      (10,478)
                          --------   ---     ----        ----          ---        --------      -------
Balance at December 31,
 1999...................   390,757    --      231        (172)          (8)        (10,923)      18,652
Issuance of common
 stock:
  For cash upon option
   exercise.............   200,164    --      111          --           --              --          111
  For services..........     6,224    --       17          --           --              --           17
Shares repurchased......  (135,713)   --      (12)         --           --              --          (12)
Deferred stock
 compensation
 (reversal).............        --    --     (189)        189           --              --           --
Amortization of deferred
 stock compensation.....        --    --       --         (19)          --              --          (19)
Issuance of preferred
 stock:
  For cash..............        --    --       --          --           --              --       11,249
  For services..........        --    --       --          --           --              --          229
Net unrealized gain on
 available-for-sale
 securities.............        --    --       --          --           10              --           10
Net loss................        --    --       --          --           --         (18,435)     (18,435)
                                                                                                -------
Comprehensive loss......        --    --       --          --           --              --      (18,425)
                          --------   ---     ----        ----          ---        --------      -------
Balance at December 31,
 2000...................   461,432   $--     $158        $ (2)         $ 2        $(29,358)     $11,802
                          ========   ===     ====        ====          ===        ========      =======

                            See accompanying notes.

                                GUILD.com, Inc.

                            Statement of Cash Flows
                                 (In Thousands)

                                                       Year ended December 31
                                                       ------------------------
                                                          2000         1999
                                                       -----------  -----------
Operating activities
Net loss.............................................  $   (18,435) $   (10,470)
Adjustments to reconcile net loss to net cash used in
 operating activities:
  Noncash stock compensation.........................          225          220
  Depreciation.......................................          708          159
  Amortization.......................................          407          233
  Loss on sale of equipment..........................            1            7
  Changes in operating assets and liabilities:
    Accounts receivable and interest receivable......          178         (206)
    Inventories and other current assets.............          614         (778)
    Deferred production costs........................          (69)          (2)
    Accounts payable, accrued liabilities and
     customer deposits...............................         (116)       1,958
    Deferred revenue.................................          (19)          62
                                                       -----------  -----------
Net cash used in operating activities................      (16,506)      (8,817)
Investing activities
Additions to property and equipment..................       (1,091)      (1,616)
Acquisition of Kraus Sikes, Inc., net of cash
 acquired............................................           --         (240)
Additions to trademarks..............................           --          (34)
Additions to (use of) deposits.......................           56          (56)
Purchases of available-for-sale securities...........      (11,033)     (45,363)
Sales of available-for-sale securities...............       13,500       39,868
                                                       -----------  -----------
Net cash provided by (used in) investing activities..        1,432       (7,441)
Financing activities
Proceeds from issuance of common stock, net..........            2           --
Proceeds from issuance of preferred stock, net.......       11,249       28,344
Proceeds from exercise of options....................          111           39
Repurchased common stock.............................          (12)          --
Principal payments on obligations under capital
 leases..............................................         (134)         (64)
                                                       -----------  -----------
Net cash provided by financing activities............       11,216       28,319
                                                       -----------  -----------
Net (decrease) increase in cash and cash
 equivalents.........................................       (3,858)      12,061
Cash and cash equivalents at beginning of period.....       12,061           --
                                                       -----------  -----------
Cash and cash equivalents at end of period...........  $     8,203  $    12,061
                                                       ===========  ===========
Supplemental cash flow information:
  Cash paid for interest.............................  $        39  $        22
Supplemental disclosure of noncash investing and
 financing activities................................
Obligations under capital leases of $29 and $255 for
 the period ended December 31, 2000 and 1999, were
 incurred when the Company entered into leases for
 equipment...........................................

                            See accompanying notes.

                                GUILD.com, Inc.

                         Notes to Financial Statements
                               December 31, 2000
       (All Amounts Are In Thousands, Except Share And Per Share Amounts)

1. Nature of Business and Significant Accounting Policies

Business

   GUILD.com, Inc. (the Company) offers an online collection of original art. The Company's mission is to bring greater ease and access to original art, and breakdown the barriers that have plagued the ability to buy and sell art. The Company also publishes and sells its own art related books. The majority of the Internet transactions are conducted with credit card payments from customers.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

   Highly liquid investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents.

Short-Term Investments

   Short-term investments consisted of corporate and government bonds which are considered by management to be available-for-sale, thus requiring the Company to carry them at fair value, with unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Interest and dividends, realized gains and losses, accretion and amortization and declines in value judged to be other-than temporary are included in investment income. The $10 and $(8) unrealized holding gain (loss) on available-for-sale securities at December 31, 2000 and 1999, has been recorded as a component of stockholders' equity.

Inventory Valuation

   Inventories consist mainly of books and small art items and are valued at the lower of cost determined using the first-in, first-out (FIFO) method or market.

Intangible Assets

   Goodwill, which relates to the excess of cost over the net assets of the Kraus Sikes business acquired (Note 2), is amortized on a straight-line basis over two years. Trademarks are amortized on a straight-line basis over three years.

Impairment of Long-Lived and Intangible Assets

   Property, equipment, trademarks and goodwill are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets. Such analyses necessarily involve judgment.

                                GUILD.com, Inc.

       (All Amounts Are In Thousands, Except Share And Per Share Amounts)

1. Nature of Business and Significant Accounting Policies (continued)

Fair Value of Financial Instruments

   The Company's financial instruments consist primarily of cash and cash equivalents, short-term investments, trade receivables, trade payables and capital lease obligations. The respective book values are considered to be representative of their respective fair values.)

Property and Equipment

   Property and equipment are recorded at cost and are depreciated using straight-line and accelerated methods for financial reporting purposes. The estimated useful lives used to calculate depreciation range from one to seven years. Property and equipment consisted of the following at December 31:

                                                                  2000    1999
                                                                 ------  ------
   Leasehold improvements....................................... $  138  $  114
   Furniture and fixtures.......................................     99      99
   Office equipment.............................................    160     119
   Computers....................................................  1,709     987
   Software.....................................................    984     661
                                                                 ------  ------
                                                                  3,090   1,980
   Less accumulated depreciation................................   (867)   (158)
                                                                 ------  ------
                                                                  2,223   1,822
   Construction in progress.....................................     10      --
                                                                 ------  ------
                                                                 $2,233  $1,822
                                                                 ======  ======

Revenue Recognition

   Website sales are derived from art and gallery products and retail books sold. The Company recognizes revenue from website sales when the products are delivered to customers. Website sales consisted of the following:

                                                                   Year ended
                                                                   December 31
                                                                   ------------
                                                                    2000   1999
                                                                   ------  ----
   Retail books................................................... $  128  $ 40
   Art and gallery products:
     Price paid by customer.......................................  2,283   680
     Less portion remitted to vendor.............................. (1,511) (504)
                                                                   ------  ----
       Net commission earned......................................    772   176
                                                                   ------  ----
   Website sales.................................................. $  900  $216
                                                                   ======  ====

                                GUILD.com, Inc.

       (All Amounts Are In Thousands, Except Share And Per Share Amounts)

1. Nature of Business and Significant Accounting Policies (continued)

   Non-website sales are derived from wholesale book orders and advertising fees received from artists featured in the Company's published books. Non-website sales are recognized when the books are delivered to end users, therefore deferred revenue exists for advertising fees received before books are delivered.

Advertising Costs

   Advertising costs are expensed as incurred and were $5,108 and $3,851 for the years ended December 31, 2000 and 1999, respectively.

Shipping and Handling Costs

   The Company classifies shipping and handling costs it incurs as cost of sales in the accompanying statement of operations. Shipping and handling costs in 2000 and 1999 were $229 and $66, respectively.

Income Taxes

   Deferred taxes are provided for temporary differences between financial reporting and income tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred income taxes also arise from the future benefits of net operating loss carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets due to uncertainty regarding realization of such assets.

Stock-Based Compensation

   The Company accounts for stock-based compensation for awards to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and has adopted the disclosure only alternative of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123).

   Stock compensation expense for options granted to nonemployees has been determined in accordance with FAS 123 and EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," and represents the fair value of the consideration received or the fair value of the equity instruments issued, whichever may be more reliably measured. For options that vest over future periods, the fair value of options granted to nonemployees is periodically remeasured as the underlying options vest.

Reclassifications

   Certain prior year balances have been reclassified in order to conform to the current year presentation.

New Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (SFAS No. 133), "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133, as amended, will be effective for the Company on January 1, 2001, and requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company does not expect the potential effect of adopting the provisions of SFAS No. 133 to have a significant impact on its financial position, results of operations and cash flows.

                                GUILD.com, Inc.

       (All Amounts Are In Thousands, Except Share And Per Share Amounts)

1. Nature of Business and Significant Accounting Policies (continued)

   In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB
101), which provides guidance on the recognition, presentation and disclosure of revenues in financial statements filed with SEC. SAB 101 outlines the basic criteria that must be met to recognize revenues and provides guidance for disclosures related to revenues recognition policies. The Company's revenue recognition policies for all periods are consistent with the provisions of SAB 101.

   In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25," which clarifies guidance for certain issues that arose in the application of APB Opinion No. 25, "Accounting for Stock Issued to Employees." FASB Interpretation No. 44, effective July 1, 2000, did not have any impact on the Company's results of operations.

2. Acquisition

   On May 10, 1999, the Company acquired Kraus Sikes, Inc., a related party, for 193,873 shares of Preferred Series A Stock, recorded at an estimated fair value of $1 per share, and payment of debt balances of approximately $260. The acquisition has been accounted for using the purchase method of accounting. The purchase price has been allocated to the estimated fair values of the underlying assets acquired and liabilities assumed based on management's estimates and resulted in goodwill of $788. The results of operations have been included in the statements of operations since the date of acquisition.

3. Savings Plan

   The Company has a 401(k) savings plan (the Plan) which covers substantially all employees. The Plan does not allow for any company contributions.

4. Income Taxes

   Deferred income taxes are provided for temporary differences (principally, allowance for doubtful accounts, inventories, depreciation, certain accrued liabilities and net operating loss carryforwards) between when amounts are reported for financial reporting and income tax purposes. Deferred tax liabilities are not material and deferred tax assets at December 31, 2000 and 1999, are $11,763 and $4,389, respectively. A valuation allowance equal to 100% of the net deferred assets was provided at December 31, 2000 and 1999, because of uncertainty with respect to realization of deferred tax assets based on the Company's historical operating results.

   At December 31, 2000, the Company has approximately $29,000 of both federal and state net operating loss carryforwards, which expire beginning in 2019 (federal) and 2014 (state).

5. Commitments and Contingencies

   The Company leases computer and office equipment under capital leases requiring monthly payments in varying amounts through January 2003. At December 31, 2000, the gross amount of computer and office equipment recorded under capital leases and related accumulated amortization was approximately $366 and $100, respectively ($337 and $41, respectively, at December 31, 1999).

   The Company also leases its corporate office space under operating leases, which expire through April 2002. The Company is required to pay real estate taxes, maintenance, utilities and insurance on the leased building space. Rent expense during 2000 and 1999 was $115 and $57, respectively.

                                GUILD.com, Inc.

       (All Amounts Are In Thousands, Except Share And Per Share Amounts)

5. Commitments and Contingencies (continued)

   At December 31, 2000, future payments under capital and operating leases with remaining terms in excess of one year were as follows:

                                                               Capital Operating
                                                               Leases   Leases
                                                               ------- ---------
      2001....................................................  $131     $ 90
      2002....................................................    24       25
      2003....................................................     4        2
                                                                ----     ----
      Total minimum lease obligations.........................   159     $117
                                                                         ====
      Amounts representing interest...........................   (16)
                                                                ----
      Capital lease obligation................................   143
      Less amount due within one year.........................   117
                                                                ----
      Long-term portion.......................................  $ 26
                                                                ====

6. Stockholders' Equity

   During 2000, each outstanding share of Series C Preferred Stock was converted into four shares of Series C-1 Preferred Stock. Prior year share amounts have been restated to reflect the conversion.

   Each share of Series A, B, C-1 and D preferred stock is convertible into one share of common stock at the option of the holder, subject to certain antidilutive adjustments, and all preferred stock automatically converts in the event of an initial public offering provided the offering price is at least $10.00 per share and gross proceeds are $25 million in the aggregate. The preferred stockholders are entitled to preference payments in the event of liquidation or dissolution of the Company at $1 (Series A), $1 (Series B), $2.07 (Series C-1) and $2.75 (Series D) per share plus accrued and unpaid dividends, if any.

7. Stock Options and Restricted Stock

   The Company sponsors a stock option plan (the Plan) which allows for the grant of options for the purchase of common stock. The exercise price of each option granted is intended to approximate the fair value on the date of grant. Options are 100% exercisable upon grant and have a minimum term of ten years. However, the underlying common stock issued upon exercise of the options is restricted and subject to the Company's right to repurchase the shares at cost for a four-year period from the grant date. Shares repurchased by the Company are retired and again become available for issuance within the Plan. The restrictions lapse 25% one year from the grant date and then ratably over the succeeding 36 months. At December 31, 2000, 455,208 shares of issued and outstanding common stock are restricted.

                                GUILD.com, Inc.

       (All Amounts Are In Thousands, Except Share And Per Share Amounts)

7. Stock Options and Restricted Stock (continued)

   The following table summarizes information with respect to the Company's stock option plan and options granted to non-employees.

                                                          Options    Weighted-
                                              Shares    Outstanding   Average
                                            Available       and     Option Price
                                            for Grant   Exercisable  Per Share
                                            ----------  ----------- ------------
   Balances at December 31, 1998...........         --          --        --
     Authorized............................  1,424,832          --        --
     Granted...............................   (954,750)    954,750      0.34
     Exercised.............................         --    (390,757)     0.10
     Canceled..............................      4,750      (4,750)     0.10
                                            ----------   ---------     -----
   Balances at December 31, 1999...........    474,832     559,243     $0.50
     Increase in authorized options........  4,974,009          --        --
     Repurchased shares....................    135,713          --        --
     Granted............................... (5,803,750)  5,803,750      0.32
     Exercised.............................         --    (200,164)     0.60
     Canceled..............................    348,254    (348,254)     0.45
                                            ----------   ---------     -----
   Balances at December 31, 2000...........    129,058   5,814,575     $0.32
                                            ==========   =========     =====

   As of December 31, 2000, the range of exercise prices on outstanding options was $0.10 to $0.83 per share, and the average remaining contractual life was
9.52 years. The weighted-average fair value of the options granted in 2000 was $0.08.

   The Company accounts for the stock option grants to employees under APB Opinion No. 25. The number of shares is fixed at the grant date. Accordingly, compensation costs are recognized only when the exercise price is less than the estimated fair value of the underlying stock on the date of each grant. The following pro forma information regarding net loss is required by SFAS No. 123, "Accounting for Stock-Based Compensation," and has been determined as if the Company had accounted for its employee stock options under the minimum value method of that Statement. The minimum value for these options was estimated at the date of grant using a minimum value option pricing model with the following weighted-average assumptions in 2000 and 1999: risk-free interest rate of 6%; no expected dividends; and weighted-average expected life of the options of five years.

                                                               2000      1999
                                                             --------  --------
      Net loss:
        As reported......................................... $(18,435) $(10,470)
        Pro forma...........................................  (18,697)  (10,506)

   During 2000 and 1999, 245,100 and 47,500 of the stock options granted were to nonemployees, which have the same restriction provisions as employee options granted. No performance commitment existed for the nonemployee options granted at the date of grant because of the restriction provisions. At each reporting period, the Company recorded deferred stock compensation for the fair value of the options as calculated using the Black-Scholes method. Because the fair value decreased significantly from December 31, 1999 to December 31, 2000, the Company recorded a recovery in 2000. Total deferred compensation has been recorded as a reduction of stockholders' equity and is being amortized over the vesting period using the straight-line method.

                                GUILD.com, Inc.

       (All Amounts Are In Thousands, Except Share And Per Share Amounts)

8. Subsequent Event

   On January 3, 2001, the Company entered into an agreement to merge with a wholly owned subsidiary of Ashford.com in exchange for approximately 7.1 million shares of Ashford.com common stock. In addition, all of the Company's outstanding warrants and stock options would be converted to warrants and options to acquire approximately 1.6 million shares of Ashford.com common stock. Ashford.com is a leading internet retailer of fine personal and home decor accessories. Final closing of the acquisition is subject to shareholder approval and customary closing conditions.

                                                                         ANNEX A


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               ASHFORD.COM, INC.,

                         ASHFORD-GUILD ART CORPORATION

                                      AND

                                GUILD.COM, INC.

                                January 3, 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I THE MERGER.......................................................   2
  1.1 The Merger...........................................................   2
  1.2 Closing; Effective Time..............................................   2
  1.3 Effect of the Merger.................................................   2
  1.4 Certificate of Incorporation; Bylaws.................................   2
  1.5 Directors and Officers...............................................   2
  1.6 Effect on Capital Stock..............................................   2
  1.7 Surrender of Certificates............................................   4
  1.8 No Further Ownership Rights in Target Capital Stock..................   5
  1.9 Lost, Stolen or Destroyed Certificates...............................   5
  1.10 Tax Consequences....................................................   6
  1.11 Taking of Necessary Action; Further Action..........................   6
  1.12 Affiliates Agreements...............................................   6
  1.13 Target Voting Agreements............................................   6
  1.14 Acquiror Voting Agreements..........................................   6
ARTICLE II REPRESENTATIONS AND WARRANTIES OF TARGET........................   6
  2.1 Organization, Good Standing and Qualification........................   6
  2.2 Capitalization and Voting Rights.....................................   6
  2.3 Subsidiaries.........................................................   7
  2.4 Authorization........................................................   7
  2.5 Governmental Consents................................................   7
  2.6 Litigation...........................................................   8
  2.7 Patents and Trademarks...............................................   8
  2.8 Compliance with Other Instruments....................................   8
  2.9 Agreements; Action...................................................   8
  2.10 Related Party Transactions..........................................   9
  2.11 Permits.............................................................   9
  2.12 Environmental and Safety Laws.......................................   9
  2.13 Manufacturing and Marketing Rights..................................  10
  2.14 Registration Rights.................................................  10
  2.15 Corporate Documents.................................................  10
  2.16 Title to Property and Assets........................................  10
  2.17 Target Financial Statements.........................................  10
  2.18 Changes.............................................................  10
  2.19 Employee Benefit Plans..............................................  11
  2.20 Tax Returns, Payments and Elections.................................  11
  2.21 Insurance...........................................................  12
  2.22 Minute Books........................................................  12
  2.23 Labor Agreements and Actions; Employee Compensation.................  12
  2.24 Registration Statement; Proxy Statement/Prospectus..................  12
  2.25 Section 83(b) Elections.............................................  12
  2.26 Significant Customers and Suppliers.................................  12
  2.27 Brokers.............................................................  13
  2.28 Employees...........................................................  13
  2.29 Affiliates Agreement................................................  13
  2.30 Vote Required.......................................................  13
  2.31 Representations Complete............................................  13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB..   13
  3.1 Organization, Standing and Power.................................   13
  3.2 Capitalization...................................................   14
  3.3 Authority........................................................   14
  3.4 SEC Documents....................................................   15
  3.5 Tax Returns, Payments and Elections..............................   15
  3.6 Patents and Trademarks...........................................   16
  3.7 Registration Statement...........................................   16
  3.8 Litigation.......................................................   16
  3.9 Brokers..........................................................   17
  3.10 Compliance with Laws............................................   17
  3.11 Merger Sub......................................................   17
  3.12 Representations Complete........................................   17
ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.........................   17
  4.1 Conduct of Business of Target....................................   17
  4.2 Notices..........................................................   19
  4.3 Conduct of Business of Acquiror .................................   19
ARTICLE V ADDITIONAL AGREEMENTS........................................   20
  5.1 No Solicitation..................................................   20
  5.2 Proxy Statement/Prospectus; Registration Statement...............   21
  5.3 Access to Information............................................   21
  5.4 Confidentiality..................................................   21
  5.5 Public Disclosure................................................   21
  5.6 Consents; Cooperation............................................   22
  5.7 Update Disclosure; Breaches......................................   22
  5.8 Affiliates Agreements............................................   22
  5.9 Lock-Up Agreements...............................................   22
  5.10 Legal Requirements..............................................   22
  5.11 Tax Deferred Reorganization.....................................   22
  5.12 Blue Sky Laws...................................................   22
  5.13 Stock Options and Warrants......................................   23
  5.14 Listing of Additional Shares....................................   23
  5.15 Additional Agreements; Reasonable Efforts.......................   23
  5.16 Employee Benefits...............................................   24
  5.17 Parachute Payments..............................................   24
  5.18 Necessary Actions...............................................   24
  5.19 Target Director and Officer Indemnification.....................   24
ARTICLE VI CONDITIONS TO THE MERGER....................................   24
  6.1 Conditions to Obligations of Each Party to Effect the Merger.....   24
  6.2 Additional Conditions to Obligations of Target...................   25
  6.3 Additional Conditions to Obligations of Acquiror.................   26
ARTICLE VII TERMINATION, TERMINATION FEES, EXPENSES, AMENDMENT AND
 WAIVER................................................................   27
  7.1 Termination......................................................   27
  7.2 Effect of Termination............................................   28
  7.3 Termination Fees.................................................   28
  7.4 Expenses.........................................................   28
  7.5 Amendment........................................................   28
  7.6 Extension; Waiver................................................   29

ARTICLE VIII GENERAL PROVISIONS.............................................  29
  8.1 Survival of Representations, Warranties and Covenants.................  29
  8.2 Maximum Liability and Remedies........................................  29
  8.3 Notices...............................................................  29
  8.4 Interpretation........................................................  30
  8.5 Counterparts..........................................................  30
  8.6 Entire Agreement; No Third Party Beneficiaries........................  30
  8.7 Severability..........................................................  30
  8.8 Remedies Cumulative...................................................  31
  8.9 Governing Law.........................................................  31
  8.10 Assignment...........................................................  31
  8.11 Rules of Construction................................................  31

SCHEDULES

Option Schedule

Schedule 1.12Affiliates
Schedule 1.13Stockholders of Target
Schedule 1.14Stockholders of Acquiror

EXHIBITS

Exhibit ACertificate of Merger
Exhibit BExchange Ratio
Exhibit CAffiliates Agreement
Exhibit DTarget Voting Agreement
Exhibit EFIRPTA Notice
Exhibit FLock-Up Agreement
Exhibit GAcquiror Voting Agreement
Exhibit HProprietary and Inventions Agreements

                      AGREEMENT AND PLAN OF REORGANIZATION

   This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of January 3, 2001, by and among Ashford.com, Inc., a Delaware corporation ("Acquiror"), Ashford-Guild Art Corporation, a Delaware corporation ("Merger Sub") and Guild.com, Inc., a Delaware corporation ("Target").

                                    RECITALS

   A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and stockholders of their respective companies that Target and Merger Sub combine into a single Target through the merger of Merger Sub with and into Target (the "Merger") and, in furtherance thereof, have approved the Merger.

   B. Pursuant to the Merger, among other things, each outstanding share of Target common stock, $0.001 par value ("Target Common Stock"), and Target preferred stock, $0.001 par value ("Target Preferred Stock," collectively "Target Capital Stock"), shall be converted into shares of common stock of Acquiror, $0.001 par value ("Acquiror Common Stock"), at the rate(s) set forth herein.

   C. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger and to prescribe various conditions to the Merger.

   D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

   E. As an inducement to Acquiror to enter into this Agreement, as of the date hereof, certain of the officers, directors and ten percent (10%) stockholders of Target shall enter into an agreement (the "Affiliates Agreement"), which provides, among other things, that such person shall comply with Rule 145 under the Securities Act of 1933, as amended (the "Act").

   F. Further, as an inducement to Acquiror to enter into this Agreement, as of the date of this Agreement certain of the stockholders of Target shall enter into an agreement (the "Target Voting Agreement"), which provides, among other things, that such stockholders shall vote the shares of Target's Capital Stock owned by such person to approve the Merger and against any competing proposals.

   G. As an inducement to Target to enter into this Agreement, as of the date of this Agreement, certain of the stockholders of Acquiror shall enter into an agreement (the "Acquiror Voting Agreement"), which provides, among other things, that such stockholders shall vote the shares of Acquiror's Common Stock owned by such person to approve the Merger and against any competing proposals.

   NOW, THEREFORE, in consideration of the mutual covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   THE MERGER

   1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, Merger Sub shall be merged with and into Target, in accordance with the Delaware General Corporation Law ("DGCL" or "Delaware Law"), the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

   1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof, but in any event no later than May 30, 2001 (the date on which the Closing shall occur, the "Closing Date"). The Closing shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 2700 Via Fortuna, Suite 300, Austin, Texas 78746-7996. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger, attached hereto as Exhibit A, with the Secretary of State of the State of Delaware (the time and date of such filing being the "Effective Time" and the "Effective Date," respectively).

   1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

   1.4 Certificate of Incorporation; Bylaws.

     (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall become the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation shall be amended to read as follows: "The name of the corporation is Ashford-Guild Art Corporation."

     (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation until thereafter amended.

   1.5 Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

   1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Acquiror, Merger Sub, Target or the holders of any of Target's securities:

     (a) Conversion of Target Capital Stock. The number of shares of Acquiror Common Stock to be issued in exchange for the acquisition by Acquiror of all outstanding shares of Target Capital Stock shall be 7,141,400 (the "Merger Consideration"). No adjustment shall be made in the number of shares of Acquiror Common Stock issued in the Merger for any reason, other than pursuant to Section 1.6(g), including without limitation, as a result of (x) any increase or decrease in the market price of Acquiror Common Stock prior to the Effective Time or (y) any cash proceeds received by Target from the date hereof to the Closing Date pursuant to the exercise of currently outstanding warrants to purchase shares of Target Common Stock (the "Target Warrants") or upon the exercise of currently outstanding options to purchase shares of Target Common Stock (the "Target Options"). Subject to the terms and conditions of this Agreement and the Certificate of Merger as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Target Capital Stock, each share of Target Common Stock and Target Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(c) and Dissenting Shares (as defined below)) shall be converted and exchanged for such number of shares of Acquiror Common Stock as shall be determined in accordance with the exchange ratios (the "Exchange Ratios") set forth in (i) Exhibit B-1 hereto in the event an amendment to Section 2(d)(i) of the Restated Certificate of Incorporation of the Target (the "Amendment") is approved by the requisite vote(s) of the Target Capital Stock and the value of the Merger Consideration is less than the aggregate amount of the liquidation preferences of the Series B Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock, such Amendment to add a new paragraph immediately following the existing Section 2(d)(i) to read as follows:

  "For purposes of this Section 2, and notwithstanding any contrary provision of this Section 2 or as set forth elsewhere herein, the merger (the "Merger") of the corporation with Ashford-Guild Art Corporation, a Delaware corporation (the "Merger Sub") pursuant to the terms and conditions of that certain Agreement and Plan of Reorganization by and among Ashford.com, Inc., a Delaware corporation ("Ashford"), the corporation and Merger Sub dated January 3, 2001 (the "Merger Agreement") shall be deemed to be a liquidation, dissolution and winding up of the corporation, and the liquidation preferences and the consideration to be received by each holder of Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock in connection with the Merger shall be determined as set forth in Exhibit B-1 of the Merger Agreement if the value of the Merger Consideration (as defined in the Merger Agreement) is less than the aggregate amount of the liquidation preferences of the Series B Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock as such series are entitled to pursuant to Section 2(a)."

  (ii) Exhibit B-2 hereto in the event the Amendment is not so approved and the value of the Merger Consideration is less than the aggregate amount of the liquidation preferences of the Series B Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock and (iii) Exhibit B-3 hereto if the Merger Consideration is greater than the aggregate amount of the liquidation preferences of the Series B Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock.

     (b) Dissenter's Rights. If any holder of Target Capital Stock dissents from the consummation of this Agreement in accordance with the DGCL, and if such holder has complied with the requirements of Subchapter IX of the DGCL (a "Target Dissenting Stockholder"), then, notwithstanding anything contained in this Agreement to the contrary, each share of Target Capital Stock held by a Target Dissenting Stockholder (the "Dissenting Shares") shall not be converted into or represent the right to receive shares of the Acquiror Common Stock pursuant to Section 1.6, but such Target Dissenting Stockholder shall be entitled to the rights specified in the DGCL; provided, however, that if a Target Dissenting Stockholder withdraws his, her or its dissent (or if a person ceases to be a Target Dissenting Stockholder because such person fails to comply with the requirements of Subchapter IX of the DGCL), then the Target Capital Stock held by such person shall be deemed to be converted as of the Effective Time, into the Acquiror Common Stock as set forth in Section 1.6, without any interest thereon, and such shares of Target Capital Stock shall no longer be deemed to be Dissenting Shares.

     (c) Cancellation of Target Capital Stock Owned by Acquiror or Target. At the Effective Time, each share of Target Capital Stock that is owned by Target as treasury stock, each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     (d) Target Stock Option Plans. At the Effective Time, the Guild.com, Inc. Stock Option Plan, as amended and restated August 29, 2000 (the "Target Stock Option Plan"), and all options to purchase Target Common Stock then outstanding under the Target Stock Option Plan, shall be assumed by Acquiror in accordance with Section 5.13.

     (e) Target Warrants. At the Effective Time, all outstanding Target Warrants that do not terminate by their terms shall be assumed by Acquiror in accordance with Section 5.13.

     (f) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock, $.001 par value, of Merger Sub, issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     (g) Adjustments to Exchange Ratio. The Exchange Ratios in Exhibit B-1, Exhibit B-2, and Exhibit B-3, as applicable, shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), any extraordinary dividend, reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Capital Stock occurring after the date hereof and prior to the Effective Time.

     (h) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average of the closing prices for a share of Acquiror Common Stock as quoted on the NASDAQ National Market for the twenty (20) trading days immediately preceding and ending on the last trading day before the Closing Date.

     (i) Dissenter's Rights. Any Dissenting Shares shall not be converted into Acquiror Common Stock and shall not receive any cash but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. Target agrees that, except with the prior written consent of Acquiror, or as required under Delaware Law, it will not prior to the Effective Time make any payment with respect to, or settle or offer to settle, any claim, demand, or other liability with respect to any Dissenting Shares. Each Target Dissenting Stockholder who, pursuant to the provisions of Delaware Law, becomes entitled to payment of the value for shares of Target Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such stockholder of certificate or certificates representing shares of Target Capital Stock, the number of shares of Acquiror Common Stock to which such stockholder would otherwise be entitled under this Section 1.6 and the Certificate of Merger.

   1.7 Surrender of Certificates.

   (a) Exchange Agent. ChaseMellon Shareholder Services, L.L.C. shall act as exchange agent (the "Exchange Agent") in the Merger.

   (b) Acquiror to Provide Common Stock and Cash. Promptly after the Effective Time, Acquiror shall issue and make available to the Exchange Agent for exchange in accordance with this Article I (i) the shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(h).

   (c) Exchange Procedures. Promptly after the Effective Time, Acquiror shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the

Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(h).

   (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time which would have been previously payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

   (e) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered is properly endorsed or accompanied by a stock power duly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

   (f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (g) Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock (and cash in lieu of fractional shares) to which such holder is entitled pursuant to
Section 1.6 hereof.

   1.8 No Further Ownership Rights in Target Capital Stock. All shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to indemnify Acquiror against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
   1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. No party shall take any action that would, to such party's knowledge, cause the Merger to fail to qualify as a reorganization within the meaning of
Section 368 of the Code.

   1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

   1.12 Affiliates Agreements. As of the date hereof, each of the officers, directors and ten percent (10%) stockholders of Target identified on Schedule
1.12 shall have executed an Affiliates Agreement, in the form of Exhibit C attached hereto.

   1.13 Target Voting Agreements. As of the date hereof, each of the stockholders of Target identified on Schedule 1.13 shall have executed a Target Voting Agreement, in the form of Exhibit D attached hereto.

   1.14 Acquiror Voting Agreements. As of the date hereof, each of the stockholders of Acquiror identified on Schedule 1.14 shall have executed an Acquiror Voting Agreement, in the form of Exhibit G attached hereto.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TARGET

   Target hereby represents and warrants to Acquiror that, except as set forth on the disclosure letter attached hereto (the "Target Disclosure Schedule"), specifically identifying the relevant subparagraph hereof, which Target Disclosure Schedule is incorporated herein by this reference:

   2.1 Organization, Good Standing and Qualification. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Target is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on Target.

   2.2 Capitalization and Voting Rights.

   (a) The authorized capital of Target consists of:

     (A) Preferred Stock. 25,491,093 shares of Target Preferred Stock, par value $0.001, of which 4,870,915 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), 4,870,915 of which are issued and outstanding, 3,500,178 of which have been designated as Series B Preferred Stock (the "Series B Preferred Stock"), 3,500,178 of which are issued and outstanding, 12,120,000 of which have been designated as Series C-1 Preferred Stock (the "Series C-1 Preferred Stock"), 12,117,076 of which are issued and outstanding, and 5,000,000 of which have been designated as Series D Preferred Stock (the "Series D Preferred Stock"), 3,931,299 of which are issued and outstanding.

  The rights, privileges and preferences of the Target Preferred Stock are as stated in Target's Certificate of Incorporation which has been made available to Acquiror.

     (B) Common Stock. 35,000,000 shares of Target Common Stock, par value $0.001, 461,432 of which are issued and outstanding.

   (b) The outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Act and any relevant state securities laws, or pursuant to valid exemptions therefrom.

   (c) Except for (A) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock, (B) the rights provided in Section 2.4 of the Amended and Restated Investors' Rights Agreement, dated August 4, 2000 (the "Target Investors' Rights Agreement"), (C) an outstanding warrant to purchase 181,818 shares of Target Common Stock, (D) the initial public offering purchase terms set forth in that certain IPO Letter to certain holders of the Series C-1 and Series D Preferred Stock dated as of August 4, 2000, (E) options or stock option commitments to purchase 6,398,841 shares of Common Stock outstanding or reserved for issuance to employees and other service providers pursuant to the Target Stock Option Plan and (F) other such rights granted and/or commitments made by Target regarding its capital stock as previously disclosed to Acquiror, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Target of any shares of its capital stock. Except for the Amended and Restated Voting Agreement, dated August 4, 2000, Target is not a party or subject to any agreement or understanding, and, to the best of Target's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of Target. The terms of the Target Stock Option Plan permit the assumption of such Target Stock Option Plan by Acquiror as provided in this Agreement, without the consent or approval of the holders of the outstanding options, the Target stockholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for such options, except as set forth in the Target Stock Option Plan.

   2.3 Subsidiaries. Target does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. Target is not a participant in any joint venture, partnership, or similar arrangement.

   2.4 Authorization. All corporate action on the part of Target, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Affiliates Agreement, the Acquiror Voting Agreements and all other agreements referred to herein to which Target is a party (the "Target Transaction Documents"), the performance of all obligations of Target hereunder and thereunder have been taken or will be taken prior to the Effective Time, and this Agreement and the Target Transaction Documents constitute, or will constitute upon approval of the Target stockholders, valid and legally binding obligations of Target, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. All amendments to the Target Restated Certificate of Incorporation, if any, have been duly authorized and approved in accordance with the DGCL.

   2.5 Governmental Consents. To Target's knowledge, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Target is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Certificate of Merger with the Secretary of State of Delaware, and (ii) the filing pursuant to applicable state blue sky laws, rules, regulations or such other post-closing filings as may be required.

   2.6 Litigation. There is no action, suit, proceeding or investigation pending or, to Target's knowledge, currently threatened against Target that questions the validity of this Agreement or any of the Target Transaction Documents, or the right of Target to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect on Target, or any change in the current equity ownership of Target, nor is Target aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to Target) involving the prior employment of any of Target's employees, their use in connection with Target's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Target is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Target currently pending or that Target intends to initiate.

   2.7 Patents and Trademarks. Target has sufficient title and ownership of or exclusive licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. The Target Disclosure Schedule contains a complete list of patents and pending patent applications, trademarks and pending trademark applications and copyrights and pending copyright applications of Target. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is Target bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements. Target has not received any communications alleging that Target has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Target is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Target or that would conflict with Target's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or any of the Target Transaction Documents, nor the carrying on of Target's business by the employees of Target, nor the conduct of Target's business as proposed, will, to the best of Target's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Target does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by Target.

   2.8 Compliance with Other Instruments. Target is not in violation or default of any provision of its Certificate of Incorporation or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to Target. The execution, delivery and performance of this Agreement and the Target Transaction Documents, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of Target or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to Target, its business or operations or any of its assets or properties.

   2.9 Agreements; Action.

   (a) Except for agreements explicitly contemplated hereby and by the Target Transaction Documents and Target's form Indemnification Agreement entered into with certain of Target's directors, there are no agreements, understandings or proposed transactions between Target and any of its officers or directors or any affiliate of any officer or director.

   (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Target is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to Target in excess of $50,000 per year, except as set forth on the Target Financial Statements or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from Target (other than any license of Target's software and products in the ordinary course of business), or (iii) provisions restricting or affecting the development, manufacture or distribution of Target's products or services, or (iv) indemnification by Target with respect to infringements of proprietary rights.

   (c) Target has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) except as set forth on the Target Financial Statements incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel and similar expenses approved in the ordinary course of business, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

   (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities Target has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

   (e) Target is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation or Bylaws that could reasonably be expected to have a Material Adverse Effect on Target.

   (f) Except as contemplated by this Agreement, Target has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of Target with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of Target or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of Target is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of Target.

   2.10 Related Party Transactions. No employee, officer, or director of Target or member of his or her immediate family is indebted to Target, nor is Target indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of Target's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Target is affiliated or with which Target has a business relationship, or any firm or corporation that competes with Target, except that employees, officers, or directors of Target and members of their immediate families may own stock in publicly traded companies that may compete or have a business relationship with Target. No member of the immediate family of any officer or director of Target is directly or indirectly interested in any material contract with Target.

   2.11 Permits. Target has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect on Target, and to Target's knowledge it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Target is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

   2.12 Environmental and Safety Laws. To the best of its knowledge, Target is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

   2.13 Manufacturing and Marketing Rights. Target has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects Target's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

   2.14 Registration Rights. Except as provided in the Target Investors' Rights Agreement, which shall be terminated pursuant to Section 6.3(l), Target has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

   2.15 Corporate Documents. The Certificate of Incorporation and Bylaws of Target are in the form previously provided to counsel for the Acquiror.

   2.16 Title to Property and Assets. Target owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair Target's ownership or use of such property or assets. With respect to the property and assets it leases, Target is in compliance in all material respects with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

   2.17 Target Financial Statements. Target has delivered to Acquiror Target's audited financial statements (balance sheet and statement of operations, statement of changes in stockholders' equity and statement of cash flows, including notes thereto) at December 31, 1999 and for the fiscal year of Target then ended (the "Target Audited Financial Statements") and its unaudited interim financial statements (balance sheet and income statement) at November 30, 2000 and for the eleven-month period then ended (the "Target Interim Financial Statements", and together with the Target Audited Financial Statements, the "Target Financial Statements"). The Target Audited Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other (except as indicated in the notes thereto). The Target Financial Statements fairly present the financial condition and operating results of Target as of the dates, and for the periods, indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). Except as set forth in the Target Financial Statements, or in the notes thereto, Target has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Target Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of Target. Except as disclosed in the Target Financial Statements, Target is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. Target maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

   2.18 Changes. Since November 30, 2000 there has not been:

   (a) any change in the assets, liabilities, financial condition or operating results of Target from that reflected in the Target Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

   (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of Target (as such business is presently conducted and as it is proposed to be conducted);

   (c) any waiver by Target of a valuable right or of a material debt owed to it;

   (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Target, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of Target (as such business is presently conducted and as it is proposed to be conducted);

   (e) any material change or amendment to a material contract or arrangement by which Target or any of its assets or properties is bound or subject;

   (f) any material change in any compensation arrangement or agreement with any employee;

   (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

   (h) any resignation or termination of employment of any key officer of Target; and Target, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

   (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of Target;

   (j) any mortgage, pledge, transfer of a security interest in, or lien, created by Target, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

   (k) any loans or guarantees made by Target to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

   (l) any declaration, setting aside or payment or other distribution in respect of any of Target's Capital Stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by Target;

   (m) to the best of Target's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of Target (as such business is presently conducted and as it is proposed to be conducted); or

   (n) any agreement or commitment by Target to do any of the things described in this Section 2.18.

   2.19 Employee Benefit Plans. Target does not sponsor or maintain any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

   2.20 Tax Returns, Payments and Elections. Target has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. Target has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Target Disclosure Schedule or reserved on the Target Financial Statements. Target has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a collapsible corporation pursuant to Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect on Target. Target has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of Target's federal income tax returns and none of its state income or franchise tax or sales or use tax returns have ever been audited by governmental authorities. Since the date of the Target Financial Statements, Target has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and Target has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. Target has withheld or collected from each payment (whether in cash or in kind) made or deemed made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required by applicable law to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

   2.21 Insurance. Target has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

   2.22 Minute Books. The minute books of Target provided to Acquiror contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.
   2.23 Labor Agreements and Actions; Employee Compensation. Target is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of Target's knowledge, has sought to represent any of the employees, representatives or agents of Target. There is no strike or other labor dispute involving Target pending, or to the best of Target's knowledge, threatened, that could have a Material Adverse Effect on Target, nor is Target aware of any labor organization activity involving its employees. Target is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Target, nor does Target have a present intention to terminate the employment of any of the foregoing prior to the Closing. The employment of each officer and employee of Target is terminable at the will of Target. To the best of its knowledge, Target has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. Target is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

   2.24 Registration Statement; Proxy Statement/Prospectus. The written information supplied by Target expressly for the purpose of inclusion in the registration statement (the "Registration Statement") on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the issuance of the shares of Acquiror Common Stock to be issued in the Merger will be registered with the Securities and Exchange Commission (the "SEC") shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The written information supplied by Target expressly for the purpose of inclusion in the proxy statement/prospectus to be sent to the stockholders of Target and Acquiror in connection with the meetings of Target's stockholders (the "Target Stockholders Meeting") and Acquiror's stockholders (the "Acquiror Stockholders Meeting") to be held in connection with the Merger (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Target's stockholders and Acquiror's stockholders, at the time of the Target Stockholders Meeting and Acquiror's Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or information should be discovered by Target which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Target shall promptly inform Acquiror. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror that is contained in any of the foregoing documents.

   2.25 Section 83(b) Elections. To the best of Target's knowledge, all individuals who have purchased unvested shares of Target's Common Stock have filed timely elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

   2.26 Significant Customers and Suppliers. No customer or supplier that was significant to Target during the period covered by the Target Financial Statements or that has been significant to Target thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to Target, as the case may be.

   2.27 Brokers. Target has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

   2.28 Employees. No employee of Target has any agreement or contract, written or verbal, except as set forth herein, regarding such person's employment with Target. To the best of Target's knowledge, no employee of Target nor any consultant with whom Target has contracted is in violation of any term of any employment contract, non-disclosure agreement or any other similar contract or agreement relating to the relationship of such employee or consultant with Target, any former employer or any other party. No employee of Target has been granted the right to continued employment by Target or to any material compensation following termination of employment with Target. Each employee, officer and technical consultant of Target has executed a Proprietary Information and Inventions Agreement substantially in the form previously provided to counsel to the Acquiror. No current employee or officer of Target has excluded works or inventions made prior to his or her employment with Target from his or her assignment of inventions pursuant to such employee's or officer's Proprietary Information and Inventions Agreement.

   2.29 Affiliates Agreement. All of the persons and/or entities deemed "Affiliates" of Target within the meaning of Rule 145 promulgated under the Act have signed the Affiliates Agreement attached hereto as Exhibit C.

   2.30 Vote Required. The affirmative vote of the holders of a majority of (a) each of the Series A Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock outstanding on the record date set for the Target Stockholders Meeting (voting as separate series and not as a class) in favor of the Amendment to cause the Merger Consideration to be allocated as set forth in Exhibit B-1 hereto; provided that if the vote required in (a) above is not obtained, the Merger Consideration shall be allocated in accordance with Exhibit B-2 hereto; (b) the Series B Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock (voting as a single class and not as separate series) outstanding on the record date set for the Target Stockholders Meeting in favor of the Merger, and (c) of the Target Capital Stock outstanding on the record date set for the Target Stockholders Meeting in favor of (i) the Amendment and (ii) the Merger, are the votes of the holders of the Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

   2.31 Representations Complete. None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together for their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

   Acquiror hereby represents and warrants to Target that, except as set forth on the disclosure letter attached hereto (the "Acquiror Disclosure Schedule"), specifically identifying the relevant subparagraph hereof, which Acquiror Disclosure Schedule is incorporated herein by this reference:

   3.1 Organization, Standing and Power. Each of Acquiror and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Neither Acquiror nor Merger Sub (or any other subsidiary) is in violation of any of the provisions of its respective, Certificate of Incorporation or Bylaws. Acquiror is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Acquiror free and clear of all liens, charges, claims or encumbrances or rights of others.

   3.2 Capitalization. The authorized capital stock of the Acquiror consists of
(a) 100,000,000 shares of Acquiror Common Stock, of which 46,644,246 shares were issued and outstanding as of the date hereof, and (b) 10,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are issued or outstanding. As of the date hereof, Acquiror has issued approximately 6,900,000 options to acquire shares of Acquiror's Common Stock pursuant to Acquiror's 1998 Stock Incentive Plan, 1999 Equity Incentive Plan and 2000 Non-Officer Stock Plan (together the "Acquiror Stock Option Plans") and warrants to acquire 853,636 shares of Acquiror's Common Stock. Other than the options and warrants identified above and as previously disclosed to Target, there are no outstanding rights or agreements for the purchase or acquisition from Acquiror of any shares of its capital stock. All of the issued and outstanding shares of Acquiror Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the shares of Acquiror Common Stock to be issued in connection with the Merger, upon exercise of the Target Options and upon exercise of the Target Warrants, will be, when issued in accordance with this Agreement and the Target Stock Option Plan, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

   3.3 Authority.

   (a) Each of Acquiror and Merger Sub has all requisite corporate power and authority to enter into this Agreement, the Target Voting Agreements and all other agreements referred to herein to which Acquiror is a party (the "Acquiror Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Acquiror Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been or will be, prior to the Effective Time, duly authorized by all necessary corporate action on the part of each of Acquiror and Merger Sub. This Agreement and the other Acquiror Transaction Documents have been duly executed and delivered by each of Acquiror and Merger Sub and constitute or will constitute, upon approval of the Acquiror's stockholders, the valid and legally binding obligations of each of Acquiror and Merger Sub, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

   (b) The execution and delivery of this Agreement and the other Acquiror Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or their properties or assets.

   (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority, is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement or the other Acquiror Transaction Documents by Acquiror or the consummation by Acquiror of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iii) the filing with the NASDAQ National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger, upon exercise of the Target Options and upon exercise of the Target Warrants assumed by Acquiror, and the filing of a registration statement on Form S-8 covering shares issued upon exercise of the Target Options and the Target Warrants, (iv) the filing with the SEC of a Registration Statement on Form S-4 with respect to the shares of Acquiror Common Stock to be issued in the Merger, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement or the other Acquiror Transaction Documents.

   3.4 SEC Documents. Acquiror has furnished to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Act), definitive proxy statement, and other filings filed with the SEC by Acquiror since April 1, 2000 and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). All documents required to be filed as exhibits to the Acquiror SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Acquiror nor any of its subsidiaries is in default thereunder, except where default would not reasonably be expected to have a Material Adverse Effect on Acquiror. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document which was filed prior to the date hereof. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). Acquiror maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles. The unaudited interim financial statements (balance sheet and income statement) of Acquiror at November 30, 2000 and for the eight-month period then ended are complete and correct in all material respects as of such date and for such period, were prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the period indicated therein and fairly present the financial condition and operating results of Acquiror as of such date and for the period covered thereby. Since the date of the most recent Quarterly Report on Form 10-Q filed by Acquiror with the SEC, other than as previously disclosed to Target there has been no Material Adverse Effect on Acquiror, other than fluctuations in the market price of Acquiror's Common Stock as quoted on the NASDAQ National Market.

   3.5 Tax Returns, Payments and Elections. Acquiror has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. Acquiror has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Acquiror Disclosure Schedule or reserved on the Acquiror Financial Statements. Acquiror has not elected pursuant to the Code, to be treated as a collapsible corporation pursuant to
Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Adverse Material Effect on Acquiror. Acquiror has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of Acquiror's federal income tax returns and none of its state income or franchise tax or sales or use tax returns have ever been audited by governmental authorities. Since the date of the Acquiror Financial Statements, Acquiror has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and Acquiror has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. Acquiror has withheld or collected from each payment (whether in cash or in kind) made or deemed made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required by applicable law to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

   3.6 Patents and Trademarks. Acquiror has sufficient title and ownership of or exclusive licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. The Acquiror Disclosure Schedule contains a complete list of patents and pending patent applications, trademarks and pending trademark applications and copyrights and pending copyright applications of Acquiror. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is Acquiror bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements. Acquiror has not received any communications alleging that Acquiror has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Acquiror is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Acquiror or that would conflict with Acquiror's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or any of the Acquiror Transaction Documents, nor the carrying on of Acquiror's business by the employees of Acquiror, nor the conduct of Acquiror's business as proposed, will, to the best of Acquiror's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Acquiror does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by Acquiror.

   3.7 Registration Statement. The written information supplied by Acquiror and Merger Sub expressly for the purpose of inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The written information supplied by Acquiror expressly for the purpose of inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Target's stockholders and Acquiror's stockholders, at the time of the Target Stockholders Meeting and Acquiror Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or information should be discovered by Acquiror which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Acquiror shall promptly inform Target. Notwithstanding the foregoing, neither Acquiror nor Merger Sub make any representation, warranty or covenant with respect to any information supplied by Target that is contained in any of the foregoing documents.

   3.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror, threatened against Acquiror or any of its respective properties or any of its respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror or on the transactions contemplated hereby. There is no judgment, decree or order against Acquiror or, to the knowledge of Acquiror, any of its respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

   3.9 Brokers. Acquiror has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

   3.10 Compliance with Laws. Acquiror has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Acquiror.

   3.11 Merger Sub. Merger Sub is a direct, wholly-owned subsidiary of Acquiror, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Merger Sub has no liabilities or obligations of any nature, contingent or otherwise, other than those related to the transactions contemplated hereby.

   3.12 Representations Complete. None of the representations or warranties made by Acquiror herein or in any Schedule hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

   4.1 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquiror, which consent shall not be unreasonably withheld or delayed), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Target further agrees to (i) pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, (ii) pay all amounts due or other outstanding obligations owed to suppliers and vendors when due subject to good faith disputes over such amounts or obligations, (iii) subject to Acquiror's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and (iv) to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Target agrees to promptly notify Acquiror of any event or occurrence not in the ordinary course of its business, and of any event that would reasonably be expected to have a Material Adverse Effect on Target. Without limiting the foregoing, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, without the prior written consent of Acquiror, which consent shall not be unreasonably withheld or delayed:

     (a) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

     (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

     (c) Material Contracts. Other than in the ordinary course of business consistent with past practice, enter into any material contract, agreement, license or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, agreements or licenses;

     (d) Stock Option Plans, etc. Accelerate, except as provided in the Target Stock Option Plan, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

     (e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Target Common Stock pursuant to the conversion of currently outstanding convertible securities or the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

     (f) Intellectual Property. Transfer to or license any person or entity or otherwise extend, amend or modify any rights to its intellectual property other than the grant of non-exclusive licenses in the ordinary course of business consistent with past practice;

     (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, manufacturing or other exclusive rights of any type or scope with respect to any of its products or technology;

     (h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business other than in the ordinary course of business consistent with past practice;

     (i) Indebtedness. Incur or commit to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

     (j) Leases. Enter into any operating lease;

     (k) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements, or in connection with the transactions contemplated by the Target Transaction Documents;

     (l) Capital Expenditures. Incur or commit to incur any capital expenditures in excess of $10,000 in the aggregate;

     (m) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

     (n) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

     (o) Employee Benefits; Severance. Take any of the following actions: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in the ordinary course of business and in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee, (iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

     (p) Lawsuits. Commence a lawsuit or arbitration proceeding other than
  (i) for the routine collection of bills or (ii) for a breach of this Agreement;

     (q) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole;

     (r) Taxes. Make any material Tax election other than in the ordinary course of business and consistent with past practice, change any material Tax election, adopt any Tax accounting method other than in the ordinary course of business and consistent with past practice, change any Tax accounting method, file any Tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns or sales tax returns) or any amendment to a Tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment provided that Acquiror shall not unreasonably withhold or delay approval of any of the foregoing actions;

     (s) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

     (t) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (s) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder.

   4.2 Notices. Target shall give all notices and other information required to be given by Target to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the National Labor Relations Act, the Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement.

   4.3 Conduct of Business of Acquiror. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Target, which consent shall not be unreasonably withheld or delayed), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Acquiror further agrees to (i) pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, (ii) pay all amounts due or other outstanding obligations owed to suppliers and vendors when due subject to good faith disputes over such amounts or obligations, or (iii) pay or perform other obligations when due, and (iv) to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Acquiror agrees to promptly notify Target of any event or occurrence not in the ordinary course of its business, and of any event that would reasonably be expected to have a Material Adverse Effect on Acquiror. Without limiting the foregoing, except, as such actions are taken to effect a stock split or reverse stock split for purposes of remaining listed on the NASDAQ National Market, or as expressly contemplated by this Agreement, Acquiror shall not do, cause or permit any of the following, without the prior written consent of Target, which consent shall not be unreasonably withheld or delayed:

     (a) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

     (b) Dividends and Stock Issuance. (i) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock; (ii) issue or authorize the issuance of its capital stock or securities convertible into, or subscriptions, rights, warrants, or options to acquire or other agreements or commitments to issue such shares or other securities, other than the issuance of shares of Acquiror Common Stock or options to purchase shares of Acquiror Common Stock pursuant to the Acquiror Stock Option Plans and the 1999 Employee Stock Purchase Plan or other rights currently outstanding as of the date of this Agreement; (iii) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service; provided that the restriction set forth in (ii) and (iii) above shall apply only if such issuance is at a price below, or the repurchase is at a price above, the then-current market value based, in each case, on the average of the closing prices for a share of Acquiror's Common Stock as quoted on the NASDAQ National Market for the twenty (20) consecutive trading days immediately preceding and ending on the last trading day before such issuance or repurchase, as the case may be.

     (c) Liquidation or Merger; Change in Control. Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or enter into any agreement or exercise any discretion providing for acceleration of payment, performance, vesting or exercisability as a result of a change of control of Acquiror.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   5.1 No Solicitation.

   (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VII, Target shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of all or substantially all of the assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Target, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Takeover Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Takeover Proposal, or (iii) agree to, approve or recommend any Takeover Proposal; provided, however, that if, at any time prior to the Effective Time, the Board of Directors of the Target or Acquiror, as the case may be, determines in good faith, after consultation with outside counsel, that its fiduciary obligations to its respective stockholders under applicable law so requires, Target or Acquiror, as the case may be, in response to a Takeover Proposal which was not solicited by Target or Acquiror, as the case may be, subsequent to the date hereof (A) may furnish to any person information with respect to Target or Acquiror, as the case may be, pursuant to a customary confidentiality agreement, (B) may participate in negotiations regarding such Takeover Proposal and (C) subject to full compliance with this Section 5.1, may recommend a proposal to its stockholders which the Board of Directors of Target or Acquiror, as the case may be, determines in its good faith judgment to be more favorable to Target or Acquiror, as the case may be (a "Superior Proposal"); provided, however that such party notifies the other within 24 hours of receipt of any Takeover Proposal.

   (b) Target shall notify Acquiror immediately (in any event, no later than 24 hours) after receipt by Target (or its advisors or agents) of any Takeover Proposal or any request for information in connection with a Takeover Proposal or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, a Takeover Proposal. Such notice by Target shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

   (c) Except as set forth in this Section 5.1, neither the Board of Directors of Target or Acquiror, as the case may be, nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement or the issuance of shares of Acquiror Common Stock in the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause Target or Acquiror, as the case may be, to enter into any Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Target or Acquiror, as the case may be, has fully complied with this Section 5.1 and determines that a Superior Proposal exists, the Board of Directors of Target or Acquiror, as the case may be, to the extent required by the fiduciary obligations thereof, as determined in the good faith judgment of such Board of Directors based on the advice of outside counsel, may withdraw or modify its approval or recommendation of the Merger and this Agreement; provided, however, that nothing contained herein (including any such withdrawal or modification of such approval or recommendation) shall release or otherwise affect (A) Target's obligation to call and hold the Target Stockholders' Meeting and submit the Merger and this Agreement to the stockholders of Target for their approval or (B) Acquiror's obligation to call and hold the Acquiror's Stockholders' Meeting and submit the Merger and this Agreement to the stockholders of Acquiror for their approval.

   5.2 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, Target and Acquiror shall prepare a Registration Statement on Form S-4 (containing a prospectus and proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the stockholders of Target and Acquiror) and, as promptly as practicable, Acquiror shall file with the SEC a Registration Statement on Form S-4 (or such other or successor form as shall be appropriate), which complies in form with applicable SEC requirements and shall use reasonable best efforts to cause the Registration Statement to become and remain effective as soon thereafter as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of Acquiror and Target in favor of the Merger;

   5.3 Access to Information.

   (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives, subject to existing confidentiality agreements with third parties, copies of internal financial statements promptly upon request.

   (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

   (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

   5.4 Confidentiality. The parties acknowledge that Acquiror and Target have previously executed a non-disclosure agreement dated December 18, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

   5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by Acquiror to comply with the rules and regulations of the SEC or any obligations pursuant to any listing agreement with any national securities exchange or with the NASDAQ.

   5.6 Consents; Cooperation. Each of Acquiror and Target shall promptly apply for or otherwise seek, and use all reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger and shall use all commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of Target's material contracts in connection with the Merger for the assignment thereof or otherwise.

   5.7 Update Disclosure; Breaches. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party, by written update to its Disclosure Schedule, of (i) the occurrence or non-occurrence of any event which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Target or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this
Section 5.7 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

   5.8 Affiliates Agreements. Upon the execution of this Agreement, Target will provide Acquiror with a list of those persons who are, in Target's respective reasonable judgment, "affiliates" of Target, respectively, within the meaning of Rule 145 under the Act ("Rule 145"). Each such person who is an "affiliate" of Target within the meaning of Rule 145 is referred to herein as an "Affiliate." Target shall provide Acquiror such information and documents as Acquiror shall reasonably request for purposes of reviewing such list and shall notify Acquiror in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Upon the execution of this Agreement, Target shall deliver or cause to be delivered to Acquiror from each of the Affiliates of Target, an executed Affiliates Agreement, in the form attached hereto as Exhibit C. Acquiror shall be entitled to place appropriate legends on the certificates evidencing any Acquiror Common Stock to be received by Affiliates of Target pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Acquiror Common Stock, consistent with the terms of the Affiliates Agreement. The Acquiror shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, for a period of three (3) years after the Closing Date.

   5.9 Lock-Up Agreements. Prior to the Effective Time, holders of at least 80% of the Target Capital Stock, the Target Options and the Target Warrants, on a fully diluted basis, and each officer and director of Target shall execute and deliver a lock-up agreement to Acquiror in the form attached hereto as Exhibit F (the "Lock-Up Agreements").

   5.10 Legal Requirements. Each of Acquiror and Target will, and Acquiror will cause its subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any federal, state or local governmental authority or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

   5.11 Tax-Deferred Reorganization. Neither Target, Acquiror nor Merger Sub will, either before or after consummation of the Merger, take any action that, to the knowledge of such party, would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368. No party to this Agreement shall take a position on any return, report or filing inconsistent with this treatment.

   5.12 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

   5.13 Stock Options and Warrants.

   (a) At the Effective Time, the Target Stock Option Plan and each outstanding Target Option and each outstanding Target Warrant, whether vested or unvested, shall, by virtue of the Merger and without any further consideration on the part of any holder thereof, be assumed by Acquiror and be converted into an option (or warrant, as the case may be) to purchase shares of Acquiror Common Stock as set forth below. Target has delivered to Acquiror a schedule (the "Option Schedule") which sets forth a true and complete list as of the date hereof of all Target Warrants and Target Options, including the number of shares of Target Capital Stock subject to each such option or warrant, the exercise or vesting schedule, the exercise price per share and the term of each such option or warrant. On the Closing Date, Target shall deliver to Acquiror an updated Option Schedule current as of such date. Each such Target Option or Target Warrant so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plan or the Target Warrant, as the case may be, immediately prior to the Effective Time, except that (i) such option or warrant shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option or warrant immediately prior to the Effective Time multiplied by the exchange ratio as set forth on the Option Schedule and rounded to the nearest whole number of shares of Acquiror Common Stock, and
(ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option or warrant shall be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option or warrant was exercisable immediately prior to the Effective Time by the exchange ratio as set forth on the Option Schedule, rounded to the nearest whole cent. The exchange ratio set forth on the Option Schedule shall be adjusted, as of the Effective Time, if necessary to reflect any exercise, cancellation or expiration of any Target Options or Target Warrants prior to the Effective Time such that the total number of Acquiror Common Shares to be reserved for issuance upon the exercise of all Target Options and all Target Warrants assumed by Acquiror hereunder is equal to 1,583,200. In no event, however, shall the number of Acquiror Common Shares reserved for issuance upon the exercise of Target Options and Target Warrants exceed 1,583,200 shares of Acquiror Common Stock.

   (b) Acquiror shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon the exercise of the Target Options and Target Warrants assumed in accordance with this Section 5.13. At or prior to the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Acquiror Common Stock subject to such Target Options and Target Warrants and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Target Options and Target Warrants remain outstanding.

   5.14 Listing of Additional Shares. Prior to issuance, Acquiror shall file with NASDAQ a Notification Form for Listing of Additional Shares covering the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger, upon exercise of the Target Options assumed by Acquiror and upon exercise of the Target Warrants assumed by Acquiror.

   5.15 Additional Agreements; Reasonable Efforts. Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of Target and Acquiror, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Target, the proper officers and directors of each party to this Agreement shall take all such necessary action.

   5.16 Employee Benefits. Acquiror shall take such reasonable actions, to the extent permitted by Acquiror's benefit programs, as are necessary to allow eligible employees of Target to participate in the benefit programs of Acquiror, or alternative benefit programs in the aggregate substantially comparable to those applicable to employees of Acquiror on similar terms, as soon as practicable after the Effective Time of the Merger. For purposes of satisfying the terms and conditions of such programs, to the extent permitted by Acquiror's benefit programs, Acquiror shall use reasonable efforts to give full credit for eligibility, or vesting for each participant's period of service with Target.

   5.17 Parachute Payments. Target shall use its best efforts to have any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code approved by such percentage of Target's outstanding voting securities as is required by the terms of Section 280G(b)(5)(B) of the Code and the proposed Treasury Regulations thereunder, including, without limitation, Q-7 of Section 1.280G-1 of such proposed regulations.

   5.18 Necessary Actions. Acquiror and Target shall execute and deliver at the Closing all agreements and documents contemplated by this Agreement to be executed and delivered by them at the Closing.

   5.19 Target Director and Officer Indemnification.

   (a) After the Effective Time, Acquiror will, and will cause the Surviving Corporation to (i) indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Target (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under applicable law or under Target's Certificate of Incorporation and Bylaws, in each case as in effect on the date hereof, and
(ii) advance expenses as incurred by such officers, directors, employees and agents of Target to the fullest extent permitted under applicable law or under Target's Certificate of Incorporation and Bylaws, in each case as in effect on the date hereof, provided that such indemnification and advancement of expenses shall be subject to any limitation imposed from time to time under applicable law.

   (b) The provisions of this Section 5.19 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and personal representatives.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

   6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

     (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the necessary vote of the Target stockholders and the Acquiror stockholders and any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code shall have been approved by such number of stockholders of Target as is required by the terms of Section 280G(b)(5)(B).

     (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

     (c) Governmental Approval. Acquiror and Target and their respective subsidiaries shall have timely obtained from each federal, state or local governmental authority all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Act, and under state Blue Sky laws.

     (d) Listing of Additional Shares. The filing with the NASDAQ National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger, upon exercise of the Target Options assumed by Acquiror and upon exercise of the Target Warrants assumed by Acquiror shall have been made.

     (e) Tax Opinion. Each of Target and Acquiror shall have received a written opinion from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, which opinions shall be substantially identical in substance; provided, however, that if the counsel to either Target or Acquiror does not render such opinion, this condition shall nonetheless be deemed satisfied with respect to such party if counsel to the other party renders such opinion to such party. In preparing the Target and the Acquiror tax opinions, counsel may rely on reasonable assumptions and may also rely on (and to the extent reasonably required, the parties' and Target's shareholders shall make) reasonable representations related thereto.

     (f) Registration Statement. The Registration Statement shall have been declared effective and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing and all necessary approvals under state securities laws and the Act or the Exchange Act relating to the issuance or trading of Acquiror Common Stock shall have been received.

   6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

     (a) Representations, Warranties and Covenants. (i) Except as disclosed in the Acquiror Disclosure Schedule, the representations and warranties of Acquiror in this Agreement shall be true and correct in all respects (except as permitted or contemplated by the Agreement) on and as of the Effective Time as though such representations and warranties were made on and as of such time, except where such inaccuracy does not have a Material Adverse Effect on Acquiror, and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time except where such failure to so perform or comply does not have a Material Adverse Effect on Acquiror.

     (b) Certificate of Acquiror. Target shall have been provided with a certificate executed on behalf of Acquiror by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

       (A) all representations and warranties made by Acquiror under this Agreement are true and correct in all material respects; and

       (B) all covenants, obligations and conditions of this Agreement to be performed by Acquiror on or before such date have been so performed in all material respects.

     (c) Legal Opinion. Target shall have received a legal opinion from Acquiror's legal counsel in a form to be mutually agreed by the parties hereto.

     (d) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Acquiror and its subsidiaries, taken as a whole, other than a change that is directly caused by the public announcement of, and the response or reaction of customers, vendors, licensors, investors or employees of Acquiror to this Agreement, the Merger or any of the transactions contemplated by this Agreement. A change in the market price of Acquiror Common Stock shall not constitute a material adverse change.

     (e) Acquiror Voting Agreements. Target shall have received from certain stockholders of Acquiror an executed Acquiror Voting Agreement in substantially the form attached hereto as Exhibit G.

   6.3 Additional Conditions to Obligations of Acquiror. The obligations of Acquiror to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

     (a) Representations, Warranties and Covenants. Except as disclosed in the Target Disclosure Schedule (i) the representations and warranties of Target in this Agreement shall be true and correct in all respects on and as of the Effective Time as though such representations and warranties were made on and as of such time, except where such inaccuracy does not have a Material Adverse Effect on Target, and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time, except where such failure to so perform or comply does not have a Material Adverse Effect on Target.

     (b) Certificate of Target. Acquiror shall have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer to the effect that, as of the Effective Time:

        (A) all representations and warranties made by Target under this Agreement are true and complete in all material respects; and

       (B) all covenants, obligations and conditions of this Agreement to be performed by Target on or before such date have been so performed in all respects.

     (c) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the material contracts of Target set forth on Schedule 2.9 hereto.

     (d) Legal Opinion. Acquiror shall have received a legal opinion from Target's legal counsel in a form to be mutually agreed by the parties hereto.

     (e) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target.

     (f) Affiliates Agreements. Acquiror shall have received from the Affiliates of Target an executed Affiliate Agreement in substantially the form attached hereto as Exhibit C.

     (g) Target Voting Agreements. Acquiror shall have received from certain stockholders of Target an executed Target Voting Agreement in substantially the form attached hereto as Exhibit D.

     (h) FIRPTA Certificate. Target shall, prior to the Closing Date, provide Acquiror with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit E attached hereto, which states that shares of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of Exhibit E attached hereto along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

     (i) 401(K) Plan. Target shall terminate its 401(k) Profit Sharing Plan by resolution of Target's board of directors effective as of a date prior to the Closing and shall take all necessary steps to effect such termination following the Closing, in compliance with the requirements of ERISA.

     (j) Resignation of Directors. The directors of Target in office immediately prior to the Effective Time shall have resigned as directors of Target effective as of the Effective Time.

     (k) Lock-Up Agreements. The persons identified in Section 5.9 shall have executed and delivered Lock-Up Agreements to Acquiror as provided therein.

     (l) Investors' Rights Agreement. The Target Investors' Rights Agreement shall be terminated prior to the Effective Time.

                                  ARTICLE VII

         TERMINATION, TERMINATION FEES, EXPENSES, AMENDMENT AND WAIVER

   7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target or Acquiror, this Agreement may be terminated:

     (a) by mutual consent duly authorized by the Board of Directors of Acquiror and Target;

     (b) by either Acquiror or Target, if (i) without fault of the terminating party, the Closing shall not have occurred on or before May 30, 2001 (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement), or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable;

     (c) by Acquiror, if (i) Target shall materially breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within ten (10) business days of receipt by Target of written notice of such breach, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(i) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(ii) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement, (iii) for any reason Target fails to call and hold the Target Stockholders Meeting by May 30, 2001 or commence solicitation of stockholder consents within 10 days after the effectiveness of the Registration Statement, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(iii) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement, (iv) any required approval of the stockholders of Target shall not have been obtained by reason of the failure to obtain the required stockholder consents or vote at a duly held meeting of stockholders or at any adjournment thereof within 45 days after the Registration Statement is sent to the stockholders, or (v) the Target's Board of Directors shall have approved or publicly recommended any other Takeover Proposal; or

     (d) by Target, if (i) Acquiror shall materially breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within ten (10) days following receipt by Acquiror of written notice of such breach, provided that the right to terminate this Agreement by Target under this Section 7.1(d)(i) shall not be available to Target where Target is at that time in material breach of this Agreement, or (ii) the Board of Directors of Acquiror shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Target or shall have resolved to do any of the foregoing, provided that the right to terminate this Agreement by Target under this Section 7.1(d)(ii) shall not be available to Target where Target is at that time in willful breach of this Agreement, (iii) for any reason Acquiror fails to call and hold the Target Stockholders Meeting by May 30 2001 or commence solicitation of stockholder consents within 10 days after the effectiveness of the Registration

  Statement, provided that the right to terminate this Agreement by Target under this Section 7.1(d)(iii) shall not be available to Target where Target is at that time in willful breach of this Agreement, (iv) any required approval of the stockholders of Acquiror shall not have been obtained by reason of the failure to obtain the required stockholder consents or vote at a duly held meeting of stockholders or at any adjournment thereof within 45 days after the Registration Statement is sent to the stockholders, or (v) the Acquiror's Board of Directors shall have approved or publicly recommended any other Takeover Proposal.

   7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.5 (Confidentiality) and this Section
7.2 shall remain in full force and effect and survive any termination of this Agreement.

   7.3 Termination Fees.

   (a) In the event that this Agreement is terminated due to the fact Acquiror shall not have received the requisite stockholder and/or board of director votes required to approve the transactions contemplated by this Agreement, then Acquiror shall pay Target a fee in the amount of one million dollars ($1,000,000). In the event that the Board of Directors of Acquiror has fully complied with Section 5.1, the Board of Directors of Acquiror to the extent required by the fiduciary obligations thereof, as determined in the good faith judgment of its Board of Directors based on the advice of outside counsel may terminate this Agreement, and then Acquiror shall pay Target a fee in the amount of five hundred thousand dollars ($500,000).

   (b) In the event that this Agreement is terminated due to the fact Target shall not have received the requisite stockholder and/or board of director votes required to approve the transactions contemplated by this Agreement, then Target shall pay Acquiror a fee in the amount of one million dollars ($1,000,000). In the event the Board of Directors of Target has fully complied with Section 5.1 and determines that a Superior Proposal exists, the Board of Directors of Target to the extent required by the fiduciary obligations thereof, as determined in the good faith judgment of its Board of Directors based on the advice of outside counsel may terminate this Agreement, and then Target shall pay Acquiror a fee in the amount of five hundred thousand dollars ($500,000).

   (c) If Target or Acquiror fails to pay the appropriate fees in accordance with this Section 7.3, the non-paying party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or legal action, together with interest on the amount of any unpaid fee at the so-called composite "prime rate" as quoted from time to time during the relevant period in the Wall Street Journal, plus 4% per annum from the date such fee or fees were required to be paid pursuant to this Section 7.3.

   (d) Any payment made pursuant to this Section 7.3 shall be made by delivery of a certified check or by wire transfer of immediately available funds to an account designated by the recipient thereof.

   7.4 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

   7.5 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Target shall not
(i) alter or change the amount or kind of consideration to be received on conversion of the Target Capital Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Target Capital Stock.

   7.6 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

   8.1 Survival of Representations, Warranties and Covenants. Notwithstanding any investigation conducted before or after the Closing Date, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which Acquiror or Target may have as a result of such investigation or otherwise, Acquiror and Target will be entitled to rely upon the other party's representations, warranties and covenants set forth in this Agreement. The representations and warranties of Target and Acquiror will terminate upon the Closing; provided however, that (i) the obligations of each party with respect to any intentional or fraudulent breaches of its representations and warranties will survive the Closing and continue in full force and effect until the date twelve (12) months following the Closing Date (the "Survival Period"), at which time, the representations and warranties of each party set forth in this Agreement will terminate and (ii) the representation made by Acquiror in the last sentence of Section 3.2 shall survive indefinitely. The affirmative covenants and agreements of the parties set forth in this Agreement shall survive until fulfilled and the negative covenants and agreements of the parties set forth in this Agreement shall survive until the statute of limitations with respect to the subject matter of such covenant or agreements has run.

   8.2 Maximum Liability and Remedies. Nothing herein shall limit any potential remedies or liabilities of a party hereto with respect to any claim made pursuant to Section 8.1 hereof during the Survival Period; provided that (a) the liability of each Target stockholder hereunder shall be limited to ten percent (10%) of the consideration received by such stockholder in the Merger and the liability of each Target stockholder shall be several (meaning pro rata in proportion to the consideration received by such stockholder) and not joint, and (b) the liability of Acquiror hereunder to the Target stockholders shall be limited to the consideration received by such stockholder in the Merger. Nothing in this Agreement shall limit the liability of any Target stockholder in connection with any breach by such stockholder of the Affiliates Agreement and/or the Target Voting Agreement.

   8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     (a) if to Acquiror or Merger Sub, to:

       Ashford.com, Inc.
       3800 Buffalo Speedway, Suite 400
       Houston, Texas 77098
       Attention: Gary Paranzino
       Telephone No.: (713) 369-1300
       Facsimile No.: (713) 623-0444

       with a copy to:

       Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 2700 Via Fortuna, Suite 300
       Austin, Texas 78746
       Attention: Anthony M. Allen
       Telephone No.: (512) 732-8400
       Facsimile No.: (512) 732-0081

     (b) if to Target, to:

       Guild.com, Inc.
       931 E. Main Street, Suite 3
       Madison, Wisconsin 53703
       Attention: Gordon Mayer
       Telephone No.: (612) 334-8573
       Facsimile No.: (612) 334-8650

       with a copy to:

       Briggs and Morgan
       2400 IDS Center, 80 South Eighth Street
       Minneapolis, Minnesota
       Attention: Brian Wenger
       Telephone No.: (612) 334-8400
       Facsimile No.: (612) 334-8650

   8.4 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity, taken as a whole, except changes caused by the announcement of, or the response or reaction of customers, vendors, licensors, investors or employees of, Target or Acquiror to this Agreement and the transactions contemplated hereby, changes, circumstances or conditions affecting Target's or Acquiror's industry in general or changes in general economic, regulatory or political conditions. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of Gordon Mayer, Toni Sikes and Lori Wetzel for Target and Kenneth Kurtzman, Brian Bergeron and Gary Paranzino for Acquiror. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The words "tax" or "taxable" shall mean any federal, state, local, municipal or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, tariff levy, import, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental or regulatory authority, domestic and foreign. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the Agreement Date. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

   8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement, the Target Transaction Documents, the Acquiror Transaction Documents, and the other documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms and
(b) are not intended to confer upon any other person any rights or remedies hereunder, except for the rights of the Target stockholders to receive the consideration set forth in Article I of this Agreement and except for the rights of the holders of the Target Options and the Target Warrants to receive the options or warrants, as appropriate, pursuant to Section 5.13 of this Agreement.

   8.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   8.8 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

   8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

   8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

   8.11 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

   IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered under seal by their respective officers thereunto duly authorized, all as of the date first written above.

                                          Ashford.com, Inc.

                                                 /s/ Kenneth E. Kurtzman
                                          By: _________________________________
                                             Kenneth E. Kurtzman
                                             Chief Executive Officer

                                          Guild.com, Inc.

                                                    /s/ Gordon Mayer
                                          By: _________________________________
                                             Gordon Mayer
                                             President

                                          Ashford-Guild Art Corporation

                                                 /s/ Kenneth E. Kurtzman
                                          By: _________________________________
                                             Kenneth E. Kurtzman
                                             Chief Executive Officer

                                                                         ANNEX B

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                GUILD.COM, INC.

   The undersigned officer of Guild.Com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law") upon filing of its Certificate of Incorporation with the Secretary of State for the State of Delaware on March 16, 1999 under the original name of New Guild.Com, Inc., does hereby certify as follows:

   FIRST: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

   RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

                                   ARTICLE I

   The name of this corporation is Guild.com, Inc.

                                   ARTICLE II

   The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

   The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                   ARTICLE IV

   Upon the effective filing hereof, each outstanding share of Series C Preferred Stock, $.001 par value per share, of the corporation (the "Old Series C Stock"), shall be automatically converted into four (4) shares of Series C-1 Preferred Stock, $.001 par value per share, of the corporation (the "Series C-1 Preferred Stock") without any further action by the holders of such shares of Old Series C Stock and whether or not the certificates representing the shares of Old Series C Stock are surrendered to the corporation; provided, however, that the corporation shall not be obligated to issue certificates evidencing the shares of Series C-1 Preferred Stock issuable upon such conversion unless certificates evidencing such shares of Old Series C Stock are either delivered to the corporation, as hereinafter provided, or the holder notifies the corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection therewith.

   Upon the occurrence of the automatic conversion of the Old Series C Stock, the holders of the Old Series C Stock shall surrender the certificates representing such shares at the office of the corporation. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in the name shown on such surrendered certificate or certificates, a certificate of certificates for the number of shares of Series C-1 Preferred Stock into which the surrendered shares of Old Series C Stock are convertible, dated as of the date on which automatic conversion occurs.

   Upon the effectiveness hereof, the authorized capital stock of the corporation shall be as follows:

   A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is sixty million four hundred ninety-one thousand ninety-three (60,491,093) shares. Thirty-five million (35,000,000) shares shall be Common Stock and twenty-five million four hundred ninety-one thousand ninety-three (25,491,093) shares shall be Preferred Stock, each class with a par value of $0.001 per share. The Preferred Stock shall be divided into four series, Series A to consist of four million eight hundred seventy thousand nine hundred fifteen (4,870,915) shares (the "Series A Preferred Stock"), Series B to consist of three million five hundred thousand one hundred seventy-eight (3,500,178) shares (the "Series B Preferred Stock"), Series C-1 to consist of twelve million one hundred twenty thousand (12,120,000) shares and Series D to consist of five million (5,000,000) shares (the "Series D Preferred Stock").

   B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock are as set forth in this Article IV(B).

     1. Dividend Provisions.

        (a) The holders of shares of Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock shall be entitled to receive dividends on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Series A Preferred Stock or the Common Stock of this corporation, at the rate of $0.05 per share per annum for the Series B Preferred Stock, $0.103 per share per annum for the Series C-1 Preferred Stock and $0.138 per share per annum for the Series D Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like), payable when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock, as the case may be, can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock, respectively, then outstanding.

        (b) After payment of any dividends pursuant to Section 1(a), any additional dividends shall be distributed among all holders of Common Stock and all holders of Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all shares of each such series of Preferred Stock were converted to Common Stock at the then effective conversion rate.

     2. Liquidation Preference.

        (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series B Preferred Stock, the holders of Series C-1 Preferred Stock and the holders of Series D Preferred Stock shall be entitled to receive, on a pari passu basis prior and in preference to any distribution of any of the assets of this corporation to the holders of shares of Series A Preferred Stock or Common Stock by reason of their ownership thereof, (i) with respect to the holders of Series B Preferred Stock, an amount per share of Series B Preferred Stock equal to the sum of (A) $1.00 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") and (B) an amount equal to all declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like), (ii) with respect to the holders of Series C-1 Preferred Stock, an amount per share of Series C-1 Preferred Stock equal to the sum of (A) $2.06320475 for each outstanding share of Series C-1 Preferred Stock (the "Original Series C-1 Issue Price") and

    (B) an amount equal to all declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like), and (iii) with respect to the holders of Series D Preferred Stock, an amount per share of Series D Preferred Stock equal to the sum of (A) $2.75 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price") and (B) an amount equal to all declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like). If, upon the occurrence of a liquidation, dissolution or winding up of this corporation, the assets and funds of the corporation legally available for distribution to stockholders by reason of their ownership of stock of the corporation shall be insufficient to permit the payment to such holders of Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock of the full aforementioned preferential amounts, then the entire assets and funds of the corporation legally available for distribution to stockholders by reason of their ownership of stock of the corporation shall be distributed ratably among the holders of Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock based upon the total preferential amount each holder would be entitled to receive if sufficient funds were distributed to pay the full preferential amounts.

        (b) Upon the completion of the distribution required by subsection
    (a) of this Section 2, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.00 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) an amount equal to all declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation which remain after the distribution required by subsection (a) of this Section 2 and which are legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

        (c) Upon the completion of the distributions required by subsections (a) and (b) of this Section 2, all of the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each. Shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock without first foregoing participation in the distribution, or series of distributions, as shares of Preferred Stock.

       (d)

          (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock then outstanding, voting as separate series and not as a class, shall determine otherwise), (A) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation; or (B) a sale of all or substantially all of the assets of this corporation.

           (ii) In any of such events, if the consideration received by this corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                  (A) Securities not subject to investment letter or other
              similar restrictions on free marketability covered by (B) below:

                    (1)If traded on a securities exchange or through the
               Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three
               (3) days prior to the closing;

                    (2)If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                    (3)If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors of this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock, voting as a single class and not as separate series.

                  (B) The method of valuation of securities subject to
              investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors of this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock, voting as a single class and not as separate series.

            (iii) In the event the requirements of this subsection 2(d) are not complied with, this corporation shall forthwith either:

                  (A) cause such closing to be postponed until such time as
              the requirements of this Section 2 have been complied with; or

                  (B) such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(d)(iv) hereof.

           (iv) This corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty
      (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened only upon both (A) the written consent of the holders of Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock, voting as a single class and not as separate series, and (B) the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

     3. Redemption. The Preferred Stock shall not be redeemable.

     4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

        (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined (A) in the case of the Series A Preferred Stock, by dividing the Original Series A Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion, (B) in the case of the Series B Preferred Stock, by dividing the Original Series B Issue Price by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion, (C) in the case of the Series C-1 Preferred Stock, by dividing the Original Series C-1 Issue Price by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion and (D) in the case of the Series D Preferred Stock, by dividing the Original Series D Issue Price by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price for shares of Series B Preferred Stock shall be the Original Series B Issue Price, the initial Conversion Price for shares of Series C-1 Preferred Stock shall be the Original Series C-1 Issue Price and the initial Conversion Price for shares of Series D Preferred Stock shall be the Original Series D Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

        (b) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which was not less than $10.00 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) and $25,000,000 in the aggregate or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock, voting together as a class and not as separate series.

        (c) Mechanics of Conversion. Before any holder of shares of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the shares of Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

        (d) Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock shall be subject to adjustment from time to time as follows:

          (i) In the event this corporation should at any time or from time to time after the date upon which any shares of Series B Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock were first issued (the "Purchase Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

           (ii) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

        (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(i), then, in each such case for the purpose of this subsection 4(e), the holders of shares of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

        (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of shares of Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of shares of Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such shares of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

        (g) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of shares of Preferred Stock against impairment.

        (h) No Fractional Shares and Certificate as to Adjustments.

          (i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

           (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of such Preferred Stock.

        (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

        (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such shares of Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

        (k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

     5. Voting Rights.

        (a) General Voting Rights. Except as provided in Section 5(b) below, the holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

        (b) Voting for the Election of Directors. So long as at least a majority of the shares of Series B Preferred Stock originally issued remain outstanding, the holders of such shares of Series B Preferred Stock shall be entitled to elect one (1) director of this corporation at each annual election of directors. So long as at least a majority of the shares of Series C-1 Preferred Stock originally issued remain outstanding, the holders of such shares of Series C-1 Preferred Stock shall be entitled to elect one (1) director of this corporation at each annual election of directors. So long as at least a majority of the shares of Series A Preferred Stock originally issued remain outstanding, the holders of Common Stock (excluding any shares of Common Stock issued or issuable upon conversion of Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock) and Series A Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect two (2) directors of this corporation at each annual election of directors. The fifth director of this corporation shall be an individual who is unanimously approved by the other board members elected pursuant to this Section 5.

      In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to unanimous written consent.

     6. Protective Provisions. So long as any shares of Series B Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of:

        (a) Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock, voting as a single class and not as separate series,
    (i) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this corporation is disposed of, (ii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series B Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock with respect to dividends, liquidation, redemption or voting, (iii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock, provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost upon the occurrence of termination of employment,
    (iv) pay dividends on the Common Stock of the corporation, or (v) change the authorized number of directors of this corporation;

        (b) Series B Preferred Stock, (i) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely such shares, (ii) increase or decrease (other than by conversion) the total number of authorized shares of Series B Preferred Stock, or (iii) amend this corporation's Certificate of Incorporation or bylaws so as to affect adversely the shares of Series B Preferred Stock;

        (c) Series C-1 Preferred Stock, (i) alter or change the rights, preferences or privileges of the shares of Series C-1 Preferred Stock so as to affect adversely such shares, (ii) increase or decrease (other than by conversion) the total number of authorized shares of Series C-1 Preferred Stock or (iii) amend this corporation's Certificate of Incorporation or bylaws so as to affect adversely the shares of Series C-1 Preferred Stock;

        (d) Series D Preferred Stock, (i) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely such shares, (ii) increase or decrease (other than by conversion) the total number of authorized shares of Series D Preferred Stock or (iii) amend this corporation's Certificate of Incorporation or bylaws so as to affect adversely the shares of Series D Preferred Stock.

     7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

     8. Voting as a Class. Except as otherwise specifically provided herein, the Series B Preferred Stock, the Series C-1 Preferred Stock and Series D Preferred Stock shall vote or consent together as a single class and not as separate series.

   C. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this
Article IV(C).

     1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends and subject to the rights of holders of Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock under Section B.6(h) hereof, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

     2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section B.2 of Article IV hereof.

     3. Redemption. The Common Stock is not redeemable.

     4. Voting Rights. Except as provided in Section B.5(b) hereof, the holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

   Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

                                  ARTICLE VI

   Subject to Article IV, Section 6(a)(v) hereof, the number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII

   Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                 ARTICLE VIII

   Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

                                  ARTICLE IX

   A director of this corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article, to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

   Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article IX, by the stockholders of this corporation shall not apply to or adversely affect any right or protection of a director of this corporation existing at the time of such amendment, repeal, modification or adoption.

                                   ARTICLE X

   To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of this corporation (and any other persons to which the General Corporation Law permits this corporation to provide indemnification) through bylaw provisions, agreements with such directors, officers, agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

   Any amendment, repeal or modification of the foregoing provisions of this
Article X shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

   SECOND: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with
Section 228 of the General Corporation Law.

   THIRD: That said amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law.

   IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this 2nd day of August, 2000.

                                          GUILD.COM, INC.

                                                    /s/ Gordon Mayer
                                          By: _________________________________
                                          Name: Gordon Mayer
                                          Title: Chief Executive Officer and
                                           President

                                                                        ANNEX C

                           CERTIFICATE OF AMENDMENT
                                      OF
                      RESTATED CERTIFICATE INCORPORATION
                                      OF
                                GUILD.COM, INC.

   The undersigned officer of Guild.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

   FIRST: That the Board of Directors of the Corporation duly adopted the following resolution proposing to amend the Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and in the best interest of the Corporation and its stockholders and recommending to the stockholders of the Corporation that they vote in favor of said amendment:

  RESOLVED, that Article IV(B)(2)(d)(i) of the Restated Certificate of Incorporation of the Corporation shall be amended to modify the liquidation preferences of the Series A, B, C-1 and D stockholders, subject to the approval of the Corporation's stockholders, as described below, by adding the following paragraph as a new paragraph immediately following the existing Section 2(d)(i) of Article IV(B):

      "For purposes of this Section 2, and notwithstanding any contrary provision of this Section 2 or as set forth elsewhere herein, the merger (the "Merger") of the corporation with Ashford-Guild Art Corporation, a Delaware corporation (the "Merger Sub") pursuant to the terms and conditions of that certain Agreement and Plan of Reorganization by and among Ashford.com, Inc., a Delaware corporation ("Ashford"), the corporation and Merger Sub dated January 3, 2001 (the "Merger Agreement") shall be deemed to be a liquidation, dissolution and winding up of the corporation, and the liquidation preferences and the consideration to be received by each holder of Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock in connection with the Merger shall be determined as set forth in Exhibit B-1 of the Merger Agreement if the value of the Merger Consideration (as defined in the Merger Agreement) is less than the aggregate amount of the liquidation preferences of the Series B Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock as such series are entitled to pursuant to Section 2(a)."

  FURTHER RESOLVED, that the foregoing amendment shall be subject to the approval of (i) a majority of the outstanding shares of the Corporation's common stock and preferred stock voting as a single class, and (ii) a majority of the outstanding shares of the Corporation's Series A, Series B, Series C-1 and Series D preferred stock, each voting as a separate series and not as a single class.

   SECOND: That the foregoing amendment was approved by the holders of the requisite number of shares of the Corporation at a special meeting of the stockholders of the Corporation which was duly called and held in accordance with Subchapter VII of the General Corporation Law of the State of Delaware.

   THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

   FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

   IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of the Restated Certificate of Incorporation this      day of
           , 2001.

                                          Company Name

                                          By: _________________________________
                                          Name: Gordon Mayer
                                          TItle: President

                                                                         ANNEX D

                        DELAWARE GENERAL CORPORATION LAW

SEC. 262 APPRAISAL RIGHTS.

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Ashford's Certificate of Incorporation in effect as of the date hereof, and Ashford's Certificate of Incorporation to be in effect upon the closing of the merger (collectively, the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended, or the DGCL, Ashford's directors shall not be personally liable to Ashford or its stockholders for monetary damages for any breach of fiduciary duty as directors of Ashford. Under the DGCL, the directors have a fiduciary duty to Ashford which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to Ashford, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. Ashford has obtained liability insurance for its officers and directors.

   Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director:

  . for any breach of the director's duty of loyalty to the corporation or its stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  .  arising under Section 174 of the DGCL; or

  . for any transaction from which the director derived an improper personal benefit.

   The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that Ashford shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Ashford, or is or was serving at the request of Ashford as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

   See Exhibit Index.

(b) Financial Statement Schedules

   None.

ITEM 22. UNDERTAKINGS.

   (1) The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (3) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (5) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (7) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 6th day of March 2001.

Date: March 6, 2001                       ASHFORD.COM, INC.
                                          (Registrant)

                                                /s/ Kenneth E. Kurtzman
                                          By: _________________________________
                                                    Kenneth E. Kurtzman
                                                  Chief Executive Officer

                                          (DULY AUTHORIZED OFFICER)

                               POWER OF ATTORNEY

   We, the undersigned officers and directors of Ashford.com, Inc., hereby severally constitute and appoint Kenneth E. Kurtzman and Ryan Maierson, our true and lawful attorneys, with full power to them, to sign for us and in our names in the capacities indicated below, any amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Ashford.com, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all the requirements of the Securities and Exchange Commission.

              Signature                          Title                   Date
              ---------                          -----                   ----

     /s/ Kenneth E. Kurtzman           Chief Executive Officer,      March 6, 2001
______________________________________  Director
         Kenneth E. Kurtzman

    /s/ James H. Whitcomb, Jr.         President, Chief              March 6, 2001
______________________________________  Information Officer,
        James H. Whitcomb, Jr.          Director

         /s/ David F. Gow              Chief Financial Officer       March 6, 2001
______________________________________
             David F. Gow

        /s/ J. Robert Shaw             Chairman of the Board         March 6, 2001
______________________________________
            J. Robert Shaw

       /s/ Kevin R. Harvey             Director                      March 6, 2001
______________________________________
           Kevin R. Harvey

     /s/ Colombe M. Nicholas           Director                      March 6, 2001
______________________________________
         Colombe M. Nicholas

         /s/ Robert Cohn               Director                      March 6, 2001
______________________________________
             Robert Cohn

                                 EXHIBIT INDEX

  2.1 Agreement and Plan of Reorganization, dated January 3, 2001, by and among
      Ashford.com, Inc., Ashford-Guild Art Corporation and Guild.com, Inc., attached as Annex A to the joint proxy statement/prospectus which is part of this registration statement.
  2.2 Option Agreement dated August 17, 1999, by and among Ashford, Power
      Reserve, Inc. and Richard E. Paige (incorporated herein by reference to
      Ashford's Current Report on Form 8-K/A filed on November 12, 1999).
  2.3 Asset Acquisition Agreement dated October 26, 1999 by and between Ashford and Power Reserve, Inc. (incorporated herein by reference to Ashford's
      Current Report on Form 8-K/A filed on November 12, 1999).
  2.4 Asset Acquisition Agreement dated October 26, 1999 by and between Ashford and Richard E. Paige (incorporated herein by reference to Ashford's
      Current Report on Form 8-K/A filed on November 12, 1999).
  2.5 Agreement and Plan of Reorganization dated as of January 14, 2000 by and among Ashford, Ashford-Jasmin Fragrance Company and Jasmin.com
      Corporation (incorporated herein by reference to Ashford's Current Report on Form 8-K/A filed on February 1, 1999).
  3.1 Amended and Restated Certificate of Incorporation of Ashford.com, Inc.
      (incorporated herein by reference to Ashford's Registration Statement on Form S-1 (File No. 333-82759)).
  3.2 Bylaws of Ashford.com, Inc. (incorporated herein by reference to Ashford's Registration Statement on Form S-1 (File No. 333-82759)).
  4.1 Amended and Restated Investors' Rights Agreement, dated July 9, 1999, by and among Ashford.com, Inc. and the investors and founders named therein
      (incorporated herein by reference to Ashford's Registration Statement on Form S-1 (File No. 333-82759)).
  4.2 Specimen Certificate of Ashford's common stock (incorporated herein by reference to Ashford's Registration Statement on Form S-1 (File No. 333-
      82759)).
  4.3 Reference is made to Exhibits 3.1 and 3.2.
  5.1 Form of Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
      Hachigian, LLP as to the legality of the securities being registered.
  8.1 Form of Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
      Hachigian, LLP regarding certain U.S. income tax aspects of the merger.
  8.2 Form of Opinion of Briggs and Morgan, P.A. regarding certain U.S. income tax aspects of the merger.
 10.1 Form of Indemnification Agreement entered into between Ashford and its directors and officers (incorporated herein by reference to Ashford's
      Registration Statement on Form S-1 (File No. 333-82759)).
 10.2 1998 Stock Incentive Plan (incorporated herein by reference to Ashford's
      Registration Statement on Form S-1 (File No. 333-82759)).
 10.3 1999 Equity Incentive Plan (incorporated herein by reference to Ashford's
      Registration Statement on Form S-1 (File No. 333-82759)).
 10.4 1999 Employee Stock Purchase Plan (incorporated herein by reference to
      Ashford's Registration Statement on Form S-1 (File No. 333-82759)).
 10.5 Office Lease dated July 1999 by and between Ashford and Crescent Real
      Estate Funding III, L.P. (incorporated herein by reference to Ashford's
      Registration Statement on Form S-1 (File No. 333-82759)).
 10.6 Employment Agreement dated May 10, 1999 by and between Ashford and
      Kenneth E. Kurtzman (incorporated herein by reference to Ashford's
      Registration Statement on Form S-1 (File No. 333-82759)).

 10.7  Employment Agreement dated November 28, 1998 between Ashford and James
       H. Whitcomb, Jr. (incorporated herein by reference to Ashford's
       Registration Statement on Form S-1 (File No. 333-82759)).
 10.8  Advertising Agreement dated July 30, 1999 between Ashford and America
       Online, Inc. (incorporated herein by reference to Ashford's Registration
       Statement on Form S-1 (File No. 333-82759)).
 10.9  Credit Agreement dated August 9, 1999 between Ashford and Chase Bank of
       Texas, National Association (incorporated herein by reference to Ashford's Registration Statement on Form S-1 (File No. 333-82759)).
 10.10 Stock Purchase Agreement dated as of November 29, 1999 by and among
       Ashford, Amazon.com, Inc. and Amazon.com Advertising Services NV, Inc.
       (incorporated herein by reference to Ashford's Current Report on Form 8-
       K filed on December 15, 1999).
 10.11 Loan and Security Agreement by and among Congress Financial Corporation
       (Southwest) as Lender and Ashford.com, Inc., Ashford Buying Company,
       Ashford Corporate Gifts, Inc., and Ashford-Jasmin Fragrance Company
       (incorporated herein by reference to Ashford's Current Report on Form 8-
       K filed on October 3, 2000).
 10.12 Form of Voting Agreement between Ashford.com, Inc. and certain stockholders.
 10.13 Form of Voting Agreement between Guild.com, Inc. and certain stockholders.
 10.14 Form of Affiliate Letter to Ashford.com, Inc. from certain stockholders.
 10.15 Form of Lock-Up Agreement to Ashford.com, Inc. from certain stockholders.
 21.1 Subsidiaries (incorporated herein by reference to Exhibit 21.1 of Ashford's Annual Report on Form 10-K dated June 27, 2000).
 23.1  Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
       (included in Exhibit 5.1 and Exhibit 8.1 hereto).
 23.2  Consent of Briggs and Morgan, P.A. (included in Exhibit 8.2 hereto).
 23.3  Consent of Arthur Andersen LLP, independent accountants for Ashford.com,
       Inc.
 23.4  Consent of Ernst & Young LLP, independent accountants for Guild.com,
       Inc.
 24.1 Power of Attorney of Ashford.com, Inc. (included on the signature page to this registration statement).
 99.1  Form of Proxy for Special Meeting of Stockholders of Ashford.com, Inc.
 99.2  Form of Proxy for Special Meeting of Stockholders of Guild.com, Inc.